UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒   Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

NEWELL BRANDS INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 8, 2025

To the Stockholders of NEWELL BRANDS INC.:

You are cordially invited to attend the annual meeting of stockholders of NEWELL BRANDS INC. (the “Company”) to be held on May 8, 2025, at 9:00 a.m., Eastern Time (the “Annual Meeting”) at The Westin Atlanta Perimeter North, 7 Concourse Parkway, NE, Atlanta, Georgia 30328. We anticipate that the meeting will be held in-person.

At the Annual Meeting, you will be asked to:

•
Elect nine directors of the Company nominated by the Board of Directors;
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Vote to approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
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Vote to approve an advisory resolution on named executive officer compensation;
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Vote to approve an amendment to the Newell Brands Inc. 2022 Incentive Plan;
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Vote on a stockholder proposal, if properly presented at the meeting; and
•
Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Only stockholders of record at the close of business on March 12, 2025 may vote at the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. You also may vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or through the Internet.

We appreciate your continued confidence in our Company and look forward to having you join us at 9:00 a.m., Eastern Time on May 8, 2025.

By Order of the Board of Directors,

Bradford Turner
Chief Legal and Administrative Officer and Corporate Secretary

March 27, 2025

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 8, 2025.

The Company’s Proxy Statement and 2024 Annual Report to Stockholders are available at WWW.PROXYVOTE.COM

NEWELL BRANDS INC.

6655 Peachtree Dunwoody Road, Atlanta, Georgia 30328

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2025

You are receiving this Proxy Statement (the “Proxy Statement”) and proxy card in connection with the 2025 annual meeting of stockholders (the “Annual Meeting”) of Newell Brands Inc. (“Newell” or the “Company”) to be held in an in-person meeting format, at 9:00 a.m., Eastern Time, on May 8, 2025 at The Westin Atlanta Perimeter North, 7 Concourse Parkway, NE, Atlanta, Georgia 30328.

Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released or mailed to stockholders on or about March 28, 2025. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company may furnish proxy materials by providing Internet access to those documents, instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record. The Notice contains instructions on how to access our proxy materials and vote online, or alternatively, request a paper copy of the proxy materials and a proxy card.

Questions and Answers About

Voting at the Annual Meeting and Related Matters

What matters will be presented at the Annual Meeting?

The following proposals will be voted on by stockholders at the Annual Meeting:

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Proposal 1 – Elect nine directors of the Company nominated by the Board of Directors;
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Proposal 2 – Vote to approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
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Proposal 3 – Vote to approve an advisory resolution on named executive officer compensation (“Say on Pay”);
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Proposal 4 – Vote to approve an amendment to the Newell Brands Inc. 2022 Incentive Plan (as amended, the “2022 Incentive Plan”); and
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Proposal 5 – Vote on a stockholder proposal, if properly presented at the meeting.

Who is entitled to vote at the Annual Meeting?

Record holders of the Company’s common stock at the close of business on March 12, 2025 are entitled to notice of, and to vote at, the Annual Meeting. On the record date, approximately 417,676,055 shares of common stock were issued and eligible to vote. A list of stockholders entitled to vote at the Annual Meeting will be available during our regular business hours at Newell Brands Inc., 5 Concourse Parkway, NE, 8th Floor, Atlanta, Georgia 30328 for the ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of common stock of the Company, present in person or by proxy, will constitute a quorum.

Who will count the votes?

Representatives from Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes and act as an independent inspector of election for the Annual Meeting.

As the independent inspector of election, Broadridge will determine whether a quorum is present at the Annual Meeting. Broadridge will treat instructions to withhold authority, abstentions and broker non-votes as present for purposes of determining the presence of a quorum. In the event that a quorum is not present at the Annual Meeting, the Company expects that the Annual Meeting will be adjourned to solicit additional proxies.

How are votes counted?

You are entitled to one vote for each share you own on the record date on the election of directors and each proposal to be considered at the Annual Meeting. If your common stock is held in “street name” (i.e., in the name of a bank, broker or other record holder), you will need to instruct your broker or bank regarding how to vote your common stock. Pursuant to the Nasdaq Stock Market LLC (“Nasdaq”) rules, your broker or bank does not have discretion to vote your common stock without your instructions for any of the proposals other than the approval of Proposal 2 (relating to the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025).

If you do not provide your broker or bank with voting instructions, your shares of common stock will not be considered entitled to vote at the Annual Meeting on Proposal 1 (relating to the election of directors), Proposal 3 (relating to the approval of Say on Pay), Proposal 4 (relating to the approval of an amendment to the 2022 Incentive Plan), or Proposal 5 (relating to a stockholder proposal, if properly presented at the meeting) (this is also known as “broker non-votes”), and the broker non-votes will have no effect on these proposals. If you do not provide your broker or bank with voting instructions, they may choose how to vote your shares on Proposal 2 (relating to the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025).

How many votes are required to elect a director or approve a proposal?

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Election of Directors. Each director receiving a majority of votes cast with respect to that director’s election (number of shares voted “for” a director must exceed the number of votes cast “against” that director) will be elected as a director. Broker non-votes, shares not present, shares not voting and shares voting “abstain” will have no effect on the election of directors.

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Approval of the Appointment of PricewaterhouseCoopers LLP, Approval of Say on Pay, Approval of an Amendment to the 2022 Incentive Plan, Vote on a Stockholder Proposal and Any Other Proposals. The vote required for the approval of Proposal 2, Proposal 3, Proposal 4, Proposal 5 and any other proposal that may properly come before the Annual Meeting or any adjournment or postponement of the meeting is the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the subject matter of the proposal. With respect to any of these proposals, you may vote in favor of or against the item, or you may abstain from voting. Any proxy marked “abstain” with respect to a proposal will have the effect of a vote against such proposal. Broker non-votes will have no effect on the approval of Proposal 3, Proposal 4 or Proposal 5 and shares not present will also have no effect on these proposals.

How do I vote my shares?

You may attend the Annual Meeting and vote your shares at that time. You also may choose to submit your proxies by any of the following methods:

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Voting by Mail. All stockholders of record can vote by written proxy card. If you are a stockholder of record and receive a Notice, you may request a written proxy card by following the instructions included in the Notice. Your shares will be voted in accordance with the instructions on your proxy card. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted, as recommended by the Board of Directors (the “Board”). For additional information, please see the caption “— How will my shares be voted?” below.
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Voting by Internet. You also may vote through the Internet by signing on to the website included in the Notice and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number that is included in the Notice. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return a proxy card.
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Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card, which can be viewed online by following the instructions in the Notice, or you may request a written proxy card by following the instructions included in the Notice. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the Notice. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return a proxy card.

If you are a stockholder whose shares are held in “street name,” you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Annual Meeting.

This Proxy Statement is also being used to solicit voting instructions for the shares of the Company’s common stock held by the trustee of the Newell Brands Employee Savings Plan for the benefit of plan participants. Participants in this plan have the right to direct the trustee regarding how to vote the shares of Company stock credited to their accounts. Unless otherwise required by law, the shares credited to each participant’s account will be voted as directed. Participants in this plan may direct the trustee by telephone, through the Internet or by requesting, completing and returning a voting card. If valid instructions are not received from a Newell Brands Employee Savings Plan participant by 11:59 p.m., Eastern Time on May 5, 2025, a participant’s shares will be voted proportionately by the trustee in the same manner in which the trustee votes all shares for which it has received valid instructions.

How may I revoke or change my vote?

You may revoke your proxy at any time before it is voted at the Annual Meeting by any of the following methods:

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Submitting a later-dated proxy by mail.
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Mailing a written notice to the Corporate Secretary of the Company. You must send any written notice of a revocation of a proxy so that it is received before the taking of the vote at the Annual Meeting to:

Newell Brands Inc.

5 Concourse Parkway, NE

8th Floor

Atlanta, Georgia 30328

Attention: Corporate Secretary

•
Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting. If your shares are held in “street name” by a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the Annual Meeting.

If you require assistance in changing or revoking your proxy, please contact the Company’s proxy solicitor:

Sodali & Co

333 Ludlow Street

5th Floor, South Tower

Stamford, Connecticut 06902

Phone Number: 1-800-662-5200

Email: nwl.info@investor.sodali.com

Who will pay the costs of solicitation of proxies?

The Company will pay the costs of soliciting proxies.

Who is the Company’s proxy solicitor?

The Company has retained Sodali & Co to aid in the solicitation of proxies and to verify certain records related to the solicitation.

The Company will pay Sodali & Co a fee of approximately $12,000 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses.

In addition to solicitation by mail, directors, officers and employees of the Company, at no additional compensation, may solicit proxies from stockholders by telephone, facsimile, Internet or in person. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to beneficial owners.

How will my shares be voted?

If you vote by mail, through the Internet, by telephone or in person, your shares of common stock will be voted as you direct.

If you sign and return your proxy card, but do not specify how your shares of common stock are to be voted, your shares of common stock will be voted as recommended by the Board.

We recommend that you vote on your proxy card as follows:

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“FOR” all of the director nominees listed under the caption “PROPOSAL 1 – ELECTION OF DIRECTORS” beginning on page 13;
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“FOR” the approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as described under the caption “PROPOSAL 2 – APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” beginning on page 85;
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“FOR” the approval of an advisory resolution on named executive officer compensation, as described under the caption “PROPOSAL 3 – APPROVAL OF AN ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION” beginning on page 86;
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“FOR” the approval of an amendment to the 2022 Incentive Plan, as described under the caption “PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE NEWELL BRANDS INC. 2022 INCENTIVE PLAN” beginning on page 87; and
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“AGAINST” a stockholder proposal, as described under the caption “PROPOSAL 5 – STOCKHOLDER PROPOSAL” beginning on page 101.

How do I submit a stockholder proposal for the 2026 annual meeting?

Any stockholder who intends to present a proposal for inclusion in next year’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit the proposal, in writing, so that the Corporate Secretary receives it at our principal executive offices by the close of business on November 28, 2025. Such proposals also must comply with Rule 14a-8 under the Exchange Act and any other applicable SEC guidance relating to stockholder proposals.

Any stockholder who wishes to present a proposal directly at the 2026 annual meeting without including such proposal in the Company’s proxy statement must notify the Company of such proposal, in writing, no later than February 7, 2026, which is the date that is 90 days prior to the one-year anniversary date of the Annual Meeting. The stockholder must also comply with the requirements of Section 2.12 of the Company’s By-Laws with respect to stockholder proposals. If a stockholder does not satisfy applicable requirements of Rule 14a-4 of the Exchange Act, the individuals named as proxies will be allowed to use their discretionary voting authority to vote on any such stockholder proposal as they determine appropriate if and when the matter is raised at the meeting.

How do I nominate a candidate for election as a director at the 2026 annual meeting?

Any stockholder wishing to nominate a candidate for election as a director at next year’s annual meeting must notify the Company in writing no later than February 7, 2026, which date is 90 days prior to the one-year anniversary date of the Annual Meeting. Such notice must include appropriate biographical information and otherwise comply with the requirements of the Company’s Restated Certificate of Incorporation and By-Laws relating to stockholder nominations of directors. In addition, our By-Laws allow qualifying stockholders to include their director nominees in the Company’s proxy materials by giving notice in writing no earlier than January 8, 2026 and no later than February 7, 2026. Such notice of a proxy access nomination must set forth certain information specified in the Company's proxy access By-Law about each stockholder submitting a nomination and each person being nominated as a candidate for election as a director.

In addition to satisfying the requirements under our By-Laws, a nominating stockholder must comply with the SEC’s universal proxy rules. The stockholder’s notice must set forth the information required by Rule 14a-19 under the Exchange Act and comply with the deadlines in the preceding paragraph.

However, if the date of 2026 annual meeting is changed by more than 30 calendar days from May 8, 2026 (the one-year anniversary date of the Annual Meeting), then the stockholder must provide notice by the later of 60 days prior to the date of the 2026 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2026 annual meeting is first made.

How do I provide a notice of my intention to present proposals and director nominations at the 2026 annual meeting?

Notices of intention to present proposals and director nominations at the 2026 annual meeting or requests in connection therewith, including requests for copies of the relevant provisions of the Company’s Restated Certificate of Incorporation or By-Laws relating to proposals and director nominations, should be addressed to Newell Brands Inc., 5 Concourse Parkway, NE, 8th Floor, Atlanta, Georgia 30328, Attention: Corporate Secretary.

How can I obtain a copy of the Company’s 2024 annual report on Form 10-K?

A copy of the Company’s 2024 annual report on Form 10-K (including the financial statements and financial statement schedules) (the “Annual Report on Form 10-K”), as filed with the SEC, may be obtained without charge upon written request to the office of the Corporate Secretary of the Company at 5 Concourse Parkway, NE, 8th Floor, Atlanta, Georgia 30328. A copy of the Company’s Annual Report on Form 10-K and other periodic filings also may be obtained under the “SEC Filings” link under the “Investors” tab on the Company’s website at www.newellbrands.com and from the SEC’s EDGAR database at www.sec.gov. The information contained on, or accessible from, the Company’s website is not incorporated by reference into this Proxy Statement or any other report or document the Company files with or furnishes to the SEC, and references to the Company’s website are intended to be inactive textual references only.

What is householding?

As permitted by the Exchange Act, only one copy of the Notice, proxy materials and 2024 Annual Report is being delivered to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of the Notice, proxy materials or 2024 Annual Report. This is known as “householding.”

The Company will promptly deliver, upon oral or written request, a separate copy of the Notice, proxy materials or 2024 Annual Report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Newell Brands Inc., 5 Concourse Parkway, NE, 8th Floor, Atlanta, Georgia 30328, Attention: Corporate Secretary. Stockholders of record residing at the same address and currently receiving multiple copies of the Notice, proxy materials or 2024 Annual Report may contact our transfer agent, Computershare Investor Services, to request that only a single copy of the Notice or proxy materials be mailed in the future.

Contact Computershare Investor Services by phone at (877) 233-3006 or (312) 360-5217 or by mail at P.O. Box 43006, Providence, Rhode Island 02940-3006. Stockholders may also contact their bank, broker or other nominee to make a similar request.

Could other business be conducted at the Annual Meeting?

The Board does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice herein. However, if any other matters properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting, the individuals named as proxies will be allowed to use their discretionary voting authority to vote on any such stockholder proposal as they determine appropriate if and when the matter is raised at the meeting.

Proxy Statement Summary

We are providing this Proxy Statement to you in connection with the solicitation of proxies by the Board of Newell Brands Inc. for the Annual Meeting and any adjournment or postponement of the Annual Meeting. Below are highlights of certain information in this Proxy Statement. As it is only a summary, please review the full Proxy Statement and 2024 Annual Report before you vote.

This Proxy Statement is intended to be made available to you on or about March 28, 2025.

2025 ANNUAL MEETING OF STOCKHOLDERS

AGENDA ITEMS

PROPOSAL 1	Elect nine directors of the Company nominated by the Board	Page 13
The Board recommends a vote FOR this proposal
PROPOSAL 2	Vote to approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	Page 85
The Board recommends a vote FOR this proposal
PROPOSAL 3	Vote to approve an advisory resolution on Say on Pay	Page 86
The Board recommends a vote FOR this proposal
PROPOSAL 4	Vote to approve an amendment to the 2022 Incentive Plan	Page 87
The Board recommends a vote FOR this proposal
PROPOSAL 5	Vote on a stockholder proposal, if properly presented at the meeting	Page 101
The Board recommends a vote AGAINST this proposal

CORPORATE GOVERNANCE HIGHLIGHTS

2024 BOARD COMPOSITION SNAPSHOT

The Board seeks to identify as candidates for director persons from various backgrounds and with a variety of life experiences, a reputation for integrity and good business judgment and experience in highly responsible positions in professions or industries relevant to the conduct of the Company’s business. The graphic shown below provides a snapshot of the eight current directors’ skills as of the date of this Proxy Statement. For more information, please see "Information Regarding Board of Directors and Committees and Corporate Governance — Board Skills and Attributes."

Board Skills Snapshot

Senior Executive Leadership Eight directors have senior leadership experience, including oversight of organizations, processes and strategic planning.	Public Company CEO Three directors have experience serving as the Chief Executive Officer of a public company.
Global Business Experience Eight directors have global business experience.	Technology Systems / Cyber Security Seven directors have experience with technology systems and/or cyber security.
CPG / Consumer Durable Industry Eight directors have experience in the consumer packaged goods (“CPG”) or consumer durables industry.	R&D / Innovation Eight directors have experience in innovation, product development and design.
M&A / Corp. Development / Finance Eight directors have experience in mergers & acquisitions, finance and accounting.	Marketing / Sales Seven directors have experience in marketing and/or sales including digital, eCommerce and brand management.
Risk Management / Regulatory Seven directors have a regulatory and/or risk management background.	Public Company Board / Corp. Governance Eight directors have experience serving on other public company boards and/or with corporate governance.
Supply Chain Six directors have experience with supply chain management and systems, direct and indirect, procurement, demand and supply planning, logistics, manufacturing and related areas.

STOCKHOLDER ENGAGEMENt

We value the views of our stockholders, and we believe that building positive relationships with our stockholders is critical to our long-term success. Management of the Company frequently engages with stockholders on the Company’s business and strategy through investor conferences and one-on-one meetings throughout the year. In addition, to help Company management and the Board understand and consider the issues that matter most to our stockholders, we regularly engage with our stockholders on a range of topics related to corporate governance and executive compensation. We then incorporate this feedback into our disclosures, corporate governance policies and executive compensation program. We greatly value the input received through these meetings and intend to continue our stockholder outreach efforts going forward.

At the Company’s 2024 Annual Meeting of Stockholders, approximately 43% of stockholders, including abstentions, voted in favor of the Say on Pay proposal. This vote in favor of Say on Pay was materially lower than in prior years, and our 2024 Say on Pay proposal did not pass. Following this vote result, we commenced an extensive stockholder engagement campaign during the Fall of 2024 and early 2025, which included outreach to stockholders representing approximately 69% of shares outstanding and meetings held with stockholders representing approximately 37% of shares outstanding, led by the Compensation and Human Capital Committee Chair, as described below under the caption “Executive Compensation — Compensation Discussion and Analysis — Stockholder Engagement and Response to Say on Pay Vote.”

COMPENSATION HIGHLIGHTS

The Company Emphasizes Pay for Performance, Stockholder Alignment and Long-Term Performance.
➣
In 2024, the Committee and the Board did not approve any special awards for the named executive officers or any increases to base salaries, short-term incentive target percentages or long-term incentive target values for the named executive officers relative to final 2023 levels.

➣
Based on the Company’s performance during the 2022-2024 performance period, performance-based restricted stock units (“PRSUs”) granted pursuant to the Long Term Incentive Plan (“LTIP”) in 2022 paid out or will pay out at 0%, as determined in February 2025.

➣
Mr. Peterson’s final target total direct compensation (base salary, target cash incentive and target value of annual LTIP award) for 2024 was 53% performance-based, and approximately 50% of target total direct compensation of the other named executive officers (on average) was performance-based.

➣
In 2024, the named executive officers received annual LTIP grants that were 50% performance-based, consisting of PRSUs. In response to stockholder feedback, beginning with this Proxy Statement, the Company is disclosing in-process performance targets and slopes for the prior-year (2024) LTIP (in addition to those for completed performance periods).

➣
The incentive targets for PRSUs granted to named executive officers pursuant to the LTIP in 2024 were weighted 50% to annual adjusted earnings per share performance and 50% to the achievement of free cash flow productivity targets over the three-year performance period, reflecting a focus on earnings performance while maintaining an emphasis on cash generation during this timeframe. This represents a reduction in the number of performance measures from three in 2023 to two in 2024 to simplify the LTIP, consistent with stockholder feedback.

➣
The annual incentive targets under the Company’s Management Bonus Plan (the “Bonus Plan”) in 2024 for corporate management participants, including Messrs. Peterson, Erceg and Turner and Ms. Platt, were tied to the achievement of Company-wide goals for adjusted earnings per share, adjusted operating cash flow, core sales, productivity improvements under the Finding Untapped Efficiencies and Leverage (“FUEL”) initiative, and weighted forecast accuracy. This represents a reduction in the number of performance measures from six in 2023 to five in 2024 to simplify the program, consistent with stockholder feedback.

➣
The annual incentive targets under the Bonus Plan in 2024 for Ms. Malkoski were weighted 30% to the achievement of the Company-wide goals described above and 70% to the achievement of goals for adjusted operating cash flow, adjusted operating income, core sales, FUEL productivity improvements and weighted forecast accuracy at the applicable segment level.

➣
Based on the performance of the Company and the relevant business units in 2024, the Bonus Plan for 2024 paid out at 168% for Messrs. Peterson, Erceg and Turner and Ms. Platt, and 172% for Ms. Malkoski.

➣
Based on the Company’s performance during the performance period completed December 31, 2024, PRSUs granted in 2023 pursuant to the 2023 Special Incentive Program (the “SIP”) to Mr. Turner and Ms. Malkoski will pay out at 200% upon their vesting in 2025 and 2026, subject to continued employment.(1)

➣ The Company maintains stock ownership and shareholding guidelines for its executive officers and non-employee directors to encourage alignment with stockholder interests.

(1)
PRSUs granted in 2023 pursuant to the SIP to Messrs. Peterson and Erceg remain subject to performance goals and continued employment, with ultimate payout (if any) in 2026.

For additional information, please see the caption “Executive Compensation — Compensation Discussion and Analysis” on page 31.

Proposal 1 — Election of Directors

ELECTION OF DIRECTORS

The Board has selected the following nine nominees for election to the Board. Each of the eight current directors was elected by the stockholders at the 2024 Annual Meeting of Stockholders. In addition to the eight current directors standing for re-election, the Board has nominated Gary H. Pilnick for election as a director as part of its ongoing Board refreshment activity. The number of directors serving on the Board will increase to nine as of the Annual Meeting. The nominees will hold office from their election until the next annual meeting of stockholders, or until their successors are elected and qualified.

Proxies will be voted, unless otherwise indicated, FOR the election of all of the nine nominees. Each of the nominees has consented to being named as a nominee in the Company’s proxy materials and has accepted the nomination and agreed to serve as a director if elected by the Company’s stockholders. The Company has no reason to believe that any of the nominees will be unable to serve as a director. However, should any nominee be unable to serve if elected, the Board may reduce the number of directors, or proxies may be voted for another person nominated as a substitute by the Board.

The Board unanimously recommends a vote “FOR” the election of each of the following nine director nominees.

Independent Chairperson of the Board Director since 2018 Age: 64 • Compensation and Human Capital Committee

Bridget Ryan Berman

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2018 – Present: Managing Partner of Ryan Berman Advisory, LLC, a consumer and investment advisory firm
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2016 – 2018: Chief Experience and Strategy Officer at ENJOY Technology, Inc., a provider of personal delivery, set-up and training for consumer technology products
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During 2016: Management Consultant at Google Inc., a multinational technology company and subsidiary of Alphabet Inc.
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2011 – 2016: Chief Executive Officer of Victoria’s Secret Direct, LLC
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2008 – 2011: Management Consultant for various retail brands, consulting on business strategy, merchandising, marketing and organizational development
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2006 – 2007: Chief Executive Officer of the Giorgio Armani Corporation, a U.S. subsidiary of Giorgio Armani S.P.A.
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2004 – 2005: Vice President and Chief Operating Officer of Retail Stores for Apple Computer, Inc.
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1992 – 2004: Served in a variety of positions, including Group President, Global Retail, at Polo Ralph Lauren Corporation

Current Board Appointments: Tanger Factory Outlet Centers, Inc. and Asbury Automotive Group, Inc.

Former Board Appointments: J. Crew Group, Inc. and BH Cosmetics, Inc.

Director Qualifications:

Ms. Ryan Berman brings to the Board experience as a seasoned brand and e-commerce executive with over 35 years of experience in retail, and as a senior level executive has helped oversee the strategies and operations of some of the leading brands in the world.

Director since 2018 Age: 72 • Nominating/ Governance Committee (Chair) • Compensation & Human Capital Committee

Patrick D. Campbell

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2011 – Present: Retired Senior Vice President and Chief Financial Officer of 3M Company
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2002 – 2011: Senior Vice President and Chief Financial Officer of 3M Company
•
1977 – 2002: Vice President of International and Europe as well as various finance roles at General Motors Corporation

Current Board Appointments: Herc Holdings Inc.

Former Board Appointments: Stanley Black & Decker, Inc., SPX FLOW, Inc., SPX Corporation and Solera Holdings, Inc.

Director Qualifications:

Mr. Campbell brings to the Board knowledge of financial and accounting matters, company capitalization structures and capital markets gained through his tenures at General Motors and 3M Company, which provide him with insight into a variety of issues applicable to the Company. In addition, he was also responsible for mergers and acquisitions as well as information technology in his role at 3M Company, and provides significant expertise in each of those areas.

Director since 2024 Age: 65 • Compensation & Human Capital Committee (Chair) • Audit Committee

James P. Keane

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2021 – 2022: Vice Chair of Steelcase, Inc.
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2014 – 2021: President and Chief Executive Officer of Steelcase, Inc.
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2013 – 2014: President and Chief Operating Officer of Steelcase, Inc.
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2012 – 2013: Chief Operating Officer of Steelcase, Inc.
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2006 – 2011: President of Steelcase Group within Steelcase, Inc.
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2001 – 2006: Senior Vice President and Chief Financial Officer of Steelcase, Inc.

Current Board Appointments: Rockwell Automation

Former Board Appointments: Steelcase, Inc.

Director Qualifications:

Mr. Keane brings to the Board his experience with Steelcase, Inc., which involved leading global teams responsible for corporate strategy, IT, research, product development, design, engineering, manufacturing, sales and distribution. In addition, Mr. Keane gained significant experience managing accounting processes and finances during his positions as Chief Executive Officer and Chief Financial Officer at Steelcase, Inc.

Director since 2018 Age: 65 • Audit Committee • Nominating/ Governance Committee

Gerardo I. Lopez

•
2021 – 2022: Executive-in-Residence at Softbank Investment Advisers (“SBIA”), a subsidiary of Japanese multinational conglomerate Softbank Group Corp.
•
2018 – 2021: Operating Partner and Head of Operating Group at SBIA
•
2017 – 2018: Operating Partner at High Bluff Capital, a private investment firm focused on consumer facing companies
•
2015 – 2017: President and Chief Executive Officer of Extended Stay America, Inc. and ESH Hospitality, Inc., the largest integrated owner/operator of company-branded hotels in North America
•
2009 – 2015: President and Chief Executive Officer of AMC Entertainment Holdings, Inc. (“AMC”)
•
2004 – 2009: Executive Vice President of Starbucks Corporation and President of its Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions
•
2001 – 2004: President of the HandIeman Entertainment Resources division of Handleman Company

Current Board Appointments: CBRE Group, Inc. and Realty Income Corp.

Former Board Appointments: Brinker International, Inc., TXU Corp. (n/k/a Energy Future Holdings Corp.), National CineMedia, Inc., Extended Stay America, Inc., ESH Hospitality, Inc., REI, Inc., AMC and Safeco Insurance

Director Qualifications:

Mr. Lopez brings to the Board over three decades of experience in consumer focused industries. In addition, he has overseen a variety of corporate transformations and brings significant expertise in that area.

President and CEO, Newell Brands Inc. Director since 2023 Age: 58

Christopher H. Peterson

•
2023 – Present: President and Chief Executive Officer of Newell Brands Inc.
•
2022 – 2023: Chief Financial Officer and President of Newell Brands Inc.
•
2020 – 2022: Chief Financial Officer and President, Business Operations of Newell Brands Inc.
•
During 2019: Interim Chief Executive Officer and Chief Financial Officer of Newell Brands Inc.
•
2018 – 2019: Chief Financial Officer of Newell Brands Inc.
•
During 2018: Executive Vice President and Chief Operating Officer, Operations at Revlon, Inc.
•
2017 – 2018: Chief Operating Officer, Operations and Chief Financial Officer at Revlon, Inc.
•
2012 – 2017: Various senior positions at Ralph Lauren Corporation including President, Global Brands, Chief Administrative Officer and Chief Financial Officer and Senior Vice President
•
1992 – 2012: Various financial management positions at the Procter & Gamble Company

Current Board Appointments: BJ’s Wholesale Club Holdings, Inc.

Director Qualifications:

Mr. Peterson brings to the Board an extensive background in consumer goods, retail, finance, strategy and global operations as well as experience leading corporate restructuring supply chain and transformation programs. He also brings an important perspective to the Board as the President and Chief Executive Officer of the Company.

Director Nominee Age: 60

Gary H. Pilnick

•
2023 – Present: Chairman and Chief Executive Officer of WK Kellogg Co
•
2016 – 2023: Vice Chairman, Corporate Development and Chief Legal Officer of Kellogg Company
•
2004 – 2016: Senior Vice President, Corporate Development, General Counsel and Secretary of Kellogg Company
•
2000 – 2003: Vice President, Deputy General Counsel and Assistant Secretary of Kellogg Company
•
1999 – 2000: Vice President and Chief Counsel of Sara Lee Branded Apparel
•
1995 – 1997: Vice President and Chief Counsel, Corporate Development and Finance at Sara Lee Corporation

Current Board Appointments: WK Kellogg Co

Director Qualifications:

Mr. Pilnick brings to the Board an extensive background in public company leadership, people management, marketing, innovation, and brand building. Mr. Pilnick was recommended for nomination by a third-party search firm.

Director since 2018 Age: 71 • Audit Committee (Chair) • Nominating/ Governance Committee

Judith A. Sprieser

•
2019 – Present: Retired Managing Director of Warrenton Advisors LLC, a strategic planning, corporate governance and business financing advisory firm
•
2005 – 2019: Managing Director of Warrenton Advisors LLC
•
2000 – 2005: Founder, President and Chief Executive Officer of Transora, Inc.
•
1995 – 2000: Various senior positions at Sara Lee Corporation, including Executive Vice President, Chief Financial Officer and Chief Executive Officer of Sara Lee’s Food Group

Current Board Appointments: Allstate Insurance Company and Intercontinental Exchange, Inc.

Former Board Appointments: Experian plc, Jimmy Choo plc, Koninklijke Ahold Delhaize N.V., Reckitt Benckiser Group, plc. and Total Wine & More

Director Qualifications:

Ms. Sprieser brings to the Board decades of experience in both financial and operations management of consumer-packaged goods companies and as a director of large, multi-national corporations operating across multiple sectors. Ms. Sprieser serves on the National Association of Corporate Directors Committee for Audit Committee Chairs.

Director since 2023 Age: 58 • Nominating/ Governance Committee • Compensation & Human Capital Committee

Stephanie P. Stahl

•
2022 – Present: Senior Advisor at Boston Consulting Group (“BCG”)
•
2015 – Present: Founder of Studio Pegasus, an early stage advisory and angel investing company
•
2017 – 2021: Chief Executive Officer and Co-Founder at Ace of Air, a B Corp certified sustainable beauty venture
•
2012 – 2015: Global Marketing and Strategy Officer at Coach, Inc.
•
Prior to 2012: Executive positions at several leading retail and consumer products companies and partner at BCG

Current Board Appointments: Edgewell Personal Care Company, Dollar Tree, Inc. and Carter’s Inc.

Former Board Appointments: Brumate, Founder’s Table and Knoll, Inc.

Director Qualifications:

Ms. Stahl is a consumer driven and sustainability focused leader, who brings to the Board extensive experience within the consumer sector in marketing, data analytics, digital, sustainability, brand building and strategic planning.

Director since 2024 Age: 57 • Audit Committee • Nominating/ Governance Committee

Anthony Terry

•
2021 – 2023: Executive Vice President and Chief Financial Officer of Marriott Vacations Worldwide Corporation (“MVW”)
•
2005 – 2021: Senior Vice President, Global Operational Finance of MVW
•
1996 – 2005: Various management roles at MVW
•
Prior to 1996: Various management positions at The Walt Disney Company and Arthur Andersen, LLP

Current Board Appointments: Phillips Edison & Company

Director Qualifications:

Mr. Terry brings to the Board extensive experience in financial analysis, strategic planning and operations. He spent over 26 years at MVW and, prior to becoming the company’s CFO, Mr. Terry held a variety of leadership roles in accounting, finance, inventory optimization and strategic planning.

Information Regarding Board of Directors and Committees

and Corporate Governance

The primary responsibility of the Board is to oversee the affairs of the Company for the benefit of the Company’s stockholders. To assist it in fulfilling its duties, the Board has delegated certain authority to the Audit Committee, the Compensation and Human Capital Committee and the Nominating/Governance Committee. The duties and responsibilities of these standing committees are described below under “— Committees.”

The Board has adopted the Newell Brands Inc. Corporate Governance Guidelines. The purpose of these guidelines is to ensure that the Company’s corporate governance practices enhance the Board’s ability to discharge its duties on behalf of the Company’s stockholders. The Corporate Governance Guidelines are available under the “Corporate Governance” link under the “Investors” tab on the Company’s website at www.newellbrands.com and may be obtained in print without charge upon written request by any stockholder to the Corporate Secretary at 5 Concourse Parkway, NE, 8th Floor, Atlanta, Georgia 30328.

Corporate Governance Highlights

➣ Annual Board, committee and individual director evaluation process with interviews and evaluations conducted by a third-party firm	➣ “Clawback,” or recoupment, policy with respect to the incentive compensation of executive officers
➣ Director and executive officer stock ownership guidelines	➣ Annual election of directors
➣ Robust stockholder outreach program	➣ No stockholder rights plan, or poison pill
➣ Stockholders who own 15% or more of the Company’s outstanding common stock, on an aggregate net long basis, may call a special meeting of stockholders
➣
“Proxy Access” provision in the Company’s By-Laws permits stockholders who have owned 3% or more of the Company’s outstanding common stock for at least three years to nominate up to 20% of directors up for election in any one year

➣ Formal procedure in the Corporate Governance Guidelines to address and respond to successful stockholder proposals	➣ Stockholder action by written consent is allowed
➣ Majority voting for directors in uncontested director elections	➣ Anti-hedging and anti-pledging policies applicable to executive officers and directors
➣ No supermajority voting requirements in the Company’s charter documents	➣ Annual updates to the Newell Brands Corporate Citizenship Report

THE COMPANY HAS AN INDEPENDENT NON-EXECUTIVE CHAIRPERSON OF THE BOARD

The positions of Chairperson of the Board and CEO are usually held by different persons. The Board believes that this separation has served the Company well for many years. However, the Board may choose to change this if it determines it would be best for the Company under the then-existing circumstances.

Should the Chairperson of the Board position be held by the CEO, the Board will appoint a lead independent director. The Board believes that the current arrangement of separating the roles of Chairperson of the Board and CEO is in the best interest of the Company and its stockholders at this time because it provides the appropriate balance between strategy development and independent oversight of management. Since May 8, 2024, Ms. Ryan Berman has served as the independent non-executive Chairperson of the Board.

DIRECTOR INDEPENDENCE

Pursuant to the Company’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in 2025. During this review, the Board considered whether or not each director and director nominee has any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and has otherwise complied with the independence requirements under the applicable Nasdaq rules.

As a result of these reviews, the Board affirmatively determined that all of the Company’s current non-management director nominees are, and, for those who served on the Board in 2024, were “independent” of the Company and its management within the meaning of the applicable Nasdaq rules and under the standards set forth in the Corporate Governance Guidelines. Mr. Peterson is not considered an independent director nominee because of his employment as President and CEO of the Company.

MEETINGS

The Company’s Board held six meetings during 2024. All directors attended at least 75% of the Board meetings, including the 2024 annual meeting of stockholders, and meetings of Board committees on which they served. Under the Company’s Corporate Governance Guidelines, each director is expected to attend the Annual Meeting.

The Company’s non-management directors held four meetings during 2024 separately in executive session without any members of management present. The Company’s Corporate Governance Guidelines provide that the presiding director at each such session is the Chairperson of the Board or lead director, or in his or her absence, the person that the Chairperson of the Board or lead director so appoints. The Chairperson of the Board currently presides over executive sessions of the non-management directors.

COMMITTEES

The Board has a standing Audit Committee, Compensation and Human Capital Committee and Nominating/Governance Committee.

Audit Committee. The Audit Committee met eight times during 2024. The Board has affirmatively determined that each member of the Audit Committee is an “independent director” for purposes of the Audit Committee under the applicable SEC regulations, the applicable Nasdaq rules and the Company’s Corporate Governance Guidelines.

Audit Committee Members

Judith A. Sprieser (Chairperson)(1)
Gerardo I. Lopez
Anthony Terry(1)
James P. Keane(1)

(1) Qualifies as an “audit committee financial expert” within the meaning of the applicable SEC regulations.

The Audit Committee:

➣ assists the board in fulfilling its fiduciary obligations to oversee:
o the integrity of the Company’s financial statements;
o the Company’s compliance with legal and regulatory requirements;
o the qualifications and independence of the Company’s independent registered public accounting firm;
o the performance of the Company’s internal audit function and independent registered public accounting firm; and
o the Company’s overall risk management profile and the Company’s process for assessing significant business risks;
➣ is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm;
➣
has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission by employees of concerns regarding questionable accounting or audit matters;

➣ has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties; and
➣ reviews certain tax planning and treasury activities.

Compensation and Human Capital Committee. The Compensation and Human Capital Committee met six times during 2024. The Board has affirmatively determined that each member of the Compensation and Human Capital Committee is an “independent director” for purposes of the Compensation and Human Capital Committee under the applicable SEC regulations, the applicable Nasdaq rules and the Company’s Corporate Governance Guidelines.

Compensation and Human Capital Committee Members

James P. Keane (Chairperson)
Patrick D. Campbell
Bridget Ryan Berman
Stephanie P. Stahl

The Compensation and Human Capital Committee is principally responsible for:

➣ assisting the independent directors in evaluating the CEO’s performance and setting the CEO’s compensation;
➣ making recommendations to the Board with respect to incentive-compensation plans, equity-based plans and director compensation;
➣ reviewing and approving the compensation for executive officers other than the CEO; and
➣ assisting the Board in management succession planning.

The Compensation and Human Capital Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation and Human Capital Committee. Additional information on the Compensation and Human Capital Committee’s processes and procedures for the selection of a compensation consultant and consideration and determination of executive and director compensation is addressed below under the caption “Executive Compensation — Compensation Discussion and Analysis.”

Nominating/Governance Committee. The Nominating/Governance Committee met four times during 2024. The Board has affirmatively determined that each member of the committee is an “independent director” for purposes of the Nominating/Governance Committee under the applicable SEC regulations, the applicable Nasdaq rules and the Company’s Corporate Governance Guidelines.

Nominating/Governance Committee Members

Patrick D. Campbell (Chairperson)
Gerardo I. Lopez
Judith A. Sprieser
Stephanie P. Stahl
Anthony Terry

The Nominating/Governance Committee is principally responsible for:

➣ identifying and recommending to the Board candidates for nomination or election as directors;
➣ reviewing and recommending to the Board appointments to Board committees;
➣ developing and recommending to the Board corporate governance guidelines for the Company and any changes to those guidelines;
➣
reviewing, from time to time, the Company’s Code of Conduct and certain other policies and programs intended to promote compliance by the Company with its legal and ethical obligations, and recommending to the Board any changes to the Company’s Code of Conduct and such policies and programs;

➣ reviewing environmental, health and safety compliance, sustainability and other corporate citizenship programs and government relations; and
➣ overseeing the Board’s annual evaluation of its own performance.

Each of the above referenced committees acts pursuant to a written charter that is available under the “Corporate Governance” link under the “Investors” tab on the Company’s website at www.newellbrands.com and may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at 5 Concourse Parkway, NE, 8th Floor, Atlanta, Georgia 30328.

BOARD AND MANAGEMENT ROLES IN RISK OVERSIGHT

Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its committees, provides oversight of the Company’s risk management. The Board engages in risk oversight throughout the year as a matter of course in fulfilling its role overseeing management and business operations. In addition, each year, the full Board receives reports on the strategic plans and related risks facing the Company from senior management, including reports from the Company’s individual functions and businesses and their respective management teams. As detailed below, these risks include, but are not limited to, environmental, social and governance-related risks, financial risks, political and regulatory risks, legal risks, supply chain risks, competitive risks, privacy and information technology risks and other risks relevant to the Company and the way it conducts business.

The Board has delegated to its committees certain elements of its risk oversight function to better coordinate with management and serve the long-term interests of stockholders.

Audit Committee
➣
oversees the Company’s risk management process, with specific focus on internal controls, financial statement integrity, compliance programs, fraud risk, legal matters and related risk mitigation;
➣
reviews and discusses with management, and, as appropriate, the Company’s internal auditors and the Company’s independent registered public accounting firm, the Company’s risk assessments, the risk management process and issues related to the management of the Company’s business;
➣
reviews the status of data privacy and security for the Company’s electronic data processing and information systems;
➣
oversees an annual enterprise risk management update, which discusses the Company’s major financial, strategic, operational, cybersecurity and compliance risk exposures and the steps management has taken to monitor and control such exposures (the results of this assessment are also reviewed with the full Board); and
➣
reviews the Company’s tax planning and treasury activities.

Compensation and Human Capital Committee
➣
reviews the risk profile of the Company’s compensation policies and practices, including a review of an assessment of the Company’s compensation programs, as described below; and
➣
manages risks associated with employee compensation, employee engagement, employee retention, employee development, employee recruitment and succession planning.

Nominating/Governance Committee
➣
monitors risks relating to governance matters and recommends appropriate actions in response to those risks; and
➣
oversees Code of Conduct-related compliance programs, health and safety compliance, corporate citizenship and government relations.

The Board believes the allocation of risk management responsibilities described above supplements the Board’s leadership structure by allocating risk areas to an appropriate committee for oversight, allows for an orderly escalation of issues as necessary, and helps the Board satisfy its risk oversight responsibilities.

RISK ASSESSMENT OF COMPENSATION PROGRAMS

With respect to compensation practices, the Compensation and Human Capital Committee considered, with the assistance of management and the independent compensation consultant, whether the Company’s compensation policies and practices in 2024 for its employees, including the named executive officers, would motivate inappropriate levels of risk taking that could have a material adverse effect on the Company. The Compensation and Human Capital Committee determined that risks arising from our compensation policies are not reasonably likely to have a material adverse effect. The Compensation and Human Capital Committee has noted the following aspects of the executive compensation program that serve to mitigate any potential risk:

•
The program provides an appropriate balance between fixed and variable compensation.

•
Annual bonus payouts are based on a variety of performance metrics.
•
LTIP awards are generally subject to a three-year cliff vesting, or three-year ratable vesting, promoting employee development and retention.
•
Stock ownership guidelines link executives’ interests to increasing the value of the Company’s common stock over the long-term, thus aligning management’s interest with those of the Company’s stockholders.
•
Executive incentive awards are subject to an incentive recoupment policy.
•
The hedging and pledging of Company securities by executive officers is prohibited.

Securities Transaction policy

The Company’s Securities Transaction Policy prohibits all directors, officers, and employees who may, as a result of their position with the Company, have access to material non-public information and the family members of each of the foregoing from trading in the Company’s securities while aware of material non-public information. The Securities Transaction Policy also prohibits providing any such material non-public information to any other person who may trade in securities while aware of such information. The Securities Transaction Policy has procedures that require transactions in our stock by executive officers, directors and other designated employees only be made during open trading windows after satisfying mandatory pre-clearance requirements.

The Securities Transaction Policy includes a hedging policy that prohibits directors, officers and employees from hedging any position they may have in the Company’s securities.

DIRECTOR NOMINATION PROCESS

The Nominating/Governance Committee is responsible for identifying and recommending to the Board candidates for directorships. The Nominating/Governance Committee considers candidates for Board membership who are recommended by members of the Nominating/Governance Committee, other Board members, members of management and individual stockholders. From time to time, the Nominating/Governance Committee has engaged the services of global executive search firms to assist the Nominating/Governance Committee and the Board in identifying and evaluating potential director candidates. Once the Nominating/Governance Committee has identified prospective nominees for director, the Board is responsible for selecting such candidates. The Board considers candidates for director who are free of conflicts of interest or relationships that may interfere with the performance of their duties.

As set forth in the Corporate Governance Guidelines, the Board seeks to identify as candidates for director individuals from various backgrounds and with a variety of life experiences, a reputation for integrity and good business judgment and experience in highly responsible positions in professions or industries relevant to the conduct of the Company’s business. In selecting director candidates, the Board takes into account the current composition of the Board and the extent to which a candidate’s particular expertise and experience will complement the expertise and experience of other directors.

This year’s director nominees include many current or former CEOs or senior executives of large companies and feature several individuals with extensive international experience. The average Board tenure (as of the date of this Proxy Statement) of the eight directors seeking re-election is approximately 4.3 years.

The Board assesses the effectiveness of the director nomination process by conducting an annual review of its own performance, as discussed below, which evaluates, among other things, whether the Board and each of its committees are functioning effectively and in compliance with this policy. The Nominating/Governance Committee is responsible for organizing and overseeing the review process and for soliciting the input of all of the directors.

BOARD EVALUATIONS

In order to increase the effectiveness of the Board, the Nominating/Governance Committee supervises a review and evaluation of the performance of the Board of Directors, its committees and each individual director each year. The evaluation includes both an interview of each director and a questionnaire with a wide range of questions related to topics including oversight, strategy, governance, management capabilities, composition of the Board, responsibilities and resources. In late 2024 and early 2025, the Nominating/Governance Committee and Chairperson of the Board led a robust process, including the engagement of an independent third-party firm to conduct evaluations, interview each director, collect feedback, review it with the Board and facilitate follow ups. In addition, each of the Audit, Nominating/Governance and Compensation and Human Capital Committees conducted an annual self-evaluation. The Board’s committees were evaluated by each committee member based on a questionnaire that is updated periodically.

BOARD SKILLS and attributes

In 2024, the Nominating/Governance Committee reviewed and evaluated the key experience, qualifications and attributes for Board members and facilitated a self-evaluation of each director’s skills in these categories.

Logo Experience Peterson Ryan Berman Campbell Keane Lopez Sprieser Stahl Terry The Board Senior Executive Leadership. Experience serving in a senior leadership position in a major organization (e.g., CEO, CMO, COO, CFO, Division President, etc.), with a practical understanding and oversight of organizations, processes and strategic planning. 100% Public Company CEO. Experience serving as the CEO of a public company. 38% Global Business Experience. Experience serving or advising global, multi-national organizations. 100% Consumer Packaged Goods / Consumer Durable Industry. Experience in the consumer-packaged goods (“CPG”) or consumer durables (“CD”) industry, and ability to provide guidance on the Company’s strategy and position in the CPG/CD industry. 100% M&A / Corp. Development / Finance. Experience leading growth through acquisitions and other business combinations, with the ability to assess “build or buy” decisions, analyze the fit of a target with a company’s strategy and culture, value transactions, evaluate investment thesis, and evaluate operational integration plans. 100% Risk Management / Regulatory. Familiarity with enterprise risk management and experience overseeing risk management, regulatory matters and operational risks. 88% Supply Chain. Experience in direct and indirect procurement, demand and supply planning, logistics, order to cash processing, manufacturing, and management of third party manufacturers or competence in supply chain IT systems, supply chain finance, lean manufacturing, manufacturing technology, organizational design and negotiations. 75% Technology Systems / Cyber Security. Experience understanding technology systems and issues across an enterprise, the cybersecurity threat landscape, responsibilities in managing/mitigating cyber-risk and how to evaluate the organization’s preparedness to lead through a cyber crisis. 88% R&D / Innovation. Experience in innovation, product development and design, including disruptive product innovation with background in navigating regulatory environments both in the U.S. and globally with respect to product research and development. 100% Marketing / Sales. Understanding of marketing and sales including brand management, distribution, eCommerce, logistics, marketing, packaging and selling, knowledge about the fundamental and emerging go-to-market strategies across brick and mortar, direct to consumer, online only and omni-channel retail marketplace, social and media communication, content management, last-mile delivery, technology and data science. 88% Public Company Board / Corp. Governance. Experience with and understanding of the responsibilities of a public company board, evolving corporate governance practices, ESG trends, operation of a corporate board, management accountability, transparency, and protecting stockholders. 100% Background Tenure (years) Age 2 7 7 1 7 7 2 1 Avg: 4.3 58 64 72 65 65 71 58 57 Avg: 63

SERVICE ON OUTSIDE BOARDS

Pursuant to the Company’s Corporate Governance Guidelines, directors may serve on the board of directors of other public companies but are required to limit such service to boards of no more than three public companies in addition to the Company’s Board. Additionally, Directors who also serve as the Chief Executive

Officer of a public company are expected to serve on no more than one other public company board of directors in addition to the Company’s Board. The Nominating/Governance Committee and the Board considers the nature of and time involved in a Director’s service on other corporate boards as well as their employment status in evaluating the suitability of individual directors for nomination. As of the date of this Proxy Statement, all director nominees were in compliance with the Company’s standards for service on outside boards.

COMMUNICATIONS WITH THE BOARD

The independent members of the Board have adopted procedures for the processing and review of stockholder communications to the Board which provide for the processing, review and disposition of all communications sent by stockholders or other interested persons to the Board. Stockholders and other interested persons may communicate with the Company’s Board or any member or committee of the Board by writing to them at the following address:

Newell Brands Inc.

Attention: Board of Directors

c/o Corporate Secretary

5 Concourse Parkway, NE

8th Floor

Atlanta, Georgia 30328

Communications directed to the independent directors should be sent to the attention of the Chairperson of the Board or the Chair of the Nominating/Governance Committee, c/o Corporate Secretary, at the address indicated above.

Any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters or violations of the Company’s Code of Ethics for Senior Financial Officers should be sent to the attention of the Chief Legal Officer at the address indicated above or may be submitted in a sealed envelope addressed to the Chair of the Audit Committee, c/o Chief Legal Officer, at the same address, and labeled with a legend such as: “To Be Opened Only by the Audit Committee.” Such accounting complaints will be processed in accordance with procedures adopted by the Audit Committee. Further Information on reporting allegations relating to accounting matters is available under the “Corporate Governance” link under the “Investors” tab on the Company’s website at www.newellbrands.com.

CODE OF ETHICS

The Board has adopted a “Code of Ethics for Senior Financial Officers,” which is applicable to the Company’s senior financial officers, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller. The Company also has a separate “Code of Conduct” that is applicable to all Company employees, including each of the Company’s directors and officers. Both the Code of Ethics for Senior Financial Officers and the Code of Conduct are available under the “Corporate Governance” link under the “Investors” tab on the Company’s website at www.newellbrands.com. The Company posts any amendments to or waivers of its Code of Ethics for Senior Financial Officers or to the Code of Conduct (to the extent applicable to the Company’s directors or executive officers) at the same location on the Company’s website. In addition, copies of the Code of Ethics for Senior Financial Officers and of the Code of Conduct may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at 5 Concourse Parkway, NE, 8th Floor, Atlanta, Georgia 30328.

Certain Relationships and Related Transactions

Various Company policies and procedures, which include the Code of Conduct (applicable to all Company employees, including executive officers and non-employee directors), the Code of Ethics for Senior Financial Officers and annual questionnaires completed by all Company directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. Pursuant to its charter, the Nominating/Governance Committee considers and makes recommendations to the Board with respect to possible waivers of conflicts of interest or any other provisions of the Code of Conduct and the Code of Ethics for Senior Financial Officers. Pursuant to the Corporate Governance Guidelines, the Nominating/Governance Committee also annually reviews the continuing independence of the Company’s non-employee directors under applicable law or Nasdaq rules and reports its findings to the Board in connection with its independence determinations.

When the Nominating/Governance Committee learns of a transaction or relationship that may constitute a conflict of interest or may cause a director not to be treated as independent, the Nominating/Governance Committee determines if further investigation is required and, if so, whether it should be conducted by the Company’s legal, internal audit or other staff or by outside advisors. The Nominating/Governance Committee reviews and evaluates the transaction or relationship, including the results of any investigation, and makes a recommendation to the Board with respect to whether a conflict or violation exists or will exist or whether a director’s independence is or would be impaired. The Board, excluding any director who is the subject of the recommendation, receives the report of the Nominating/Governance Committee and makes the relevant determination. These practices are flexible and are not required by any document.

Compensation Committee Interlocks and Insider Participation

During 2024, Messrs. Keane and Campbell and Mses. Ryan Berman, Sprieser and Stahl served on the Compensation and Human Capital Committee. No member of the Compensation and Human Capital Committee was, during 2024, an officer or employee of the Company or any of its subsidiaries, formerly an officer of the Company or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. During 2024, none of the Company’s executive officers served on the board or the compensation committee of any other entity having officers that served on either the Company’s Board or the Compensation and Human Capital Committee.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The Compensation and Human Capital Committee (the “Committee”) has furnished the following report to the stockholders of the Company in accordance with rules adopted by the U.S. Securities and Exchange Commission.

The Committee states that it reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.

Based upon the review and discussions referred to above, the Committee recommended to the Board that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

This report is submitted on behalf of the following members of the Committee:

James P. Keane, Chair
Patrick D. Campbell
Bridget Ryan Berman
Stephanie P. Stahl

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A explains the material elements of the compensation of the Company’s named executive officers and describes the objectives and principles underlying the Company’s executive compensation program and decisions made in 2024. During 2024, our named executive officers (“NEOs”) were:

Named Executive Officer	Title

Christopher H. Peterson	President and Chief Executive Officer (“CEO”)

Mark J. Erceg	Chief Financial Officer (“CFO”)

Bradford R. Turner	Chief Legal and Administrative Officer and Corporate Secretary

Tracy L. Platt	Chief Human Resources Officer

Kristine K. Malkoski	Segment CEO, Learning and Development

Stockholder Engagement and Response to Say on Pay Vote

The Company submits the Say on Pay Proposal annually to stockholders, with a vote being held at the Annual Meeting. See “Proposal 3 — Advisory Resolution to Approve Named Executive Officer Compensation.” At the 2024 Annual Meeting of Stockholders, approximately 43% of stockholders, including abstentions, voted in favor of the Say on Pay Proposal. This vote in favor of Say on Pay was materially lower than in prior years, and our 2024 Say on Pay proposal did not pass. Following this vote result, we commenced an extensive stockholder engagement campaign as described below.

Fall 2024 Stockholder Engagement

The Company reached out to fifteen stockholders representing approximately 69% of shares outstanding, requesting their participation in calls to discuss the Company’s executive compensation program (“Fall 2024 Outreach”).

We met with 6 stockholders, representing approximately 37% of shares outstanding, who accepted our invitation to share their feedback regarding the Company’s executive compensation program pursuant to the Fall 2024 Outreach. We also met with representatives of proxy advisory firms Institutional Shareholder Services (“ISS”) and Glass Lewis to discuss our response to the 2024 Say on Pay outcome.

WHO PARTICIPATED

100%
Director-led
Compensation Committee Chair participated in
100%
Multiple Directors participated in
50%

James Keane, an independent director and the chair of our Compensation and Human Capital Committee (the “Committee”), participated in and led all Fall 2024 Outreach meetings with stockholders and participated in the meeting with ISS.

In addition to Mr. Keane, either Bridget Ryan Berman, our Board Chair and a Committee member, or Stephanie Stahl, a Committee member, participated in 50% of the meetings with stockholders representing approximately 28% of outstanding shares pursuant to the Fall 2024 Outreach.

Members of the Company’s legal, investor relations and executive compensation teams participated in all meetings with stockholders.

We also met with six stockholders representing approximately 43% of shares outstanding in the Winter and Spring of 2024, prior to the 2024 Annual Meeting of Stockholders, to solicit feedback on a range of topics, including executive compensation. At least one outside director participated in each of these meetings as well.

Through the meetings described above, we heard that stockholders were generally aligned with the structure and execution of our executive compensation programs, including the mix of pay components and the design of the Bonus Plan and LTIP. Stockholders expressed concern primarily with respect to the grant of one-time awards to our CEO, CFO and certain other named executive officers in 2023 as part of the 2023 Special Incentive Program (the “SIP”). While investors typically understood the need for and the retentive value of the SIP awards, they generally discourage special grants except in extraordinary circumstances. Stockholders also expressed a preference for simplicity and clarity in plan design, presented differing views on the use of total shareholder return (“TSR”) as a plan metric and emphasized the importance of robust disclosure around quantitative metrics. To address the concerns raised through this engagement process, the Committee has taken the specific actions described below.

What We Heard		What We Did
Topic	Feedback
SIP Awards	Stockholders expressed concern over the grants to the CEO and other NEOs of special awards outside of our annual compensation program in 2023.

The Committee confirms that it does not intend to make future one-time special-purpose awards to the CEO and other NEOs outside of our annual compensation program absent extraordinary circumstances, except in the context of new hires and promotions.

Focused Plan Metrics	Some stockholders expressed a preference for streamlined plan metrics focused on the Company’s most critical performance measures.

In 2024, the Company streamlined the Company’s Bonus Plan and LTIP performance measures, reducing the number of Bonus Plan measures from six to five and the number of LTIP measures from three to two. The Committee utilized the same metrics for the named executive officers again in the Bonus Plan and LTIP in 2025.

Use of TSR as a Plan Metric	Stockholders expressed mixed views on the use of TSR as a long-term incentive metric, with some favoring and others disfavoring its inclusion in plan design.

While the Committee will continue to evaluate the optimal metrics to drive stockholder value, the performance-based restricted stock units granted pursuant to the LTIP in 2024 and 2025 do not include relative TSR as a component. This decision reflects the Committee’s desire to simplify long-term incentives by focusing on the most critical performance metrics.

Disclosure of Plan Metrics	Stockholders value robust disclosure to evaluate rigor and suitability of quantitative plan metrics.

The Company has historically disclosed metrics associated with completed performance periods in its annual proxy statement, including an explanation of each quantitative measure and, where relevant, how the targets compare to the prior year performance. Beginning with this Proxy Statement, the Company is disclosing in-process performance targets and slopes for the prior-year (2024) LTIP.

We value the views of our stockholders, and we believe that building positive relationships with our stockholders is critical to our long-term success. Management of the Company frequently engages with stockholders on the Company’s business and strategy through investor conferences and one-on-one meetings throughout the year. In addition, to help Company management and the Board understand and consider the issues that matter most to our stockholders, we regularly engage with our stockholders on a number of governance topics, including executive compensation. We then incorporate this feedback into our executive compensation program decision-making process. We greatly value the input received through these meetings and intend to continue our stockholder outreach efforts going forward.

Pay and Performance Alignment

2024 Bonus Plan Results — Corporate

2022-2024 LTIP — Performance Results

Turnaround Plan.

The Company remains focused on executing the turnaround plan launched in 2023 based on the following strategic pillars:

Driving meaningful improvement in front-end capabilities, including consumer understanding, brand management, brand communications, innovation and go-to-market execution

Disproportionately investing in the Company's largest and most profitable brands, fastest-growing channels and key geographies

Turning the Company's scale into a competitive advantage, enabling cost savings that provide fuel for reinvestment

Evolving Organization, Talent and Culture capabilities to enable market leadership

2024 Company Performance Highlights.

The following are key performance achievements during 2024:

➣
Fully operationalized the Company’s new strategy and operating model to all business segments, regions, brands, and functions, establishing a brand management structure for the Company’s top 25 brands, creating “One Newell” geographic go-to-market organizations, and centralizing the supply chain

➣ Improved net sales growth rate by 720 basis points and core sales growth(1) rate by 870 basis points, over prior year declines, with all three business segments showing improved trends
➣
Increased full-year reported and normalized gross margins(1) by 470 and 460 basis points, respectively, with positive results in each of the four quarters, continuing the trend of six consecutive quarters of year-over-year gross margin improvement and five consecutive quarters of year-over-year operating margin improvement

➣ Generated nearly $500 million of operating cash flow, allowing the Company to reduce debt and continue to de-lever the balance sheet
➣ Exceeded stretch targets with respect to weighted forecast accuracy, enabling a significant improvement in order fill rates globally
➣
Streamlined the Company’s North American distribution network and implemented an organizational realignment to strengthen the Company’s front-end commercial capabilities in support of “where to play” and “how to win” strategies

➣
Delivered an 18% total shareholder return(2) to the Company’s stockholders, placing the Company at or near the top of various peer groups including the custom comparator group, direct competitors, consumer staples and consumer durables

(1)
For an explanation of non-GAAP financial measures and a reconciliation to GAAP, see Appendix A.
(2)
Total shareholder return is equal to share price appreciation plus dividends paid, divided by the share price at the beginning of the period.

The Company’s performance in 2024 translated or contributed to the following executive compensation results for 2024:

•
Based on the Company’s performance during the 2022-2024 performance period, performance-based restricted stock units (“PRSUs”) granted pursuant to the LTIP in 2022 paid out or will pay out at 0% upon vesting in 2025.
•
Based on the performance of the Company and the relevant business units in 2024, the Company’s Management Bonus Plan (the “Bonus Plan”) paid out at 168% for Messrs. Peterson, Erceg and Turner and Ms. Platt, and 172% for Ms. Malkoski.
•
Based on the Company’s performance during the performance period completed December 31, 2024, PRSUs granted pursuant to the SIP in 2023 to Mr. Turner and Ms. Malkoski will pay out at 200% upon their vesting in 2025 and 2026, subject to continued employment.(1)

The Committee believes that these combined payout results appropriately align pay and performance, recognizing strong performance results relative to expectations set in 2023 and early 2024, but lagging performance results relative to goals that were set in the first quarter of 2022 prior to a change in economic conditions and the resulting strategies adopted by the Company in 2023 following the CEO succession process.

(1)
PRSUs granted pursuant to the SIP in 2023 to Messrs. Peterson and Erceg remain subject to performance goals and continued employment, with ultimate payout (if any) in 2026.

Pay for Performance Design.

The Company continues to emphasize pay for performance, as evidenced by the design of its compensation program in 2024:

•
In 2024, the Committee and the Board did not approve any special awards for the named executive officers or any increases to base salaries, short-term incentive target percentages or long-term incentive target values for the named executive officers relative to final 2023 levels.
•
Mr. Peterson’s total direct compensation (base salary, target cash incentive and target value of LTIP award) for 2024 was 53% performance-based, and approximately 50% of target total direct compensation for the other named executive officers (on average) was performance-based.
•
All LTIP awards granted to the named executive officers in 2024 were 50% performance-based, with payouts tied to achievement of three-year performance goals.
•
The annual incentive targets under the Bonus Plan for the named executive officers were tied 100% to the achievement of Company-wide financial and operational goals or, in the case of Ms. Malkoski, to the achievement of Company-wide and segment-based financial and operational goals.

Compensation Program Objectives

Objective	Rationale
Motivate Executives to Meet or Exceed Company Performance Goals

A significant portion of an executive’s total compensation is directly tied to achieving the Company’s performance goals. Each year, the Committee sets the performance goals to reflect the Company’s current business objectives and long-term strategy.

Reward Individual Performance and Contributions

The individual performance evaluation of each named executive officer, together with the executive’s contribution to Company performance, generally affects most aspects of each executive’s compensation. For example, the Committee typically considers individual performance in determining or recommending an executive’s annual salary, which, in turn, impacts the amount of incentive compensation that the executive could have earned for meeting or exceeding annual performance goals under the Bonus Plan. In addition, the Committee considers the individual performance of the CEO when recommending to the independent members of the Board any adjustments to the grant value of equity awards made to the CEO under the LTIP, and the CEO considers the individual performance of his direct reports, when recommending any adjustments to the grant value for equity awards made to such executives under the LTIP or the final payout percentage of Bonus Plan payments.

Link the Financial Interests of Executives and Stockholders

The Committee uses performance-based and time-based restricted stock units (“RSUs”) and, in certain cases, stock options to provide long-term incentive compensation and to align the financial interests of the Company’s executives with those of its stockholders. In addition, the named executive officers are subject to stock ownership guidelines that help ensure they retain a significant portion of their vested equity awards.

Attract and Retain the Best Possible Executive Talent

Successful recruitment and retention of talented executives requires the Company to provide competitive compensation opportunities. To do that, the Company obtains information about compensation practices of its relevant competitors for executive talent, and in 2024, the Company used compensation information compiled from a custom comparator group and published survey data in making decisions concerning named executive officer compensation.

Compensation Policies and Practices

The Committee believes that the compensation program includes key features that align the interests of the named executive officers and the long-term interests of stockholders and are good corporate governance practices.

What We Do	What We Don’t Do
➣ Align pay with performance	➣ Provide automatic or guaranteed base salary increases
➣ Cap annual and long-term incentive awards	➣ Re-price or back-date stock options
➣ Require named executive officers and directors to own a meaningful amount of Company stock	➣ Reward executives without consideration of their performance
➣ Maintain a compensation recoupment policy	➣ Pay dividend equivalents on RSUs prior to vesting
➣ Maintain anti-hedging and anti-pledging policies for directors, executive officers and other employees	➣ Provide tax gross ups on golden parachute excise taxes
➣ Balance short-term and long-term incentives	➣ Provide guaranteed incentive payouts over multi-year periods
➣ Use an independent compensation consultant that is engaged by the Committee	➣ Permit directors, executive officers or other employees to engage in hedging or pledging of our stock
➣ Periodically review and evaluate plans for management development and succession
➣ Periodically review and update the composition of the compensation peer group, as appropriate
➣ Use competitive practices, peer company and general industry information as a reference for decisions as to the mix and levels of named executive officer compensation

Determination of Executive Officer Compensation

Summarized in the table below are roles and responsibilities of the parties that participate in, or have been delegated authority with respect to, the development and administration of the Company’s executive compensation program:

Compensation and Human Capital Committee	➣ Reviews Company performance and approves the payout level of performance awards, if any, for executives
➣ Reviews and recommends to the independent Board members the CEO’s annual compensation, including salary, bonus and long-term incentives
➣ Approves the annual compensation for all executive officers other than the CEO
➣ Reviews and sets terms and conditions and performance goals for the Bonus Plan and awards under the LTIP
➣ Reviews and approves awards under the Bonus Plan, LTIP and other equity-based awards for all executive officers other than the CEO
➣ Drives efficacy, consistency, market competitiveness and parity in executive compensation plan design

Independent Board Members	➣ Approve the CEO’s annual compensation, including salary, bonus and long-term incentive compensation

Committee Consultant (Pearl Meyer)	➣ Assists the Committee in reviewing the effectiveness and competitiveness of the Company’s executive compensation program and policies
➣ Makes recommendations regarding executive compensation programs consistent with the Company’s business needs, pay philosophy, market trends, and the latest legal and regulatory considerations
➣ Provides market data as background to decisions regarding CEO and senior executive base salary and annual and long-term incentives
➣ Advises the Committee regarding non-executive director pay levels and executive compensation best practices
➣
Maintains independence by providing no other services to the Company (the Committee has evaluated its relationship with Pearl Meyer and has determined that no conflict of interest exists with respect to the services Pearl Meyer provides to the Committee)

➣ Supports the development of a compensation peer group

President & Chief Executive Officer
➣
Recommends to the Committee, in the case of other executive officers, base salary amounts, equity awards as well as potential adjustments to incentive awards based on individual performance (the CEO does not participate in discussions or decisions regarding his own compensation)

➣ Participates in the development of annual Company performance goals under the Bonus Plan

Other Executives	➣ The CEO’s management team plays a prominent role in gathering information for, and by participating in meetings of, the Committee
➣
The CEO works with the Chief Human Resources Officer regarding recommendations on base salary amounts, annual target bonus and equity awards for executives other than the CEO using competitive market data

➣ The Chief Financial Officer assists in developing recommendations on performance goals and determining whether performance goals were attained by the Company under the Bonus Plan and LTIP

In making compensation decisions, the Committee considers several factors including competitive market data, individual and Company performance, skills, experience, complexity and criticality of role and internal pay equity. The Committee does not use a predetermined formula to make its overall decisions but considers all the above factors. However, in determining the performance-based component of compensation for the Company’s named executive officers in 2024, generally including annual incentive and long-term incentive compensation, the Committee tied payout levels to adjusted operating cash flow, adjusted earnings per share, core sales, FUEL productivity, weighted forecast accuracy, adjusted operating income and free cash flow productivity. Such performance goals are intended to align the majority of each named executive officer’s compensation with the Company’s strategy and with stockholders’ interests over the near and long term. As in 2023, the Committee included annual incentive performance goals for operational metrics to emphasize the importance of continuing to execute on the Company’s strategic operational objectives. In 2024, the Committee utilized performance goals at the corporate and segment level for the attainment of productivity savings and weighted forecast accuracy to drive productivity and profits, operational discipline and efficiency in the supply chain.

Custom Comparator Group

With respect to decisions concerning the compensation of the named executive officers in 2024, including setting 2024 LTIP award values, the Committee used the custom comparator group set forth below. This group is the same as the custom comparator group used in 2023. The Committee selected this group to reflect, to varying degrees, companies of similar size, global presence, business complexity and brand recognition.

Custom Comparator Group

Avery Dennison Corporation	Masco Corporation

Bath and Body Works, Inc.	Mattel, Inc.

Church & Dwight Co., Inc.	Reckitt Benckiser Group plc

Colgate-Palmolive Company	Spectrum Brands Holding, Inc.

Electrolux AB	Stanley, Black & Decker, Inc.

Fortune Brands Innovations, Inc.	The Clorox Company

General Mills, Inc.	VF Corporation

Helen of Troy Limited	Whirlpool Corporation

Kimberly-Clark Corporation

Compensation Survey Data.

The Committee periodically compares the Company’s executive compensation program to the compensation practices of companies in both the custom comparator group and across general industry. In 2024, the Company used competitive practice, peer company and general industry information as a reference for decisions regarding:

•
the mix of executive compensation that is annual and long-term;
•
the portion of total compensation that is equity or cash;

•
levels of total direct compensation, both the total and for each element (salary, annual incentive opportunities and long-term incentive opportunities); and
•
adjustments to the amount, types and allocation of long-term incentive awards granted in 2024.

Setting Target Compensation

The Committee establishes target total direct compensation opportunities for the named executive officers based on the following factors: individual performance, breadth of the executive’s responsibility, strategic importance of the position, internal pay equity, competitive market data, the circumstances surrounding the executive’s initial hiring or promotion to a position with increased responsibilities and the desire to promote executive retention.

The Committee periodically reviews total direct compensation summary reports, which identify key elements of the compensation paid to or realizable by each executive officer. The summary reports are used to evaluate overall pay and benefit levels and provide additional perspective on how the executive compensation program meets the Company’s compensation objectives.

Each element of the compensation program complements the others and, together, are intended to achieve the Committee’s principal compensation objectives. While the Committee does not apply a formulaic approach to setting individual elements of the named executive officers’ compensation or their total compensation amounts, the impact on the total value of all these elements of compensation for the individual is considered.

The 2024 Summary Compensation Table shows the compensation of each named executive officer for the fiscal year ended December 31, 2024.

Mix of Pay

Target total direct compensation for each of the named executive officers includes the executive’s base salary and target bonus opportunity plus the target value of the executive’s annual LTIP award. To reinforce the Company’s pay for performance philosophy, the Committee and the independent members of the Board, at the Committee’s recommendation, approved a target total direct compensation package for 2024 for Mr. Peterson that was in the aggregate 88% at risk and 53% contingent on performance. In addition, in 2024, approximately 79% of target total direct compensation for other named executive officers (on average) was at risk and approximately 50% was contingent upon performance. As a result, realized compensation is highly dependent on the Company’s financial results and share price. The Committee believes this approach aligns the interests of executives with those of stockholders and motivates them to consider the impact of their decisions on stockholder value.

2024 Target Annual Compensation Mix and “Pay at Risk”*

CEO	Other NEOs

Performance-Based LTIP 35%
•
88% of annualized target total direct compensation was at risk
•
53% of annualized target total direct compensation was contingent on performance
•
18% of annualized target total direct compensation was tied to achievement of annual incentive goals, and 35% was tied to achievement of long-term incentive goals
Performance-Based LTIP 30%
•
79% of annualized target total direct compensation for the other NEOs (on average) was at risk
•
50% of annualized target total direct compensation for the other NEOs (on average) was contingent on performance
•
20% of annualized target total direct compensation of the other NEOs (on average) was tied to achievement of annual incentive goals, and 30% was tied to achievement of long-term incentive goals

Time-Based LTIP 35%	Time-Based LTIP 30%
Annual Bonus 18%	Annual Bonus 20%
Base Salary 12%	Base Salary 21%

At risk pay

* May not add to 100% due to rounding.

Consideration of Individual Performance

As part of the Company’s annual performance evaluation process, the CEO and each named executive officer establish that officer’s individual performance objectives for the coming year. These performance objectives are not specifically weighted or otherwise intended to be formulaic, but rather serve as the framework upon which the CEO evaluates the named executive officer’s overall performance. The CEO’s evaluation of a named executive officer’s performance relative to these objectives involves judgment based on the CEO’s observations of, and interaction with, the executive throughout the year. No single performance objective determines the CEO’s evaluation of the named executive officer’s performance; however, these performance goals, which reinforce alignment of Company and stockholder interests, are critical to the evaluation of each named executive officer. The CEO’s evaluation of individual performance is considered when he recommends to the Committee, in the case of other named executive officers, base salary adjustments, annual incentive targets and equity grant values.

At the beginning of the year, the CEO discusses with the independent members of the Board the CEO’s individual performance objectives and priorities. The CEO’s performance objectives are not specifically weighted or otherwise intended to be formulaic, but rather serve as the framework upon which the Committee and the full Board evaluate the CEO’s performance. The evaluation of the CEO’s overall performance relative to these objectives involves a high degree of judgement. No single performance objective determines the Board’s evaluation of the CEO’s performance; however, these performance goals, which reinforce alignment of Company and stockholder interests, are critical to the CEO evaluation.

The Committee and Board also take into consideration the CEO’s performance when developing his base salary increase, if any, annual incentive target amounts and long-term incentive grant value, which compensation elements are discussed in more detail below.

Key Elements of Executive Compensation

Salary.

Salaries provide a predictable, fixed cost element of compensation to attract and retain qualified executives. Base salary provides executives with a certain level of income based on the factors outlined above in “Setting Compensation Opportunity.” None of the named executive officers received an increase in his or her rate of base salary in 2024.

Named Executive Officer	2024 Final Base Salary Rate
Christopher H. Peterson	$1,300,000
Mark J. Erceg	$800,000
Bradford R. Turner	$725,000
Tracy L. Platt	$700,000
Kristine K. Malkoski	$700,000

Annual Incentive Compensation.

The Company believes that the opportunity to earn annual cash incentives for each named executive officer serves the Company’s goals to:

•
motivate each of them to achieve Company performance goals that enhance stockholder value; and
•
retain their services because it provides each of them with the opportunity to receive a competitive cash incentive payment.

In the first quarter of 2024, the Committee adopted annual incentive targets and performance goals for 2024 awards to be made under the Bonus Plan. A cash incentive payout, measured as a percentage of the executive’s earned base salary, is paid based on the extent to which the performance goals are achieved.

Below is a description of each set of the Company-wide performance goals used under the Bonus Plan in 2024 for Messrs. Peterson, Erceg and Turner and Ms. Platt (the “Corporate Goals”), their relative weight and the rationale for using each of them.

Corporate Goals

Metric	Weighting	Rationale
Adjusted Operating Cash Flow (1)	25%	Drive cash flow generation
Adjusted Earnings Per Share (2)	25%	Drive profits
Core Sales (3)	20%	Drive improved sales performance
FUEL Productivity (4)	15%	Drive productivity and profits
Weighted Forecast Accuracy (5)	15%	Drive operational discipline and supply chain efficiency

(1)
Adjusted operating cash flow is reported operating cash flow, excluding the impact of tax payments associated with the sale of a business unit or line of business; expenditures associated with the acquisition, divestiture or integration of business units or lines of business; and other unanticipated extraordinary, non-budgeted cash expenditures as determined by the Committee. Adjusted Operating Cash Flow excludes transactional and financing costs and incremental interest expense resulting from refinancing a significant portion of the Company’s long-term debt prior to maturity in 2024 and includes disposal proceeds for ordinary course and restructuring related asset sales.
(2)
Adjusted earnings per share (“EPS”) is the Company’s reported EPS, excluding the impact of charges which the Company normalizes for public reporting.
(3)
Core sales is calculated, in dollars, on the same basis as the Company’s publicly reported core sales. Core sales excludes the impact of acquisitions and divestitures, discontinued operations, retail store openings and closures, certain market/category exits, changes in foreign currency and other items excluded from publicly reported core sales. Core sales for the total Company are translated at the preceding year’s average FX rates for the applicable month.
(4)
The “FUEL” program refers to the Finding Untapped Efficiencies and Leverage initiative, a Company-wide program focused on margin enhancement. FUEL productivity improvements equal the sum of year over year savings in cost of goods sold that are directly related to a project, activity, or systemic improvement.
(5)
Weighted forecast accuracy measures the demand forecasted versus actual demand realized in each month during the Bonus period in the form of orders and expected shipments to customers, on a global basis. Forecast accuracy is equal to 100% minus the applicable error percentage, but shall not be less than zero at the reporting unit level. The error percentage is equal to the percentage obtained by dividing (i) the absolute value of the difference between actual and forecasted demand (60 days prior), by (ii) the average of the forecasted and actual demand for each stock-keeping unit (“SKU”) at its relevant distribution location during such month. Weighted forecast accuracy is the total weighted average based on standard cost volume for the total Company or segment, as applicable. The weighted forecast accuracy calculation for 2024 excluded certain businesses not utilizing the Company’s core ERP system.

The annual incentive targets under the Bonus Plan in 2024 for Ms. Malkoski were weighted 30% to the achievement of the Corporate Goals described above and 70% to the achievement of performance goals set at the segment level. Below is a description of each set of segment performance goals for Ms. Malkoski (the “Segment Goals”), their relative weight and the rationale for using each in 2024.

Segment Goals

Metric (1)	Weighting	Rationale
Adjusted Operating Cash Flow	25%	Drive cash flow generation
Adjusted Operating Income (2)	25%	Drive profits
Core Sales (3)	20%	Drive improved sales performance
FUEL Productivity	15%	Drive productivity and profits
Weighted Forecast Accuracy	15%	Drive operational discipline and supply chain efficiency

(1)
Unless otherwise noted, each metric has the definition set forth under the “Corporate Goals” table above.
(2)
Adjusted operating income for a segment is direct operating income, using budgeted foreign exchange rates, excluding corporate allocations and items excluded from the adjusted EPS calculation. Foreign currency transaction gains or losses are included in the calculation of adjusted operating income.
(3)
Core sales for a segment are translated at current-year FX budgeted rates.

The Committee seeks to align the design, metrics and slopes for the Bonus Plan with the Company’s business conditions and strategy and to focus on the key metrics for the business. To simplify the program, the Committee reduced the number of Bonus Plan metrics from six in 2023 to five in 2024. To increase accountability for segment performance, the Committee increased the weighting of the Segment Goals for segment Bonus Plan participants, including Ms. Malkoski, from 60% in 2023 to 70% in 2024. The Committee continued to prioritize cash generation and earnings performance in the Bonus Plan design and accordingly weighted each of adjusted operating cash flow and adjusted EPS at 25% in the Corporate Goals and each of adjusted operating cash flow and adjusted operating income at 25% in the Segment Goals. The Committee also emphasized improved sales performance in 2024, adding a core sales metric weighted at 20% to each of the Corporate Goals and the Segment Goals.

The Committee continued to incentivize the Company’s operational improvement and cost reduction initiatives, moving from operational goals for SKU reduction and inventory days on hand in 2023 to goals for FUEL productivity and weighted forecast accuracy in 2024, reflecting the areas of most critical operational emphasis for the year. Gross margin was no longer included as a Bonus Plan metric in 2024, given that gross margin was a critical component of attainment of the adjusted EPS and adjusted operating income goals and considering its prominence as a performance metric in the outstanding SIP awards described below under “2023 Special Incentive Program.”

In setting the 2024 performance targets, the Committee considered actual 2023 performance and factored in various expected business impacts and conditions. For example, the 2024 Company-wide adjusted operating cash flow target represented a decrease relative to 2023 actual results, because the extremely high level of inventory reduction which drove 2023 operating cash flow performance was not repeatable in 2024 given improved inventory levels entering the new year. However, such target corresponded to a significant improvement in the Company’s cash conversion cycle relative to 2023. In addition, the 2024 target for adjusted EPS, while lower than the level of actual performance in 2023, reflected significant improvement relative to 2023 on a constant tax basis, as significant underlying operational improvement in earnings performance was more than offset by an increase in the expected and actual income tax expense rate in 2024. Finally, the Company-wide core sales target for 2024 represented significant improvement in the Company’s core sales growth rate compared to 2023, as described above under “Pay and Performance Alignment — 2024 Company Performance Highlights.”

The 2024 performance targets and actual performance against these targets for the named executive officers are summarized below.

2024 Bonus Targets and Actual Performance

Goal Category	Minimum Threshold for Payout (1)	Target/ Target Zone for Payout at 100%	Performance for Maximum Payout(1)	Actual Performance	Payout (as a % of Target)
Corporate Goals
Adjusted Operating Cash Flow	>$250 million	$375 to $425 million	$550 million	$526 million	176%
Adjusted Earnings Per Share	>$.50	$.58 to $.62	$.70	$0.68	175%
Core Sales	>$7.275 billion	$7.80 to $7.87 billion	$8.16 billion	$7.81 billion	100%
FUEL Productivity	>$150 million	$225 million	$325 million	$341 million	200%
Weighted forecast accuracy	>35%	38%	45%	45.6%	200%

Final Payout Percentage (Corporate Goals – all Named Executive Officers)					168%
Learning and Development Segment Goals (Ms. Malkoski)
Adjusted Operating Cash Flow	>$340 million	$465 to $490 million	$615 million	$595 million	180%
Adjusted Operating Income	>$615 million	$655 to $680 million	$740 million	$747 million	200%
Core Sales	>$2.515 billion	$2.690 to $2.715 billion	$2.810 billion	$2.731 billion	118%
FUEL Productivity	>$45 million	$70 million	$110 million	$105 million	184%
Weighted forecast accuracy	>38%	40%	47%	46%	183%

Final Payout Percentage (Segment Goals – Malkoski)					174%

(1)
Maximum payout percentage was 200% for each metric, and minimum payout percentage was 0% for each metric.

If a performance goal is met at the target level, as determined by the Committee, the target amount is paid for that goal. Performance above the target results in payment of a higher percentage of salary up to the pre-established cap. Performance below the target results in a lower bonus payment for that goal if a minimum threshold is met, or no payment if the minimum threshold is not met.

Actual Payouts Under Bonus Plan.

Actual performance as compared to the targets for the Corporate Performance Goals and Segment Performance Goals is shown in the table above titled “2024 Bonus Targets and Actual Performance.” The table below shows actual bonus payouts for 2024 to the named executive officers and 2024 target payouts as a percentage of their earned base salaries.

Name	2024 Actual Bonus Payment	Target as % of Earned Base Salary	Actual Earned in 2024 as % of Target
Christopher H. Peterson	$3,276,000	150%	168%
Mark J. Erceg	$1,612,800	120%	168%
Bradford R. Turner	$1,218,000	100%	168%
Tracy L. Platt	$999,600	85%	168%
Kristine K. Malkoski	$1,023,400	85%	172%

Additional information appears in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns of the “2024 Grants of Plan-Based Awards” table.

None of the named executive officers received target annual incentive percentage increases in 2024 relative to final 2023 levels. There were no discretionary adjustments to any named executive officer’s annual bonus payout for 2024.

Long-Term Incentive Compensation.

Until May 2022, long-term incentive awards were granted pursuant to the Newell Rubbermaid Inc. 2013 Incentive Plan (as amended, the “2013 Incentive Plan”). After the adoption by stockholders on May 5, 2022 of the Newell Brands Inc. 2022 Incentive Plan (as amended, the “2022 Incentive Plan”), the Company began granting long term incentive awards under the 2022 Incentive Plan. Long term incentive awards are designed to motivate executives to increase stockholder value over the long term and align the interests of executives with those of stockholders. Under the annual LTIP, the Committee sets a target award value for RSUs and, in certain years, stock options, as applicable, to be granted to each executive officer based on the breadth of the executive’s responsibility, strategic importance of the position, competitive data and internal pay equity.

When setting the CEO’s equity compensation, the independent members of the Board determine the CEO’s LTIP grant value based upon the Committee’s recommendation, the Board’s evaluation of the CEO’s performance and other relevant factors. Similarly, the CEO’s recommendation to the Committee for the other named executive officers may include an adjustment to the target LTIP opportunity based upon the CEO’s evaluation of the named executive officer’s performance or other factors deemed relevant by the Committee. The target LTIP award value for Messrs. Erceg and Peterson was unchanged in the aggregate compared to final 2023 levels, while Ms. Platt’s target LTIP value in 2024 was consistent with the terms of her employment offer. Each of Mr. Turner and Ms. Malkoski received an LTIP target award value consistent with their current target total direct compensation approved by the Committee, which award values were lower than the target value of the LTIP award each of them received in 2023.

2024 LTIP Awards.

The annual LTIP target values, PRSU grants and time-based RSU (“TRSU”) grants for each of the named executive officers in 2024 were as follows:

Name	LTIP Award Value At Target ($)	LTIP PRSUs	LTIP TRSUs
Christopher H. Peterson	$7,500,000	488,917	488,917
Mark J. Erceg	$3,600,000	234,680	234,680
Bradford R. Turner	$1,812,500	118,155	118,155
Tracy L. Platt	$1,645,000	107,235	107,235
Kristine K. Malkoski	$1,400,000	91,264	91,264

The number of PRSUs and TRSUs granted to each of the applicable named executive officers pursuant to the LTIP in 2024 was derived based on the closing price of the Company’s common stock on the grant date of February 16, 2024 ($7.67).

For each of the named executive officers, consistent with 2023, 50% of the target value of the 2024 annual LTIP grant was provided in PRSUs, and 50% of the target value was provided in TRSUs. The TRSUs granted to the named executive officers under the 2024 LTIP vest ratably in equal installments on each of the first, second and third anniversaries of the grant date, subject to continuous employment with the Company.

The PRSUs granted to the named executive officers under the 2024 LTIP vest on the third anniversary of the date of grant, subject to continuous employment, to the extent the applicable performance criteria are satisfied. The payout under these PRSUs will range from 0% to 200% of the target, depending upon achievement of equally weighted performance goals for annual adjusted EPS performance(1) and free cash flow productivity(2). The selection of these metrics and their corresponding targets for the LTIP reflects the Committee’s long-term emphasis on driving earnings growth and cash flow generation. For each metric, the total payout percentage applicable to the three-year performance period between January 1, 2024 and December 31, 2026 was set as the average of annual payout percentages over a three-year performance period. In the 2024 LTIP, the Committee elected not to include a modifier of the payout based upon a comparison of the Company’s TSR relative to a pre-determined set of comparator group companies for the three-year performance period, which feature was included in the prior year LTIP. This decision reflects the Committee’s desire to streamline the long-term incentives by focusing directly on the Company’s most critical performance metrics.

(1)
For purposes of the 2024 LTIP, the annual adjusted EPS performance targets and payout percentages for the first year are expressed in terms of adjusted EPS for the full year. The targets and payout percentages for the second and third years are expressed in terms of annual adjusted EPS growth rates. “Adjusted EPS” is the Company’s reported EPS, as determined in accordance with GAAP, excluding the impact of items which the Company normalizes or adjusts for public reporting (“Normalized Adjustments”). Adjusted EPS also excludes any transactional and financing costs and incremental interest expense resulting from refinancing a significant portion of the Company’s long-term debt prior to maturity during the performance period. For an explanation of non-GAAP financial measures and a reconciliation to GAAP, see Appendix A. “Annual adjusted EPS growth rate” is the percentage annual increase in adjusted EPS for each applicable fiscal year of the three-year performance period.

(2)
For the purposes of the 2024 LTIP, “free cash flow productivity” is defined as free cash flow divided by adjusted net income for the relevant period, expressed as a percentage. “Free cash flow” is defined as the Company’s reported operating cash flow as determined in accordance with GAAP, less capital expenditures, excluding the impact of cash costs related to the extinguishment of debt; debt and equity related financing costs; cash tax payments associated with the sale of a business unit or line of business and cash expenditures associated with the acquisition, integration or divestiture of business units or lines of business. “Adjusted net income” is the Company’s reported net income, as determined in accordance with GAAP, excluding the impact of Normalized Adjustments, less tax-effected restructuring and restructuring-related costs. The calculation of free cash flow and adjusted net income exclude the impact of other items significantly affecting the calculation of free cash flow productivity that are not indicative of the Company’s core operating results for the relevant period and affect the comparability of underlying results from period to period, as determined by the Committee. In the event that adjusted net income is less than or equal to $1, it shall be deemed to be $1 for purposes of calculating free cash flow productivity.

The targets set by the Committee for the 2024 LTIP PRSUs with respect to free cash flow productivity and annual adjusted EPS performance period are summarized below:

Performance Goal	Total Weight	Year	Minimum Threshold for Payout	Target for Payout at 100%	Performance for Maximum Payout (200%)
Free Cash Flow Productivity	16.67%	2024	>60%	90%	120%
	16.67%	2025	>60%	90%	120%
	16.67%	2026	>60%	90%	120%
Annual Adjusted EPS Performance	16.67%	2024	>$.50	$.60	$.68
	16.67%	2025	>0% growth	8% growth	15% growth
	16.67%	2026	>0% growth	8% growth	15% growth

2022-2024 LTIP Awards.

For PRSUs granted pursuant to the LTIP in 2022, the performance metrics were based 50% on the Company’s annual core sales growth and 50% on cumulative free cash flow over a three-year performance period between January 1, 2022 and December 31, 2024, as modified by the Company’s relative TSR performance during the period, as described below. The potential payout for each of annual core sales growth(1) and cumulative free cash flow(2) ranged from 0% to 200% depending on the Company’s performance. The total payout percentage applicable to annual core sales growth was set as the equally weighted average of three annual payout percentages, while the payout percentage for cumulative free cash flow was based on the Company’s cumulative performance over the three-year performance period.

(1)
For purposes of the 2022 LTIP, “annual core sales growth” was defined as the Company’s core sales growth performance calculated over each year of the three-year performance period, with each of the three annual core sales performance rates measured against the core sales for the respective preceding fiscal year. Core sales calculations exclude the impact of divestitures, discontinued operations, acquisitions, retail store openings and closures, foreign currency exchange, and all business/market exits and other items excluded from publicly reported core sales.
(2)
For the purposes of the 2022 LTIP, “free cash flow” was defined as operating cash flow for the total Company, less capital expenditures, excluding: the impact of all cash costs related to the extinguishment of debt; debt and equity related financing costs; cash tax payments associated with the sale of a business unit or line of business; cash expenditures associated with the acquisition or divestiture of business units or lines of business. The free cash flow calculation also excludes other significant cash costs that have had or are likely to have a significant impact on free cash flow for the period in which the item is recognized, are not indicative of the Company’s core operating results and affect the comparability of underlying results from period to period, as determined by the Committee, which for the 2022 LTIP consisted of unplanned costs associated with certain legal proceedings. Free cash flow includes disposal proceeds for ordinary course and restructuring related asset sales.

Following the determination of the extent to which the Company achieved its performance goals, a positive or negative adjustment to the payout was to be made based upon a comparison of the Company’s TSR relative to a pre-determined set of comparator group companies listed below (the “2022 TSR Comparator Group”) for the three-year performance period. If the Company’s ranking is in the bottom quartile of the TSR Comparator Group (including the Company) at the end of the performance period, the payout percentage would be multiplied by 90% to determine the total payout percentage of the award. If the Company’s ranking is in the top quartile of the TSR Comparator Group (including the Company) at the end of the performance period, the payout percentage would be multiplied by 110%. For a ranking in the second or third quartile, no TSR-related adjustment would be made. The total maximum payout percentage for the award was limited to 200% of the target.

The 2022 TSR Comparator Group* was as follows:

Avery Dennison Corporation	Mattel, Inc.
Hasbro, Inc.	Societe Bic SA
Henkel AG & Co. KGaA	Spectrum Brands Holdings, Inc.
Kimberly-Clark Corporation	Tupperware Brands
Koninklijke Philips N.V.	Whirlpool Corporation

* Fortune Brands Home & Security, Inc. was originally included in the TSR Comparator Group and subsequently removed due to the spin-off of its cabinets business, which created two independent, publicly traded companies, in December 2022.

The Company’s performance against the 2022 LTIP PRSU metrics set by the Committee in February 2022, as calculated for the performance period beginning in January 2022 and ending December 31, 2024, is summarized below:

2022 LTIP Targets and Actual Performance

Performance Goals	Weight	Year	Minimum Threshold for Payout	Target for Payout at 100%	Performance for Maximum Payout (200%)	Actual Performance	Actual Earned as % of Target
Annual Core Sales Growth	16.67%	2022	>0%	2.5%	5.0%	(3.4)%	0%
	16.67%	2023	>0%	2.5%	4.0%	(12.1)%	0%
	16.67%	2024	>0%	2.5%	4.0%	(3.4)%	0%
Free Cash Flow	50%	2022-2024	>$1.6 billion	$2 billion	$2.4 billion	$457 million	0%

Based on the Company’s free cash flow and core sales growth performance as shown above, the PRSUs granted in 2022 under the LTIP to Messrs. Peterson and Turner and to Ms. Malkoski paid out or will pay out at 0% upon vesting in 2025. The Company’s relative TSR for the three-year performance period placed it 10th of eleven TSR comparators, including the Company, resulting in a 10% reduction to the total payout level under the 2022 LTIP PRSU awards. However, given the 0% overall payout, the TSR adjustment had no impact on these awards.

Holders of RSUs, including LTIP awards and any additional awards described below, do not receive dividend equivalents at the time dividends are paid. Rather, all such dividend equivalents will be accrued and paid only at the time and to the extent that the RSUs actually vest.

Prior Year Special Awards

2023 Special Incentive Program.

Given the difficult macroeconomic environment, significant decline in the Company’s stock price, high executive retention concerns and the CEO transition occurring in the first half of 2023, the Committee adopted the SIP in May 2023, as disclosed in a Current Report filed with the SEC on Form 8-K on May 19, 2023. The SIP awards were one-time awards designed to address critical executive retention issues, including a lack of holding power from outstanding equity awards and to offer incentives towards performance against key corporate initiatives. They do not form part of the Company’s annual compensation design going forward, and they were not designed or calculated to make up for low prior bonus or equity payouts. Pursuant to the SIP, the Company granted awards (the “SIP Awards”) to certain key executives, including Messrs. Peterson, Erceg and Turner and Ms. Malkoski, on July 5, 2023. The table below reflects the target value, PRSU grant, TRSU grant and cash bonus, as applicable, for Mr. Turner and Ms. Malkoski pursuant to the SIP:

Name	SIP Award Value at Target ($)	SIP PRSUs	SIP TRSUs	SIP Cash Bonus ($)
Bradford R. Turner	$3,625,000	208,333	145,833	$543,750
Kristine K. Malkoski	$2,181,250	125,359	87,751	$327,188

The SIP Awards to Mr. Turner and Ms. Malkoski consisted of PRSUs valued at 50% of the target value, TRSUs valued at 35% of the target value, and a one-time cash bonus equal to 15% of the target value. These one-time cash bonuses were paid on December 15, 2023, and the TRSUs granted under the SIP to such individuals vested on the one-year anniversary of the grant date, July 5, 2024, in accordance with the award terms.

The PRSUs granted to these named executive officers pursuant to the SIP vest 70% on the two-year anniversary of the grant date and 30% on the three-year anniversary of the grant date, in each case subject to the achievement of the applicable performance measures and continued employment. The potential payout under these PRSUs ranged from 0% to 200% of the target, depending upon achievement of equally weighted performance goals for gross margin improvement and free cash flow productivity(1) during calendar year 2024. For these PRSUs, gross margin improvement represents the Company’s adjusted gross margin(2) for the year 2024 minus the Company’s adjusted gross margin for 2023.

(1)
For purposes of the SIP, “free cash flow productivity” is defined as free cash flow divided by adjusted net income for the relevant period, expressed as a percentage. “Free cash flow” is the Company’s reported operating cash flow as determined in accordance with GAAP, less capital expenditures, and “adjusted net income” is the Company’s reported net income as determined in accordance with GAAP, in each case excluding the impact of impairment charges; gains, losses and tax payments associated with the divestiture of a business unit or line of business; and non-cash discrete tax charges and benefits. Free cash flow and adjusted net income for purposes of the SIP also exclude the impact of other items significantly affecting the calculation of free cash flow productivity that are not indicative of the Company’s core operating results for the relevant period and affect the comparability of underlying results from period to period, as determined by the Committee, which consisted of hyperinflationary currency movements in Argentina, costs related to the refinancing of pending bond maturities in 2024 and certain payments related to prior year divestitures.
(2)
For purposes of the SIP, “adjusted gross margin” is defined as the Company’s reported gross margin percentage, excluding Normalized Adjustments.

In February 2025, the Committee approved and certified the Company’s performance and earned payout percentage against each of the PRSU metrics for the SIP Awards to Mr. Turner and Ms. Malkoski, as summarized below:

Performance Goals	Weight	Year	Minimum Threshold for Payout	Target for Payout at 100%	Performance for Maximum Payout (200%)	Actual Performance	Actual Earned as % of Target
Gross Margin Improvement	50%	2024	>0 basis points	75 basis points	150 basis points	460 basis points	200%
Free Cash Flow Productivity	50%	2024	>60%	90%	120%	339%	200%

Based on the Company’s gross margin improvement and free cash flow productivity during the performance period as shown above, the PRSUs granted under the SIP to Mr. Turner and to Ms. Malkoski will therefore pay out at 200% upon their vesting in July 2025 and July 2026, respectively, subject to continuous employment.

Messrs. Peterson and Erceg also received SIP Awards in 2023. Their SIP Awards consist entirely of PRSUs, scheduled to vest in February 2026, that are subject to the achievement of the applicable performance goals for performance periods ending in 2025, as well as continuous employment.

Other Prior-Year Awards.

In December 2023, the Committee granted to Ms. Platt, as an inducement for her acceptance of employment as Chief Human Resources Officer, an award of 199,634 RSUs, with a target value of $1,645,000 based on the closing price of the Company’s common stock as of the grant date of December 4, 2023 (the “Employment Transition Award”). The Employment Transition Award consists of a combination of 50% TRSUs and 50% PRSUs. The TRSUs vest ratably over three years in equal installments on each of the first three anniversaries of the grant date, subject to continuous employment. The PRSUs cliff vest on the third anniversary of the grant date, subject to continuous employment and Ms. Platt’s implementation of a performance management system for the Company and completion of a talent management assessment for not less than the top 50 executives of the Company, in each case within the first eighteen months of employment, as confirmed by the CEO. The first tranche of Ms. Platt’s TRSU award, for 33,272 shares, vested on December 4, 2024 in accordance with the award terms. In November 2024, the Committee determined that Ms. Platt had satisfied the performance-based conditions for her PRSU award, which will vest in December 2026, subject to her continued employment.

Grant Policies and Practices

The Company’s practice has been to make annual equity awards and award other incentive compensation to named executive officers in connection with the regularly scheduled meetings of the Board or the Committee in February of each year. The Company’s policy is that, except for new hires and certain promotions, all other equity awards to named executive officers will be approved by the Committee only at quarterly meetings of the Committee or the Board.

Executive Compensation Recoupment Policy

Effective November 7, 2023, upon recommendation of the Committee, the Board adopted the Newell Brands Inc. Executive Compensation Recoupment Policy (the “Clawback Policy”), incorporating the requirements of Rule 10D-1 (the “Clawback Rule”) under the Exchange Act, and the relevant Nasdaq listing standards. Pursuant to the Clawback Policy, in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, the Company will recover, reasonably promptly, any covered incentive-based compensation received by an executive officer (or other individual who is an officer for purposes of Section 16 of the Exchange Act) during the three preceding completed fiscal years, to the extent such compensation exceeds the amount that otherwise would have been received based on the restated amounts, computed without regard to any taxes paid. The Clawback Policy covers compensation that is granted, earned, or vested based wholly or in part upon the attainment of any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, including stock price and total shareholder return.

The Company is required to recover all applicable compensation received by a covered officer in the event of an accounting restatement described above, unless the Committee has determined that recovery would be impracticable in accordance with Rule 10D-1 under the Exchange Act, and one of the specified clawback exceptions under the Clawback Policy applies.

The Clawback Policy applies to incentive-based compensation received by covered officers after October 2, 2023. Incentive-based compensation received by the Company’s executive officers prior to such date remains subject to the Company’s prior Policy Regarding Executive Compensation Recoupment. Under such prior policy, subject to the discretion and approval of the Board, the Company will require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to an executive officer after January 1, 2010 where all of the following factors are present: (a) the award was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, (b) in the Board’s view, the executive engaged in fraud or willful misconduct that was a significant contributing cause to the need for the restatement, and (c) a lower award would have been made to the executive based upon the restated financial results. In each such instance, the Company will, to the extent permitted by applicable law and subject to the fiduciary duties of the Board, seek to recover the individual executive’s bonus award or other incentive compensation paid or issued to the executive officer in excess of the amount that would have been paid or issued based on the restated financial results.

Stock Ownership Guidelines

Named executive officers and non-employee directors are expected to maintain ownership of Company stock equal to the following applicable market value:

Position	Ownership Requirement
President and Chief Executive Officer	6 times annual salary
Chief Financial Officer and Chief Legal & Administrative Officer	3 times annual salary
Other Named Executive Officers	1.5 times annual salary
Non-Employee Directors (including Chairperson of the Board)	5 times annual cash retainer

Until the ownership level is met, executives are required to retain 75% of the net after-tax shares received from the vesting of RSUs. This requirement does not limit an executive’s ability to sell shares in connection with an option exercise. To the extent that at any time the executive holds a number of shares sufficient to meet the target value based on the then current valuation, such individual shall be deemed to meet the target at all times thereafter to the extent he or she retains not less than that number of shares. All shares held directly or beneficially, including TRSUs, PRSUs for which all performance criteria have been satisfied but have not yet vested due to time-based vesting requirements, shares of Company stock allocated to executives’ accounts under the Newell Brands Employee Savings Plan (the “401(k) Plan”), and deemed investments in Company stock available to non-employee directors under the Newell Rubbermaid Inc. 2008 Deferred Compensation Plan (the “2008 Plan”), count toward attainment of these targets. Unexercised stock options and PRSUs for which performance criteria have not been satisfied are not counted. All of the named executive officers are in compliance with the Company’s stock ownership guidelines as of the date of this Proxy Statement.

Retirement Compensation

The Company provides its eligible executives with retirement benefits that are supplemental to those provided to its employees generally in order to provide competitive benefits and assist in attracting and retaining key executives. Depending on his or her employment date and participation eligibility date with the Company, these supplemental executive retirement benefits may also apply to the named executive officers. See the section below titled “2024 Nonqualified Deferred Compensation” for a more detailed discussion of the supplemental retirement benefits to which certain named executive officers are entitled. The Company maintains the Newell Brands Supplemental Employee Savings Plan (the “Supplemental ESP”), a nonqualified deferred compensation plan that is available to a select group of management and highly compensated employees of the Company and certain of its subsidiaries. The Supplemental ESP is designed to allow for deferrals that are in addition to those available to employees under the 401(k) Plan because of compensation limits under that plan.

Other Compensation

Executive officers are provided other benefits as part of the Company’s executive compensation program which the Committee believes are in line with competitive practices. See the “All Other Compensation” column of the “2024 Summary Compensation Table” and the related footnotes and narrative discussion.

Other Benefits for the Named Executive Officers

➣
Participation in the Flexible Perquisites Program, which provides a monthly cash stipend that can be used for the purchase or lease of a personal automobile and related insurance and maintenance, income tax preparation services, estate planning services, financial planning services or other perquisites;

➣ Company contributions to the 401(k) Plan;
➣ Payment of life and long-term disability insurance premiums;
➣ Annual health examinations encouraged by the Company; and
➣
Assistance for a new hire or transfer necessitating relocation, which includes reimbursement of various relocation expenses, a relocation allowance, purchase of the executive’s home at an appraised value if not sold within a certain period, payment up to $50,000 for a loss on sale, a bonus for an early sale of the executive’s home and tax assistance on certain taxable reimbursed expenses.

The Company maintains one corporate aircraft, for business travel. The CEO and other named executive officers may only use the corporate aircraft for personal travel on an exception basis.

Termination Benefits

Each of the named executive officers is entitled to severance benefits following certain terminations of employment pursuant to the Newell Brands Executive Severance Plan (the “Severance Plan”), their employment terms, the 2013 Incentive Plan and 2022 Incentive Plan and/or the terms of their RSU agreements and stock option agreements.

All of the named executive officers participate in the Severance Plan, which provides severance compensation, medical benefits and certain other benefits to eligible Company Executives (as defined in the Severance Plan) when their employment terminates under certain circumstances. In order to participate in the Severance Plan, an executive must waive any rights to severance payments and other severance benefits under his or her employment security agreement or other written agreement between such executive and the Company in effect as of the effective date of participation in the Severance Plan (other than any provisions thereof that apply to the executive’s awards with respect to the securities of the Company granted prior to the effective date of the executive’s participation in the Severance Plan). The Severance Plan does not contain tax gross up provisions. Rather, payments and benefits payable to the executive will be reduced to the extent necessary if doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. For additional information about the Severance Plan, see the description under the caption titled “Potential Payments Upon Termination or Change in Control of the Company” below.

The Company believes that appropriate severance benefits are important to attracting and retaining talented executives. The Company also believes that the termination protections afforded under RSU agreements and stock option agreements are appropriate given that the RSU and stock option agreements provide that the executive will be subject to confidentiality obligations and non-solicitation, non-competition and non-disparagement restrictive covenants following any termination of employment.

The Company also believes that, in the event of an extraordinary corporate transaction, the Severance Plan could prove crucial to the Company’s ability to retain top management through the transaction process. In addition, the Company believes that the benefits provided under the Severance Plan represent fair and appropriate consideration for the agreement of the named executive officers to the restrictive covenants required under the Severance Plan that prohibit them from competing with the Company and from soliciting Company employees following a termination of employment in which the executive received severance benefits under the plan. The benefits provided under the Severance Plan were determined to be at levels appropriate and competitive with the benefits provided under similar arrangements of companies in the Company’s custom comparator group.

EXECUTIVE COMPENSATION TABLES

2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Christopher H. Peterson,	2024	1,300,000	—	7,499,987	—	3,276,000	—	316,073	12,392,060
President and Chief	2023	1,150,000	—	22,612,298	—	1,575,038	—	199,371	25,536,707
Executive Officer	2022	880,208	—	2,694,447	1,381,963	274,625	—	109,635	5,340,878
Mark J. Erceg,	2024	800,000	—	3,599,991	—	1,612,800	—	173,147	6,185,938
Chief Financial Officer	2023	783,333	—	10,854,350	1,424,636	911,800	—	223,546	14,197,665
Bradford R. Turner,	2024	725,000	—	1,812,498	—	1,218,000	—	140,716	3,896,214
Chief Legal and	2023	720,833	543,750	5,174,877	—	699,208	—	112,285	7,250,953
Administrative Officer and Corporate Secretary	2022	700,000	—	1,308,700	674,476	182,000	—	80,342	2,945,518
Tracy L. Platt, Chief Human Resources Officer	2024	700,000	—	1,644,985	—	999,600	—	275,387	3,619,972
Kristine K. Malkoski,	2024	700,000	—	1,399,990	—	1,023,400	—	44,836	3,168,226
Segment CEO, Learning	2023	687,500	327,188	3,579,698	—	514,250	—	43,936	5,152,572
and Development	2022	625,000	100,000	693,880	318,969	117,813	—	226,952	2,082,614

(1)
Salary. This column shows the salaries earned in the years indicated by each of the named executive officers. Salary increases, if any, for each year are generally approved in February of that year or in connection with the named executive officer’s promotion. In 2024, none of the named executive officers received an increase to his or her base salary rate relative to final 2023 levels. Mr. Peterson’s base salary rate increased from $900,000 to $1,300,000 in May 2023 when he was appointed to the role of CEO of the Company. Mr. Turner received a base salary rate increase from $700,000 to $725,000 in February 2023. Ms. Malkoski’s base salary rate increased from $625,000 to $700,000 in February 2023 in connection with her promotion to a Segment CEO role.
(2)
Stock Awards and Option Awards. These columns consist of the grant date fair value of awards of RSUs (including TRSUs and PRSUs) and stock options, in each case calculated in accordance with ASC 718 for each named executive officer. See the Share-Based Compensation footnote to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for an explanation of the assumptions made by the Company in the valuation of the awards shown in these columns. The grant date fair value of the PRSU awards under the LTIP for 2024 is based on the probable outcome of the performance conditions. Assuming maximum performance with respect to the applicable performance objectives, for 2024 the value of the LTIP PRSUs at the grant date would have been as follows: Mr. Peterson, $7,500,000; Mr. Erceg, $3,600,000; Mr. Turner, $1,812,500; Ms. Platt, $1,645,000; and Ms. Malkoski, $1,400,000.
(3)
Non-Equity Incentive Plan Compensation. This column shows the cash incentive payouts earned by each of the named executive officers in 2024 under the Bonus Plan. The Company pays all of these amounts, if any, in the month of March following the year in which they are earned. Incentive payouts for 2024 under the Bonus Plan were earned at 168% of target for Messrs. Peterson, Erceg and Turner and Ms. Platt, and 172% of target for Ms. Malkoski.

Additional explanation of the non-equity incentive plan compensation for each named executive officer appears above under the caption “Compensation Discussion and Analysis — Key Elements of Executive Compensation — Annual Incentive Compensation” and below in the footnotes to the “2024 Grants of Plan-Based Awards” table.

(4)
All Other Compensation. This column reflects the following amounts for each named executive officer in 2024:

Name	Other Benefits ($)(1)	401(k) Plan ($)(2)	Supplemental ESP ($)(3)	Insurance Premiums ($)(4)	Total ($)
Christopher H. Peterson	39,015	20,700	253,860	2,498	316,073
Mark J. Erceg	25,881	20,700	124,068	2,498	173,147
Bradford R. Turner	21,638	20,700	95,880	2,498	140,716
Tracy L. Platt	170,913	20,700	81,276	2,498	275,387
Kristine K. Malkoski	21,638	20,700	—	2,498	44,836

(1)
Other Benefits. The amounts in this column include (i) cash stipends under our Flexible Benefits Perquisites Program of $36,000 for Mr. Peterson, $21,638 for Mr. Erceg, $21,638 for Mr. Turner, $21,638 for Ms. Platt, and $21,638 for Ms. Malkoski; (ii) all amounts paid by the Company for annual health examinations for the named executive officers, which are permitted pursuant to Company policy and were utilized by Mr. Peterson, Mr. Erceg and Ms. Platt; and (iii) relocation-related benefits pursuant to the Company’s policy of $145,029 for Ms. Platt, which includes tax reimbursement payments of $20,543.
(2)
401(k) Plan. This column shows the amount of all employer matching contributions made for 2024 under the 401(k) Plan on behalf of each named executive officer.
(3)
Supplemental ESP. This column shows the employer matching contributions for 2024 (exclusive of employee deferrals) which were credited to each named executive officer’s Supplemental ESP account for 2024, as described below under “Deferred Compensation Plans — Supplemental ESP.”
(4)
Insurance Premiums. This column shows all amounts paid by the Company on behalf of each named executive officer in 2024 for (i) life insurance premiums: $1,308 for each of Messrs. Peterson, Erceg and Turner, and Mses. Malkoski and Platt and (ii) long-term disability insurance premiums: $1,190 for each of Messrs. Peterson, Erceg and Turner and Mses. Malkoski and Platt.

2024 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)(4)	Target ($) (5)	Maximum ($)(6)	Threshold(#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)	Awards ($/sh)	Awards ($)(7)
Christopher H. Peterson	—	—	1,950,000	3,900,000	—	—	—	—	—	—	—
(2)	2/16/2024	—	—	—	—	488,917	977,834	—	—	—	3,749,993
(3)	2/16/2024	—	—	—	—	—	—	488,917	—	—	3,749,993
Mark J. Erceg	—	—	960,000	1,920,000	—	—	—	—	—	—	—
(2)	2/16/2024	—	—	—	—	234,680	469,360	—	—	—	1,799,996
(3)	2/16/2024	—	—	—	—	—	—	234,680	—	—	1,799,996
Bradford R. Turner	—	—	725,000	1,450,000	—	—	—	—	—	—	—
(2)	2/16/2024	—	—	—	—	118,155	236,310	—	—	—	906,249
(3)	2/16/2024	—	—	—	—	—	—	118,155	—	—	906,249
Tracy L. Platt	—	—	595,000	1,190,000	—	—	—	—	—	—	—
(2)	2/16/2024	—	—	—	—	107,235	214,470	—	—	—	822,492
(3)	2/16/2024	—	—	—	—	—	—	107,235	—	—	822,492
Kristine K. Malkoski	—	—	595,000	1,190,000	—	—	—	—	—	—	—
(2)	2/16/2024	—	—	—	—	91,264	182,528	—	—	—	699,995
(3)	2/16/2024	—	—	—	—	—	—	91,264	—	—	699,995

(1)
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards. Payouts under the Bonus Plan could be earned based on performance in 2024. Bonuses under the Bonus Plan were earned at 168% of target for Messrs. Peterson, Erceg and Turner and Ms. Platt, and 172% of target for Ms. Malkoski. Target and maximum amounts are based on base salary actually earned in 2024.
(2)
Estimated Future Payouts Under Equity Incentive Plan Awards. This row includes the number of PRSUs granted in 2024 to the named executive officers under the LTIP. The target number of shares shown in the table reflects the number of shares that will be earned if, for the PRSUs granted under the LTIP, the total performance conditions are met at the target level. The earned award, if any, will vest on the third anniversary of the grant date. Earned amounts for PRSUs granted under the LTIP will range from 0% to 200% of the target.
(3)
All Other Stock Awards: Number of Shares of Stock or Units. This row includes the number of TRSUs granted in 2024 to the named executive officers under the LTIP. The awards shown in the table will vest ratably on each of the first three anniversaries of the grant date.
(4)
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Threshold Payout. Pursuant to the Bonus Plan, performance at or below a specific percentage of a target goal will result in no payment with respect to that performance goal. As a result, no payment is to be made under the Bonus Plan until a minimum performance level for a performance goal, or threshold, is met, and performance above such level will result in a payment ranging from $1 to the maximum amount, depending upon the level at which the goal was attained. For an explanation of the potential payouts under the Bonus Plan with respect to 2024 performance, see the caption titled “Compensation Discussion and Analysis — Key Elements of Executive Compensation — Annual Incentive Compensation.”
(5)
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Target Payout. Under the Bonus Plan, the amounts shown in this column represent: (i) for Mr. Peterson, 150% of full year salary earned; (ii) for Mr. Erceg, 120% of full year salary earned; (iii) for Mr. Turner, 100% of full year salary earned; (iv) for Ms. Platt, 85% of full year salary earned; and (v) for Ms. Malkoski, 85% of full year salary earned.
(6)
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Maximum Payout. The amounts shown in these columns represent the maximum payout opportunities under the Bonus Plan.
(7)
Grant Date Fair Value of Stock and Option Awards. This column shows the grant date fair value of awards of PRSUs and TRSUs granted to the named executive officers, computed in accordance with ASC 718, with the value of the PRSUs based on the probable outcome of the performance conditions.

Outstanding Equity Awards at 2024 Fiscal Year-End

Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)(1)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Christopher H. Peterson(4)	—	—	—	—	488,917	4,869,613	488,917	4,869,613
	—	—	—	—	—	—	1,724,137	17,172,405
	—	—	—	—	145,238	1,446,570	217,857	2,169,856
	—	—	—	—	82,494	821,640	123,741	1,232,460
	22,133	11,067	22.59	5/5/2032	4,426	44,083	11,066	110,217
	123,259	61,630	25.86	2/18/2032	24,651	245,524	61,629	613,825
	227,046	—	23.79	2/16/2031	—	—	—	—
	172,063	—	20.02	2/18/2030	—	—	—	—
Mark J. Erceg(5)	—	—	—	—	234,680	2,337,413	234,680	2,337,413
	—	—	—	—	—	—	827,586	8,242,757
	—	—	—	—	80,537	802,149	120,805	1,203,218
	—	344,115	14.53	1/9/2033	—	—	—	—
Bradford R. Turner(6)	—	—	—	—	118,155	1,176,824	118,155	1,176,824
	—	—	—	—	—	—	208,333	2,074,997
	—	—	—	—	46,141	459,564	69,211	689,342
	69,605	34,803	25.86	2/18/2032	13,921	138,653	34,802	346,628
	126,892	—	23.79	2/16/2031	—	—	—	—
	96,163	—	20.02	2/18/2030	—	—	—	—
Tracy L. Platt(7)	—	—	—	—	107,235	1,068,061	107,235	1,068,061
	—	—	—	—	166,362	1,656,966	—	—
Kristine K. Malkoski(8)	—	—	—	—	91,264	908,989	91,264	908,989
	—	—	—	—	—	—	125,359	1,248,576
	—	—	—	—	38,031	378,789	57,046	568,178
	32,917	16,459	25.86	2/18/2032	6,583	65,567	16,458	163,922
	64,037	—	23.79	2/16/2031	—	—	—	—
	41,212	—	20.02	2/18/2030	—	—	—	—

(1)
Number of Shares or Units of Stock That Have Not Vested. Represents all TRSU awards held by the named executive officers as of December 31, 2024 and PRSU awards for which performance conditions were certified as of December 31, 2024.
(2)
Market Value of Shares or Units of Stock That Have Not Vested. Represents the value of the number of shares of common stock covered by TRSU awards, and PRSU awards for which performance conditions were satisfied as of December 31, 2024 using $9.96 (the closing market price of the Company’s common stock on December 31, 2024).
(3)
Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested. Represents the value of the number of shares of common stock covered by all PRSU awards using $9.96 (the closing market price of the Company’s common stock on December 31, 2024). The value provided assumes the PRSU awards pay out at target and any performance criteria are achieved. The PRSU awards vest following the end of the applicable performance cycle if certain performance goals are attained and, generally, if the executive remains employed by the Company. The actual number of shares issued upon settlement will depend on the extent to which the performance goals are attained or exceeded. Based on the Company’s cumulative free cash flow, annual core sales growth and TSR relative to the applicable custom comparator group through the applicable performance period ending December 31, 2024, 0% of the PRSUs granted pursuant to the 2022 LTIP were or will be paid out upon vesting of the awards in 2025. Based on the Company’s free cash flow productivity and gross margin improvement during the applicable performance period ending December 31, 2024, 200% of the PRSUs granted pursuant to the SIP to Mr. Turner and to Ms. Malkoski will be paid out upon vesting of the awards in July 2025 and July 2026, subject to continued employment.

(4)
Vesting Dates—Peterson. Mr. Peterson was granted 184,889 stock options on February 18, 2022, and the exercise price per share ($25.86) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award vests in three tranches as follows: February 18, 2023 (61,629 options); February 18, 2024 (61,630 options); and February 18, 2025 (61,630 options). Mr. Peterson was granted 33,200 stock options on May 5, 2022, and the exercise price per share ($22.59) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award vests in three tranches as follows: May 5, 2023 (11,066 options); May 5, 2024 (11,067 options); and May 5, 2025 (11,067 options). Mr. Peterson was granted 227,046 stock options on February 16, 2021, and the exercise price per share ($23.79) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award is fully vested as of December 31, 2024. Mr. Peterson was granted 172,063 stock options on February 18, 2020, and the exercise price per share ($20.02) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award is fully vested as of December 31, 2024. The vesting date of his TRSU awards are as follows: February 16, 2025 (162,972 TRSUs); February 17, 2025 (41,247 TRSUs); February 18, 2025 (24,651 TRSUs); May 5, 2025 (4,426 TRSUs); May 16, 2025 (72,619 TRSUs); February 16, 2026 (162,972 TRSUs); February 17, 2026 (41,247 TRSUs); May 16, 2026 (72,619 TRSUs); and February 16, 2027 (162,973 TRSUs). The vesting date of his PRSU awards are as follows: February 18, 2025 (61,629 PRSUs), May 5, 2025 (11,066 PRSUs); February 17, 2026 (123,741 PRSUs); February 27, 2026 (1,724,137 PRSUs); May 16, 2026 (217,857 PRSUs); and February 16, 2027 (488,917 PRSUs).
(5)
Vesting Dates—Erceg. Mr. Erceg was granted 344,115 stock options on January 9, 2023, and the exercise price per share ($14.53) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award vests on the fifth anniversary of the grant date. The vesting date of his TRSU awards are as follows: February 16, 2025 (78,226 TRSUs); February 17, 2025 (40,268 TRSUs); February 16, 2026 (78,227 TRSUs); February 17, 2026 (40,269 TRSUs); and February 16, 2027 (78,227 TRSUs). The vesting date of his PRSU awards are as follows: February 17, 2026 (120,805 PRSUs); February 27, 2026 (827,586 PRSUs); and February 16, 2027 (234,680 PRSUs).
(6)
Vesting Dates—Turner. Mr. Turner was granted 104,408 stock options on February 18, 2022, and the exercise price per share ($25.86) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award vests in three tranches as follows: February 18, 2023 (34,802 options); February 18, 2024 (34,803 options); and February 18, 2025 (34,803 options). Mr. Turner was granted 126,892 stock options on February 16, 2021, and the exercise price per share ($23.79) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award is fully vested as of December 31, 2024. Mr. Turner was granted 96,163 stock options on February 18, 2020, and the exercise price per share ($20.02) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award is fully vested as of December 31, 2024. The vesting dates of his TRSU awards are as follows: February 16, 2025 (39,385 TRSUs); February 17, 2025 (23,070 TRSUs); February 18, 2025 (13,921 TRSUs); February 16, 2026 (39,385 TRSUs); February 17, 2026 (23,071 TRSUs); and February 16, 2027 (39,385 TRSUs). The vesting dates of his PRSU awards are as follows: February 18, 2025 (34,802 PRSUs); July 5, 2025 (145,833 PRSUs); February 17, 2026 (69,211 PRSUs); July 5, 2026 (62,500 PRSUs); and February 16, 2027 (118,155 PRSUs).
(7)
Vesting Dates—Platt. The vesting dates of Ms. Platt’s TRSU awards are as follows: February 16, 2025 (35,745 TRSUs); December 04, 2025 (33,272 TRSUs); February 16, 2026 (35,745 TRSUs); December 04, 2026 (33,273 TRSUs); February 16, 2027 (35,745 TRSUs); and December 4, 2026 (99,817 PRSUs which remain subject to continued employment but for which the performance conditions were satisfied as of December 31, 2024). The vesting date of her PRSU award is as follows: February 16, 2027 (107,235 PRSUs).
(8)
Vesting Dates—Malkoski. Ms. Malkoski was granted 49,376 stock options on February 18, 2022, and the exercise price per share ($25.86) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award vests in three tranches as follows: February 18, 2023 (16,458 options); February 18, 2024 (16,459 options); and February 18, 2025 (16,459 options). Ms. Malkoski was granted 64,037 stock options on February 16, 2021, and the exercise price per share ($23.79) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award is fully vested as of December 31, 2024. Ms. Malkoski was granted 41,212 stock options on February 18, 2020, and the exercise price per share ($20.02) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award is fully vested as of December 31, 2024. The vesting dates of her TRSU awards are as follows: February 16, 2025 (30,421 TRSUs); February 17, 2025 (19,015 TRSUs); February 18, 2025 (6,583 TRSUs); February 16, 2026 (30,421 TRSUs); February 17, 2026 (19,016 TRSUs); and February 16, 2027 (30,422 TRSUs). The vesting dates of her PRSU awards are as follows: February 18, 2025 (16,458 PRSUs); July 5, 2025 (87,751 PRSUs); February 17, 2026 (57,046 PRSUs); July 5, 2026 (37,608 PRSUs); and February 16, 2027 (91,264 PRSUs).

2024 Option Exercises and Stock Vested

Name	Number Of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)
Christopher H. Peterson	169,363	1,514,864
Mark J. Erceg	40,268	326,573
Bradford R. Turner	199,919	1,420,290
Tracy L. Platt	33,272	344,698
Kristine K. Malkoski	122,419	866,302

(1)
Value Realized on Vesting. Represents the value of shares issued in respect of vested RSUs using the closing market price of the Company’s common stock on the relevant vesting date and includes the following cash payments for dividend equivalents paid with respect to RSUs: Mr. Peterson, $165,017; Mr. Erceg, $17,718; Mr. Turner, $121,703; Ms. Platt, $9,316; and Ms. Malkoski, $68,627.

2024 Nonqualified Deferred Compensation

Name	Name of Plan	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings (Loss) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)(6)
Christopher H. Peterson	Supplemental ESP	405,600	253,860	283,772	—	2,629,684
Mark J. Erceg	Supplemental ESP	144,768	124,068	31,120	—	462,831
Bradford R. Turner	2008 Plan	—	—	26,936	—	345,867
	Supplemental ESP	87,580	95,880	53,729	(70,924)	835,890
Tracy L. Platt	Supplemental ESP	94,976	81,276	1,286	—	177,538
Kristine K. Malkoski	Supplemental ESP	—	—	—	—	—

(1)
Executive Contributions in Last FY. The amounts reported in this column for each named executive officer are reported as “Salary/Non-Equity Incentive Plan Compensation” in the “2024 Summary Compensation Table.”
(2)
Company Contributions in Last FY. For 2024, the Company contributed to each eligible named executive officer’s account under the Supplemental ESP the amount described in the table, as reported in the “All Other Compensation” column of the “2024 Summary Compensation Table.” Company contributions were credited in March 2025 for contributions granted under the Supplemental ESP in 2024. No Company contributions are reflected for the 2008 Plan because the 2008 Plan was frozen to future deferrals as of January 1, 2018 with respect to the named executive officers.
(3)
Aggregate Earnings (Loss) in Last FY. The investment earnings/loss for 2024 reported in this column for each named executive officer is not included in the “2024 Summary Compensation Table.”
(4)
Aggregate Withdrawals/Distributions. Mr. Turner received a distribution of $70,923.81 from the Supplemental ESP in 2024.

(5)
Aggregate Balance at Last FYE. The following amount with respect to the 2008 Plan was reported in prior years’ summary compensation tables: Mr. Turner, $77,684. The following amounts with respect to the Supplemental ESP were reported in prior years’ summary compensation tables: Mr. Peterson, $541,065; Mr. Erceg $83,348; and Mr. Turner, $383,785. The Aggregate Balance at Last FYE column in this table includes 2024 accrued contributions that were credited in 2025.
(6)
Legacy Accounts under 2008 Plan. Prior to 2018, Mr. Turner received “SERP Cash Account Credits,” as defined in the 2008 Plan, which vested ratably in annual installments based on his continued employment with the Company, and which, once vested, continue to be maintained in an investment account (each, a “Cash Account”) for the eligible named executive officer’s benefit pursuant to the 2008 Plan. The balances set forth in the table for Mr. Turner relating to the 2008 Plan reflect legacy contribution credits made before this benefit was discontinued.

Deferred Compensation Plans.

2008 Plan.

Eligibility. Mr. Turner was eligible to participate in the 2008 Plan.

Participant Contributions. For each calendar year prior to 2018, a participant could elect to defer to the 2008 Plan up to 50% of his base salary and up to 100% of any cash bonus paid for the calendar year. The deferred amounts were credited to an account established for the participant. As of January 1, 2018, the 2008 Plan was frozen to future deferrals except for a small number of grandfathered participants, none of whom are named executive officers.

Cash Account—Basic Contribution. Mr. Turner had funds credited for his benefit in a Cash Account as contributions made by the Company pursuant to the 2008 Plan. Prior to 2018, Mr. Turner received an annual basic contribution credit. This annual contribution credit to Cash Accounts was discontinued for all plan years following 2017 in connection with the adoption of the Supplemental ESP.

Vesting. Many of the contributions made by the Company were subject to ratable annual vesting schedules. Mr. Turner is currently 100% vested in his Cash Account balance and other benefits under the 2008 Plan.

Investments. Each Cash Account is credited with earnings and losses based on investment alternatives made available in the 2008 Plan and selected by the named executive officer from time to time.

Distributions. Mr. Turner’s retirement account and the vested portion of his Company contributions account will be paid out in a lump sum upon termination of employment. The payment or commencement of the benefits will be made in the year after the year of his termination of employment, but not sooner than six months after the date of such termination.

In addition, upon Mr. Turner’s death, deferrals and Company contributions will be paid to beneficiaries in accordance with his payment election for amounts payable on a termination of employment. In the event of Mr. Turner’s termination of employment within two years following a “change in control event” with respect to the Company (for Internal Revenue Code Section 409A purposes), the entire undistributed balance of his Cash Account would be paid pursuant to the 2008 Plan in a lump sum on the first business day of the seventh month following the named executive officer’s termination of employment. Mr. Turner may also request a distribution as necessary to satisfy an unforeseeable emergency.

Supplemental ESP.

Eligibility. All the named executive officers are eligible to participate in the Supplemental ESP.

Participant Contributions. For each calendar year, a participant can elect to defer up to 50% of his or her base salary in excess of the IRS 401(a)(17) limit and up to 100% of any annual incentive bonus on a pre-tax basis. The deferred amounts are credited to an account established for the participant.

Company Contributions. For each calendar year, the Company will credit participants with a matching contribution for up to 6% of their base pay in excess of the IRS 401(a)(17) limit, subject to applicable conditions. The Company will also make a matching contribution for up to 6% of their annual incentive bonus, subject to applicable conditions. The Company also has the ability to make discretionary matching contributions under the Supplemental ESP.

Compensation. The amount of compensation deferred under the Supplemental ESP is based on elections by each participant in accordance with the terms of the Supplemental ESP, the Company contributions and the earnings or losses thereon. The obligation of the Company to pay such deferred compensation will become due as pre-designated by each participant or on retirement, death or other termination of employment in the form and on the date or dates determined in accordance with the terms of the Supplemental ESP.

Vesting. All eligible participants will be at all times 100% vested in their entire benefit under the Supplemental ESP, except that the Company may establish a vesting schedule for any discretionary employer contributions.

Investments. Amounts deferred under the Supplemental ESP will be credited with investment returns based on investment alternatives chosen by each participant, and the amount payable to each participant will reflect the investment returns of the chosen investment alternatives.

Distributions. At the time a participant makes a deferral election, he or she must elect whether such amount is to be paid in a lump sum or in annual installments of not more than 10 years. If no selection is made, the amount will be paid out in a lump sum. The amount will be paid out as elected upon termination of employment for each named executive office, but not sooner than six months after the date of such termination, or a month and year elected by the participant which must be at least three years after the last day of the plan year for which the election relates (unless termination of employment occurs before such month and year, in which case distributions would commence in connection with such termination, but not sooner than six months after such termination). Payments with respect to Company contributions will commence upon a participant’s termination of employment, but not sooner than six months after such termination. The Company has the authority, subject to certain limitations, to terminate the Supplemental ESP in connection with a “change in control event” with respect to the Company (for Internal Revenue Code Section 409A purposes) and distribute each affected participant’s entire vested account.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF THE COMPANY

The Company provides certain additional benefits to eligible employees upon certain types of termination of employment, including termination of employment following a change in control of the Company. All named executive officers were eligible for benefits under these circumstances as of December 31, 2024.

Termination of Employment Following a Change in Control

Newell Brands Executive Severance Plan.

As of the date of this Proxy Statement, each of the named executive officers participates in the Severance Plan.

The Severance Plan provides for benefits upon either of two types of employment termination involving a participating executive (an “Executive”): (i) an involuntary termination of the Executive’s employment by the Company without Good Cause (as defined in the Severance Plan); or (ii) a voluntary termination of employment for Good Reason (as defined in the Severance Plan). Under the Severance Plan, Good Cause exists if the Executive willfully engages in misconduct in the performance of his or her duties that causes material harm to the Company, engages in an intentional act of fraud, theft, dishonesty or falsification with respect to the Company, intentionally and materially breaches any Company Code of Conduct or policy that applies to Executive or statutory duty that Executive owes to the Company, is convicted of a criminal violation involving fraud, dishonesty or moral turpitude or that otherwise prevents Executive from performing his or her duties with the Company, or refuses to perform Executive’s reasonably assigned duties as an employee (other than a refusal resulting from his or her disability). Generally, Good Reason exists under the Severance Plan if there is a material adverse change in the nature or the scope of the Executive’s authority, duties, rate of pay or incentive or retirement benefits; the Executive is required to report to an officer with a materially lesser position or title, the Company relocates the Executive by 50 miles or more; or the Company materially breaches the provisions of the Severance Plan. However, Good Reason will not exist if the Company’s reduction in benefits under an incentive or retirement plan is applicable to all other plan participants who are senior executives and either (1) the reduction is a result of an extraordinary decline in the Company’s earnings, share price or public image or (2) the reduction is done to bring the plan(s) in line with the compensation programs of comparable companies.

For purposes of the Severance Plan, a Change in Control generally means: (i) a person acquires 25% or more of the voting power of the Company’s outstanding securities; (ii) a merger, consolidation or similar transaction that generally involves a change in ownership of at least 50% of the Company’s outstanding voting securities; (iii) a sale of all or substantially all of the Company’s assets that generally involves a change in ownership of at least 50% of the Company’s outstanding voting securities; or (iv) certain changes in the composition of a majority of the Board over a period of two consecutive years or less.

Under the Severance Plan, in the event of a Change in Control, Executives are eligible to receive the following pay and benefits if their employment is terminated by the Company other than for Good Cause or by the Executive for Good Reason, on or within 24 months after a Change in Control:

•
Severance pay equal to two times the sum of their base salary and target annual cash bonus;
•
A pro rata annual cash bonus for the year of termination, based on attainment of targeted results at a target payout level, as well as payment under any bonus plan that applies to Executive for any completed year for which bonuses have not been paid as of the date of termination;

•
Full vesting of equity and long-term incentive awards that were granted on or after the Executive’s participation in the Severance Plan, with performance metrics deemed satisfied at target payout level for uncompleted performance periods;
•
A period of 3 years or the remaining term under an Executive’s option agreement to exercise options that were granted on or after the Executive’s participation in the Severance Plan;
•
Up to 2 years of medical, vision and dental benefits at active employee premium rates which terminate upon eligibility for coverage under certain other plans;
•
100% vesting of benefits under the Supplemental ESP and the 2008 Plan and payment to Executives of a lump sum equal to the sum of any unvested amounts accrued or credited under qualified defined contribution plans as of the date of termination; and
•
Twelve months of outplacement benefits.

To receive benefits under the Severance Plan, participating Executives are required to sign a release of claims, as well as restrictive covenants, including non-competition and non-solicitation covenants for a period of time following termination equal to the number of years of base salary that the Executive receives as severance pay (not to exceed two years). The Company may recover payments previously paid in the event an Executive breaches restrictive covenants. No gross-up payment will be made to cover any excise and related income tax liability arising under Sections 4999 and 280G of the Internal Revenue Code as a result of any payment or benefit arising under the Severance Plan. Instead, the Severance Plan provides for a reduction in amounts payable so that no excise tax would be imposed. However, a reduction in payments will not occur if the payment of the excise tax would produce a greater overall net after-tax benefit.

2013 Incentive Plan and 2022 Incentive Plan.

None of the outstanding unvested equity awards held by the named executive officers are “single trigger” that would vest on the occurrence of a change in control of the Company (assuming such awards are assumed and converted into new awards). If any awards under either the 2013 Incentive Plan or the 2022 Incentive Plan are replaced with equivalent equity awards upon a Change in Control, then upon a termination of employment without Good Cause or for Good Reason (as such terms are defined in the relevant plan document) within two years following the Change in Control, all such unvested awards become fully exercisable and all restrictions applicable to such awards will terminate or lapse. Under the 2013 Incentive Plan and 2022 Incentive Plan, all awards that are not replaced with equivalent equity awards upon a Change in Control become fully exercisable or vested without restriction, and awards that are earned but not paid become immediately payable in cash. These benefits do not require any termination of employment. Under the terms of the RSU agreements held by the named executive officers, PRSUs will be treated in the same manner as TRSUs following a Change in Control of the Company in that an unvested PRSU will have the same value as an unvested TRSU, and any unvested PRSU will either be replaced by a time-based equity award or become immediately vested, in either case assuming a target level of performance for the PRSUs.

2008 Plan/Supplemental ESP.

See the discussion under “2024 Nonqualified Deferred Compensation — Deferred Compensation Plans — 2008 Plan” and the discussion under “2024 Nonqualified Deferred Compensation — Deferred Compensation Plans — Supplemental ESP” for an explanation of the potential treatment of the benefits payable to a named executive officer in connection with a Change in Control. For purposes of the 2008 Plan and Supplemental ESP, a Change in Control is determined by reference to certain provisions of Section 409A of the Code.

Termination of Employment—No Change in Control

Newell Brands Executive Severance Plan.

As noted above, as of the date of this Proxy Statement, each of the named executive officers participates in the Severance Plan.

In the event of termination in the absence of a Change in Control, at any time by the Company other than for Good Cause or by the Executive for Good Reason, as those terms are defined in the Severance Plan, Executives are eligible to receive the following pay and benefits:

•
Severance pay equal to two times the sum of the base salary and target annual cash bonus for the CEO and equal to one times the sum of the base salary and target annual cash bonus for non-CEO Executives;
•
A pro rata annual cash bonus based on actual corporate results for the year of termination and any completed year for which bonuses have not been paid as of the date of termination, subject to adjustments that may be applied generally;
•
Vesting of a pro-rata portion of time-based equity and long-term incentive awards that were granted on or after the Executive’s participation in the Severance Plan and would have otherwise vested during the three-year period after termination, with settlement in accordance with the original schedule and vesting of performance-based equity and long-term incentive awards subject to the level of achievement of performance goals, in each case subject to any more favorable provisions in an offer letter or grant agreement;
•
Vesting of a pro-rata portion of option awards that were granted on or after the Executive’s participation in the Severance Plan and would have otherwise vested during the three-year period after termination, and exercisability of vested options for up to one year after the later of termination or vesting, subject to any more favorable provisions in an offer letter or grant agreement;
•
Up to 2 years for the CEO and 1 year for non-CEO Executives of medical and dental benefits at active employee premium rates that terminate upon eligibility for coverage under certain other plans; and
•
Twelve months of outplacement benefits.

In order to receive benefits under the Severance Plan, participating Executives are required to sign a release of claims, as well as restrictive covenants, including non-competition and non-solicitation covenants for a period of time following termination equal to the number of years or partial years of base salary that the Executive receives as severance pay (not to exceed two years). The Company may recover payments previously paid in the event an Executive breaches restrictive covenants.

Mr. Peterson’s CEO Offer Letter.

In connection with his appointment as President and CEO as of the Effective Date, Mr. Peterson and the Company entered into an offer letter dated February 9, 2023 (the “Peterson CEO Offer Letter”), as filed with the SEC on a Current Report on Form 8-K dated February 10, 2023.

As specified in the Peterson CEO Offer Letter, Mr. Peterson participates in the Severance Plan (provided, however, that any subsequent amendment to the Severance Plan shall be null and void with respect to Mr. Peterson if it reduces compensation and benefits under the Severance Plan compared to the compensation and benefits available under the Severance Plan on the date of the offer letter).

In addition, the Peterson CEO Offer Letter provides that Mr. Peterson’s equity-based awards granted by the Company after the date of the Peterson CEO Offer Letter will provide for the following benefits should he elect to retire under the Company’s retirement criteria now in effect (i.e., attainment of age 60, or age 55 with 10 years of service) or otherwise be involuntarily terminated (other than a termination by the Company for Good Cause, as defined in the Severance Plan): (i) continued vesting of all outstanding RSUs and stock options without regard to any requirement for continuous employment, but subject to any applicable performance criteria, and (ii) survival of any stock option awards for a period of five years following the later of the date of termination or vesting date, not to exceed the remaining term of the option. Furthermore, in the event of a retirement contemplated above, he will also be entitled to receive his management bonus for the fiscal year in which the retirement occurs, prorated by a fraction, the numerator of which is the number of days in the fiscal year in which the termination occurs through the date of termination and the denominator of which is three hundred sixty-five (365). This partial bonus payment will not be subject to any individual performance modifier but will be paid out on the basis of actual corporate performance levels and will be subject to any adjustments or modifiers based on the Company’s performance under the terms of the Bonus Plan. This partial bonus will be paid at the same time as management bonuses are paid to active Company employees. Mr. Peterson will be required to execute a separation agreement and general release in order to receive such retirement or termination benefits.

Ms. Platt’s Offer Letter.

Ms. Platt’s employment letter provides that if her employment is terminated by the Company without Good Cause or voluntarily by Ms. Platt for Good Reason (as such terms are defined in the 2022 Incentive Plan) within the first three years of her employment, any unvested TRSUs and PRSUs provided as part of the Employment Transition Award shall remain outstanding until the vesting date specified in the applicable award agreement, at which time such RSUs will vest and be settled as provided in the applicable award agreement (without regard to any requirements regarding continuous employment with the Company or an affiliate, but subject to any applicable performance criteria).

2013 Incentive Plan and 2022 Incentive Plan.

The following applies to stock options and RSUs, under the 2013 Incentive Plan and 2022 Incentive Plan, that are outstanding on December 31, 2024 and held by the named executive officers, upon termination of employment, including termination due to retirement, death or disability. For these purposes, “retirement” is defined as a voluntary or involuntary termination of employment after the grantee has either attained the age of sixty or attained age fifty-five with ten or more years of credited service, other than a termination due to death or disability or an involuntary termination for cause (as defined therein) or, for certain awards to Mr. Peterson, Good Cause (as defined in the Severance Plan).

Stock Options. if an individual’s employment terminates for any reason other than death, disability or retirement, then all of his or her options generally expire on, and cannot be exercised after, the date of his or her termination; provided that (i) under stock options granted through the end of 2020, if such a termination of employment occurs while the grantee is restricted from trading the Company’s common stock, then the stock option shall expire 60 days after the close of such restricted period; (ii) stock options granted in 2021 will expire on, and cannot be exercised after, the date that is 90 days after the date of such termination of employment; and (iii) stock options granted after 2021 expire on, and cannot be exercised after, the date that is 90 days after the date of such termination of employment; provided that if the option would otherwise expire while the grantee is restricted from trading the Company’s common stock, then the portion of the stock option vested as of such termination date shall instead expire 60 days after the close of such restricted period. If the grantee’s employment is terminated due to death, disability or retirement, all outstanding options will continue to vest (without regard to any continuous employment requirements but subject to any performance conditions) and be exercisable for a period of (A) three years following the later of the date of vesting or termination of employment (or until the expiration of the term of the option, if earlier), pursuant to stock option awards granted through the end of 2021, or (B) five years following the termination of employment (or until the expiration of the term of the option, if earlier), pursuant to stock option awards granted after 2021.

Restricted Stock Units (RSUs). In general, under all outstanding RSU agreements, if a named executive officer’s employment terminates for any reason other than death, disability or retirement, then all of his or her RSUs are forfeited on the date of such termination. If a named executive officer’s employment terminates due to death or disability, then all restrictions lapse, and all RSUs fully vest at target payout levels, on the date of his or her termination.

In accordance with the Peterson CEO Offer Letter, if Mr. Peterson’s employment is terminated prior to a vesting date due to retirement or if he is involuntarily terminated by the Company other than for Good Cause (as defined in the Severance Plan), death or disability, any unvested RSUs granted to Mr. Peterson after 2022 will continue to vest in full and will be paid out in accordance with the original vesting and payment schedule, subject to the level of achievement of any applicable performance criteria. With respect to all other outstanding RSUs issued to named executive officers, if the individual’s employment terminates due to retirement, any unvested TRSUs and PRSUs granted more than 12 months prior to the date of retirement will be pro-rated by dividing the full number of months worked since the grant date by the full number of months in the applicable vesting period; provided that PRSUs will not be pro-rated (and will vest in full subject to the achievement of the applicable performance criteria) if the executive retires at age 60 or later. The pro-rated awards (or full PRSUs for retirees over 60) will continue to vest and will be paid out in accordance with the original vesting and payment schedule, subject to the level of achievement of any applicable performance criteria. Except in the case of awards granted after 2022 to Mr. Peterson, any RSUs granted less than 12 months from the date of retirement will be forfeited under these retirement provisions.

Additional Provisions. All outstanding RSU and stock option agreements for the named executive officers include confidentiality, non-solicitation, non-competition and non-disparagement obligations. Further, for certain events, including in the event of termination of the executive’s employment with the Company by the Company without Good Cause or termination by an employee for Good Reason (as such terms are defined in the 2013 Incentive Plan or 2022 Incentive Plan, as applicable), the Board or the Committee has the discretion to accelerate the date as of which any stock option may become exercisable or to accelerate the date as of which the restrictions will lapse with respect to RSUs or other awards. Additional provisions described in this Proxy Statement may apply to the treatment of RSUs or stock options upon termination of a named executive officer’s employment under the terms of the named executive officer’s employment offer or pursuant to the Severance Plan, as applicable.

2008 Plan/Supplemental ESP.

Mr. Turner is fully vested in his Cash Account balance, and all participating named executive officers are fully vested in their Supplemental ESP accounts. Under each of the 2008 Plan and Supplemental ESP, assuming a termination of employment on December 31, 2024, each named executive officer would be entitled to the entire balance of his or her 2008 Plan Cash Account and Supplemental ESP account, as applicable, as reported in the “Aggregate Balance at Last FYE” column of the “2024 Nonqualified Deferred Compensation” table. See the discussion under “2024 Nonqualified Deferred Compensation — Deferred Compensation Plans — 2008 Plan” and “2024 Nonqualified Deferred Compensation — Deferred Compensation Plans — Supplemental ESP” for an explanation of benefits payable to a named executive officer upon his or her termination of employment.

Potential Payments upon Termination or Change in Control

The amounts set forth in the table below would be payable to or for each named executive officer, assuming no Change in Control (as defined in the applicable agreement or plan document) of the Company, if the named executive’s officer’s employment were terminated on December 31, 2024 on account of death or disability or due to a qualifying termination. The table below also quantifies the additional compensation and benefit amounts that would be payable to each named executive officer upon a qualifying termination within 24 months after a Change in Control (as described above) if such events occurred as of December 31, 2024. A qualifying termination consists of involuntary termination without “Good Cause” or voluntary termination by the executive for “Good Reason”, as defined by the Severance Plan or other applicable plan or agreement.

The compensation included is only that which would have been payable as a result of the applicable triggering event. The table below excludes the value of the amounts payable under deferred compensation plans that are disclosed in the “2024 Nonqualified Deferred Compensation” table on page 61.

Name	Benefit	Death or Disability ($)	Qualifying Termination – No Change in Control ($)	Qualifying Termination within 24 Months of Change in Control ($)
Christopher H. Peterson	Severance Payment(1)(2)	—	6,500,000	6,500,000
	Pro rata Bonus Payment(3)(4)	3,276,000	3,276,000	1,950,000
	Value of Unvested RSUs/Options(5)(6)	33,595,807	33,540,698	33,595,807
	Health & Welfare Benefits(7)(8)	—	24,115	24,115
	Outplacement(9)	—	30,000	30,000
	Total Estimated Value(10)	36,871,807	43,370,813	42,099,922
Mark J. Erceg	Severance Payment(1)(2)	—	1,760,000	3,520,000
	Pro rata Bonus Payment(3)(4)	1,612,800	1,612,800	960,000
	Value of Unvested RSUs/Options(5)(6)	14,922,948	7,958,010	14,922,948
	Health & Welfare Benefits(7)(8)	—	14,311	28,621
	Outplacement(9)	—	30,000	30,000
	Total Estimated Value(10)	16,535,748	11,375,121	19,461,569
Bradford R. Turner	Severance Payment(1)(2)	—	1,450,000	2,900,000
	Pro rata Bonus Payment(3)(4)	1,218,000	1,218,000	725,000
	Value of Unvested RSUs/Options(5)(6)	8,137,828	3,620,420	8,137,828
	Health & Welfare Benefits(7)(8)	—	15,063	30,127
	Outplacement(9)	—	30,000	30,000
	Total Estimated Value(10)	9,355,828	6,333,483	11,822,955
Tracy L. Platt	Severance Payment(1)(2)	—	1,295,000	2,590,000
	Pro rata Bonus Payment(3)(4)	999,600	999,600	595,000
	Value of Unvested RSUs/Options(5)(6)	3,793,087	2,539,860	3,793,087
	Health & Welfare Benefits(7)(8)	—	14,870	29,740
	Outplacement(9)	—	30,000	30,000
	Total Estimated Value(10)	4,792,687	4,879,330	7,037,827
Kristine K. Malkoski	Severance Payment(1)(2)	—	1,295,000	2,590,000
	Pro rata Bonus Payment(3)(4)	1,023,400	1,023,400	595,000
	Value of Unvested RSUs/Options(5)(6)	5,491,585	3,090,160	5,491,585
	Health & Welfare Benefits(7)(8)	—	11,507	23,013
	Outplacement(9)	—	30,000	30,000
	Total Estimated Value(10)	6,514,985	5,450,067	8,729,598

(1)
Severance Payment—Qualifying Termination. Under the Severance Plan, Mr. Peterson would receive a cash severance payment equal to two times the sum of base salary and target annual cash incentive award, and each of Messrs. Erceg and Turner and Mses. Platt and Malkoski would receive a cash severance payment equal to the sum of base salary and target annual cash incentive award.
(2)
Severance Payment—Qualifying Termination Following Change in Control. Under the Severance Plan, each of the named executive officers would receive a cash severance payment equal to two times the sum of their base salary and target annual cash bonus.
(3)
Pro rata Bonus—Death, Disability or Qualifying Termination. All named executive officers would be entitled to a pro-rated annual cash bonus for the year of death, disability, or qualifying termination, paid on the basis of actual performance. Because she was retirement eligible as of December 31, 2024, Ms. Malkoski would also be entitled to such a bonus in the event of her retirement under the terms of the Bonus Plan. The Bonus Plan for 2024 paid out at 168% for Messrs. Peterson, Erceg and Turner and Ms. Platt, and 172% for Ms. Malkoski.

(4)
Pro rata Bonus—Qualifying Termination Following Change in Control. All named executive officers included in this table would be entitled to a pro-rated annual cash bonus for the year of qualifying termination within 24 months of a Change in Control, paid on the basis of target performance. A pro-rated annual cash bonus would also be payable on the basis of target performance to the named executive officers upon a change in control (regardless of whether they experienced an employment termination) for the year of the change in control under the terms of the Bonus Plan.
(5)
Value of Unvested RSUs/Options—Qualifying Termination. Amounts in this row represent the value of the RSUs or stock options that would vest upon a qualifying termination, assuming in Mr. Peterson’s case an involuntary termination without Good Cause. The value of the RSUs and stock options is based on the closing market price of the Company’s common stock on December 31, 2024 and assumes performance at the target (100%) payout level for all PRSUs. In the event he were terminated other than for Good Cause, Mr. Peterson would be entitled to full vesting of all outstanding RSU awards granted in 2023 and 2024. In the event he resigned for Good Reason, Mr. Peterson would be entitled to pro-rata vesting of all outstanding RSU awards granted in 2023 and 2024. In the event he or she were terminated other than for Good Cause or resigned for Good Reason, (i) Mr. Peterson would be entitled to pro-rata vesting of all outstanding RSU and stock option awards granted in 2022, (ii) Ms. Platt would be entitled to full vesting of all outstanding RSUs provided as part of her Employment Transition Award and pro-rata vesting of all her other outstanding RSU awards, and (iii) all other named executive officers would be entitled to pro-rata vesting of all of their unvested RSU and stock option awards. Furthermore, because she was retirement eligible as of December 31, 2024 under the terms of her awards, in the event of any voluntary or involuntary termination of Ms. Malkoski’s employment, without cause (as defined in the applicable award agreement), Ms. Malkoski would be entitled to full vesting of her unvested PRSU awards granted in 2022 and 2023 and all of her unvested stock option awards. The portion of any awards continuing to vest following a termination of employment under the provisions described above would continue to vest and be paid, as applicable, in accordance with the original vesting and payment schedule, subject in all cases to the level of achievement of any applicable performance criteria.
(6)
Value of Unvested RSUs/Options—Death, Disability, or Qualifying Termination Following a Change in Control. Amounts in this row consist of RSUs and stock options that would vest upon death, disability, or qualifying termination following Change in Control (as defined in the 2013 Incentive Plan or 2022 Incentive Plan, as applicable), on December 31, 2024, with PRSUs payable at target. The value of the RSUs and stock options is based on the closing market price of the Company’s common stock on December 31, 2024 of $9.96.
(7)
Welfare Benefits for Severance Period—Qualifying Termination. Amounts in this row consist of projected premiums for life, medical, dental, vision, accidental death and disability and disability policies, reduced by the amount of projected employee premiums and employee paid administrative charges, during the severance period for each named executive officer. For a termination without cause, amounts reflect projected costs for 12 months for all named executive officers (other than Mr. Peterson, for whom the amount reflects projected costs for 24 months).
(8)
Welfare Benefits for Severance Period—Qualifying Termination following Change in Control. Amounts in this row consist of projected premiums for life, medical, dental, vision, accidental death and disability and disability policies, reduced by the amount of projected employee premiums and employee paid administrative charges, during the severance period for each named executive officer. For a qualifying termination following Change in Control, amounts reflect projected costs for 24 months.
(9)
Outplacement Value. Amounts in this row consist of projected costs of outplacement service provided to the executive upon termination of employment.
(10)
Potential Payment Reduction (Section 280G). For all named executive officers, the total estimated value in the event of a qualifying termination within 24 months of a Change in Control may be subject to reduction in payments pursuant to the Severance Plan to avoid excise tax liability arising under Sections 4999 and 280G of the Internal Revenue Code.

2024 Director Compensation

This table discloses all compensation provided to each non-employee director of the Company in 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Patrick D. Campbell	140,000	159,999	299,999
Jay L. Johnson(3)	40,889	—	40,889
James P. Keane	116,806	199,775	316,581
Gerardo I. Lopez	115,000	159,999	274,999
Courtney R. Mather (3)	45,889	—	45,889
Bridget Ryan Berman (Chairperson)	253,462	159,999	413,461
Judith A. Sprieser	140,000	159,999	299,999
Stephanie P. Stahl	115,000	159,999	274,999
Robert A. Steele (3)	81,458	—	81,458
Anthony Terry	115,000	219,449	334,449

(1)
Fees Earned or Paid in Cash. Includes all meeting and retainer fees paid quarterly in cash or deferred pursuant to the Company’s 2008 Plan.
(2)
Stock Awards. The amounts in this column reflect the grant date fair value, calculated in accordance with ASC 718, of (i) the award of 19,441 RSUs to each of Mr. Campbell, Mr. Lopez, Ms. Ryan Berman, Ms. Sprieser, Ms. Stahl, and Mr. Terry on May 9, 2024 under the 2022 Incentive Plan; (ii) the award of 24,274 RSUs to Mr. Keane on May 9, 2024 under the 2022 Incentive Plan and (iii) the award of 6,849 RSUs to Mr. Terry on January 1, 2024 under the 2022 Incentive Plan in connection with the commencement of his Board service. The RSU awards are scheduled to vest on the earlier of: (i) the first anniversary of the date of the grant; or (ii) the next annual meeting of the Company’s stockholders, which is at least 50 weeks after the immediately preceding year’s annual meeting of the Company’s stockholders; in each case provided the director remains on the Board until such date (the “Vesting Period”). The number of whole RSUs granted to each non-employee director other than Mr. Keane on May 9, 2024 was determined by dividing $160,000 by the fair market value of a share of common stock on the date of grant, $8.23. The number of whole RSUs granted to Mr. Keane on May 9, 2024 was determined by dividing $199,781 by the fair market value of a share of common stock on the date of grant, $8.23, reflecting an additional grant value prorated to reflect his partial year of Board service from February 15, 2024 through the date of the Annual Meeting. The number of whole RSUs granted to Mr. Terry on January 1, 2024 was determined by dividing $59,454 by the closing price of a share of the Company’s common stock on last trading day prior to the date of grant, $8.68. Mr. Campbell and Ms. Stahl elected to defer receipt of their RSUs granted in 2024. Their deferred RSUs will convert to an equal number of shares of the Company’s common stock after they leave the Board, and, at that time, they will also receive the cash value of reinvested dividends paid on the Company’s common stock since the end of the Vesting Period. As of December 31, 2024, each of the non-employee directors then serving on the Board held 19,441 unvested RSUs other than Mr. Keane, who held 24,274 unvested RSUs.
(3)
Departures. On May 9, 2024, Messrs. Steele, Mather, and Johnson ceased to serve on the Board upon the completion of their terms.

Non-employee directors of the Company are paid an annual cash retainer of $115,000, and the Chairperson of the Board is paid an additional annual retainer of $200,000 (for a total cash retainer of $315,000). This additional annual cash retainer for the Chairperson of the Board was increased from $115,000 to $200,000 in 2024 in connection with a corresponding decrease in the Chairperson’s equity award value. The Chairperson’s equity award value in 2023 was targeted at $245,000 and was in the form of an option grant, and for 2024 the Chairperson’s equity award value is targeted at $160,000 and is in the form of RSUs like other non-employee directors, as described below. Additional annual cash retainers are paid to Committee Chairs as follows: Audit Committee, $25,000; Nominating/Governance Committee, $25,000; and Compensation and Human Capital Committee, $25,000. Prior to dissolution of the Finance Committee in February 2024, the chair of such committee received an additional annual cash retainer of $20,000. Annual cash retainers are paid in quarterly installments, and non-employee directors who join or leave mid-year may receive adjustments to their quarterly installments accordingly. Each non-employee director is eligible to participate in the Company’s 2008 Plan and is permitted to defer up to 100% of director fees under the terms of that plan. Pursuant to the 2008 Plan, non-employee directors are eligible to defer quarterly cash retainer fees to a stock fund that tracks the performance of the Company’s common stock. Fees invested in this manner are subject to notional dividend reinvestment. The aggregate value of the fund and dividend reinvestment proceeds are paid out as cash to the non-employee director after the end of his or her service on the Board. This deferral election may be made once per calendar year and is irrevocable for cash fees earned and deferred while the director’s election was in effect. The Company also provides reimbursement, on a quarterly basis, to directors for their purchase of Company products, up to an annual limit of $3,500.

Non-employee directors receive an annual RSU award valued at $160,000, with the number of RSUs determined by the fair market value of a share of the Company’s common stock on the date of grant. These awards are typically approved at the regular May Board meeting and effective as of the date of the annual meeting of stockholders, and vest on the earlier of: (i) the first anniversary of the date of the grant; or (ii) the next annual meeting of the Company’s stockholders, which is at least 50 weeks after the immediately preceding year’s annual meeting of the Company’s stockholders, in each case provided the director remains on the Board until such date. During the Vesting Period, when a cash dividend is paid on the Company’s common stock, a director holding an unvested RSU award is credited with a corresponding dividend equivalent with respect to his or her RSUs, which will be paid in cash at the end of the vesting period, and any such dividend equivalents relating to RSUs that are forfeited shall also be forfeited. If the director’s service on the Board terminates prior to the vesting date of an RSU or option award due to death, disability (as determined by the Compensation and Human Capital Committee) or retirement in accordance with the Company’s retirement policy for directors, the director will become fully vested in his RSU award.

The 2022 Incentive Plan allows discretionary grants to non-employee directors of stock options, stock awards and stock units. Upon the election of a new non-employee director between annual meetings of stockholders, the Board may grant a pro-rated partial annual award of RSUs to the new director, as it did with Mr. Terry’s commencement of Board service on January 1, 2024, or the Board may increase the value of the initial annual grant for such director to reflect the director’s partial year of service, as it did for Mr. Keane on the date of the Annual Meeting.

The 2008 Plan permits non-employee directors of the Company to defer receipt of any common stock of the Company that such non-employee directors may otherwise be entitled to receive at the end of the vesting period for any annual RSU award. Directors who elect to defer annual RSU vesting receive, on the scheduled RSU vesting date, a quantity of phantom stock units that is equal to the quantity of their deferred RSUs. Pursuant to the 2008 Plan, non-employee directors holding phantom stock units converted from annual RSU awards will receive in exchange for their phantom stock units an equal number of shares of Company common stock after such non-employee director’s separation from the Board. In this case, notional dividend reinvestment applies to the phantom stock units during the deferral period, so that, at the end of the deferral period, the director receives the shares of common stock originally granted as well as the cash value of all dividends paid and reinvested during the deferral period. Other than the timing of when shares of Company common stock may be received by non-employee directors, the deferral election provisions do not otherwise materially alter RSU awards granted to all directors, which continue to be administered and redeemed in accordance with the terms of the RSU awards and the related incentive plan. This deferral election may be made once per calendar year and is irrevocable for RSU awards granted while the director’s election was in effect.

PAY RATIO

The Dodd-Frank Act and the compensation disclosure rules of the SEC require the Company to disclose the ratio of the annual total compensation of the CEO (the “CEO Compensation”) to the median of the annual total compensation of the employees of the Company and its consolidated subsidiaries (other than the CEO) (the “Median Annual Compensation”).

For 2024, the Median Annual Compensation was $39,614 and the CEO Compensation was $12,392,060; accordingly, the CEO Compensation was approximately 313 times that of the Median Annual Compensation. This calculated “pay ratio” is a reasonable estimate determined in a manner consistent with Item 402(u) of Regulation S-K. The Company refers to the employee who received the Median Annual Compensation as the “median employee.”

The Company used the following methodology to make the determinations for identifying the median employee:

•
As of December 31, 2024 (the “Determination Date”), the Company’s employee population consisted of 23,623 individuals (other than the CEO) working at the Company and its consolidated subsidiaries, with 10,521, or approximately 45%, of these individuals located in the United States and Canada and 13,102, or approximately 55%, of these individuals located outside the United States and Canada.
•
The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if all employees in a particular jurisdiction (and the total number of employees excluded from all jurisdictions) account for 5% or less of the company’s total number of employees. The Company applied this de minimis exemption when identifying the median employee by excluding 1,113 employees in the following jurisdictions: Argentina (175), Chile (44), Colombia (106), Hungary (126), India (566), South Africa (10), Turkey (28), and Venezuela (58). After taking into account the de minimis exemption, 22,510 employees were considered when identifying the median employee.
•
To identify the median employee from the remaining 22,510 employees, the Company conducted an analysis of the compensation of its employee population as of the Determination Date.
•
The Company selected base salary or base wages for the period beginning on January 1, 2024 and ending on December 31, 2024 as our consistently applied compensation measure, as it reasonably reflects the annual compensation of the Company’s employees.
•
The Company then selected the median employee from within that group based on the consistently applied compensation measure. The Company annualized compensation of all permanent employees who were hired in 2024 but did not make a full-time equivalent adjustment for any part-time employee.

The CEO Compensation for purposes of this disclosure represents the total compensation reported in the “Total” column of the “2024 Summary Compensation Table” for Mr. Peterson.

This ratio is a reasonable estimate calculated using a methodology consistent with the SEC rules, as described above. As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the pay ratios reported by other companies may not be comparable to the Company’s pay ratio reported above.

PAY VERSUS PERFORMANCE TABLE

							Value of Initial Fixed $100 Investment Based on: ($)			Company Selected
Year (a)	Summary Compensation Table (“SCT”) Total for PEO 1 (Peterson) (b-1)($)	SCT Total for PEO 2 (Saligram) (b-2)($)	Compensation Actually Paid (“CAP”) to PEO 1 (Peterson) (c-1)($)(1)(2)	CAP to PEO 2 (Saligram) (c-2) ($)(1)(2)	Average SCT Total for Non- PEO NEOs (d)($)	Average CAP to Non-PEO NEOs (e)($) (1)(2)	Total Shareholder Return (f)(3)	Peer Group Total Shareholder Return (g)(3)	Net Income (h)($M)(4)	Measure – Adjusted Operating Cash Flow (i)($M)(5)
2024	12,392,060	—	38,232,502	—	4,217,588	8,487,955	64	164	(216)	526
2023	25,536,707	4,514,209	23,276,353	2,060,879	7,954,497	7,409,536	54	141	(388)	979
2022	—	10,296,665	—	(7,272,680)	3,046,371	(1,339,606)	78	124	197	(203)
2021	—	11,438,798	—	16,404,598	3,798,238	4,456,426	125	162	622	884
2020	—	9,804,500	—	11,542,086	3,746,444	4,184,661	117	133	(766)	1,435

(1)
Mr. Peterson (“PEO 1”) has served as our principal executive officer (“PEO”) commencing May 16, 2023. Mr. Saligram (“PEO 2”) served as our PEO from January 1, 2023 until May 16, 2023 and for the full year for each of 2022, 2021 and 2020. For 2024, our non-PEO NEOs included Messrs. Erceg and Turner and Mses. Platt and Malkoski. For 2023, our non-PEO NEOs included Messrs. Erceg and Turner, Michael McDermott and Ms. Malkoski. For 2022, our non-PEO NEOs included Messrs. Peterson, Turner and McDermott and Ms. Malkoski. For 2021, our non-PEO NEOs included Messrs. Peterson and Turner, Michal Geller and Laurel Hurd. For 2020, our non-PEO NEOs included Messrs. Peterson and Turner, Mses. Hurd and Malkoski and David Hammer.
(2)
The amounts presented in these columns are inclusive of PRSUs, which reflect management’s estimate of performance against their respective targets at each applicable year-end. The fair value of TRSUs was calculated based on a 100% payout assumption.

The fair value of stock options reported for Compensation Actually Paid purposes was estimated using a Black-Scholes option pricing model and used both historical data and current market data to estimate the fair value of options and required several assumptions. The assumptions used in estimating fair value for awards granted during 2021-2024 for purposes of determining 2024 Compensation Actually Paid were as follows:

Grant Year	2024	2023	2022	2021
Volatility	N/A	49.1%	45.2 – 45.9%	45.8%
Expected life (in years)	N/A	4.8 years	4.3 – 4.8 years	4.2 years
Expected dividend yield	N/A	4.2%	4.2 – 4.3%	4.2%
Risk-free rate	N/A	4.3%	4.3 – 4.5%	4.3%

For 2024, the values included in this column for the compensation actually paid to PEO 1 and the average compensation actually paid to our Non-PEO NEOs reflect the following adjustments to the values included in column (b-1), column (b-2) and column (d), respectively:

	PEO 1	Non-PEO NEOs (Average)
Summary Compensation Table Total	$12,392,060	$4,217,588
- aggregate change in actuarial present value of accumulated pension benefits under all defined benefit and pension plans reported in the SCT	$0	$0
+ service cost of pension benefits	$0	$0
+ prior service cost of pension benefits	$0	$0
- SCT Stock Awards column value	$(7,499,987)	$(2,114,366)
- SCT Option Awards column value	$0	$0
+ fair value as of year-end of all equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$11,665,168	$3,288,597
+/- amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$21,813,375	$3,258,040
+ for awards granted and vesting in the same fiscal year, vesting date fair value	$0	$0
+/- amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value of any awards granted in prior fiscal years for which all applicable vesting conditions were met at the end of the covered fiscal year	$(138,114)	$(161,904)
- for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, amount equal to the fair value at the end of prior fiscal year	$0	$0
+ dollar value of dividends or other earnings paid on equity awards in the covered fiscal year prior to the vesting date not otherwise included in total compensation for the covered fiscal year	$0	$0
+ excess fair value for option/SAR award modifications	$0	$0
Compensation Actually Paid	$38,232,502	$8,487,955

(3)
For each of 2024, 2023, 2022, 2021 and 2020, total shareholder return for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on December 31, 2019. The yearly percentage change in cumulative total shareholder return was measured as the quotient of (a) the sum of (i) the cumulative amount of dividends per share for the period from December 31, 2019 through and including the last day of the covered fiscal year (the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between stock price per share at the end and the beginning of the Measurement Period, divided by (b) stock price per share at the beginning of the Measurement Period. For purposes of this pay versus performance disclosure, our peer group is the Dow Jones Consumer Goods Index (the “Peer Group”). Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
(4)
Net Income. The net income figures reported here represent GAAP net income.
(5)
Adjusted Operating Cash Flow. Adjusted operating cash flow is the Company’s publicly reported operating cash flow, excluding the impact of tax payments associated with the sale of a business unit or line of business; expenditures associated with the acquisition, divestiture or integration of business units or lines of business; and other unanticipated extraordinary, non-budgeted cash expenditures as determined by the Committee. Adjusted operating cash flow excludes transactional and financing costs and incremental interest payments resulting from refinancing a significant portion of the Company’s long-term debt prior to maturity in 2024 and includes disposal proceeds for ordinary course and restructuring related asset sales.

Pay versus Performance Relationship Descriptions

The following comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of 2024, 2023, 2022, 2021 and 2020, including: (a) a comparison between our cumulative total shareholder return (TSR) and the TSR of the Peer Group; and (b) comparisons between (i) the compensation actually paid to PEO 1 and, as applicable, PEO 2 and the average compensation actually paid to our non-PEO NEOs and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance table.

Relationship Between Compensation Actually Paid and
Company and Peer Group TSR
Compensation Actually Paid ($M)
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
($10.0)
Value of $100 Invested on 12/31/2019
180
160
140
120
100
80
60
40
20
0
$11.5
$4.2
$16.4
$4.5
($7.3)
($1.3)
$2.1
$7.4
$23.3
$8.5
$38.2
12/31/2019
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
PEO 2 CAP ($M)
Avg NEO CAP ($M)
PEO 1 CAP ($M)
NWL TSR
DJ Consumer Index

Relationship Between Compensation Actually Paid and Net Income
Compensation Actually Paid ($M)
Net Income ($M)
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
($10.0)
$800.0
$600.0
$400.0
$200.0
$0.0
($200.0)
($400.0)
($600.0)
($800.0)
($1,000.0)
$11.5
$4.2
$16.4
$4.5
($7.3)
($1.3)
$2.1
$7.4
$23.3
$8.5
$38.2
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
PEO 2 CAP ($M)
Avg NEO CAP ($M)
PEO 1 CAP ($M)
Net Income

Relationship Between Compensation Actually Paid and Adjusted Operating Cash Flow
Compensation Actually Paid ($M)
Adjusted Operating Cash Flow ($M)
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
($10.0)
$1,600.0
$1,400.0
$1,200.0
$1,000.0
$800.0
$600.0
$400.0
$200.0
$0.0
($200.0)
($400.0)
$11.5
$4.2
$16.4
$4.5
($7.3)
($1.3)
$2.1
$7.4
$23.3
$8.5
$38.2
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
PEO 2 CAP ($M)
Avg NEO CAP ($M)
PEO 1 CAP ($M)
Adj OCF

Tabular List

The following table lists the five financial performance measures that we believe represent the most important financial performance measures we use to link compensation actually paid to our NEOs for fiscal 2024 to our performance:

Tabular List of Financial Performance Measures
➣ Adjusted Operating Cash Flow (See above)
➣ Adjusted EPS (1)
➣ Adjusted Gross Margin (2)
➣ Core Sales (3)
➣ Free Cash Flow Productivity (4)

(1)
Adjusted EPS. Adjusted EPS is the Company’s reported EPS, excluding the impact of Normalized Adjustments.
(2)
Adjusted Gross Margin. Adjusted gross margin is the Company's reported gross margin percentage, excluding the impact of Normalized Adjustments.

(3)
Core Sales. Core sales is the Company’s publicly reported core sales. Core sales excludes the impact of acquisitions and divestitures, discontinued operations, retail store openings and closures, certain market/category exits, changes in foreign currency and other items excluded from publicly reported core sales. Core sales for the total Company are translated at the preceding year’s average FX rates for the applicable month and for segments based on budgeted FX rates.
(4)
Free Cash Flow Productivity. “Free cash flow productivity” is defined as free cash flow divided by adjusted net income for the relevant period, expressed as a percentage. “Free cash flow” is the Company’s reported operating cash flow as determined in accordance with GAAP, less capital expenditures, and “adjusted net income” is the Company’s reported net income as determined in accordance with GAAP, in each case excluding the impact of impairment charges; gains, losses and tax payments associated with the divestiture of a business unit or line of business; and non-cash discrete tax charges and benefits. Free cash flow and adjusted net income also exclude the impact of other items significantly affecting the calculation of free cash flow productivity that are not indicative of the Company’s core operating results for the relevant period and affect the comparability of underlying results from period to period, as determined by the Committee, which in 2024 consisted of hyperinflationary currency movements in Argentina, costs related to the refinancing of pending bond maturities and certain payments related to prior year divestitures.

Stock Ownership information

Certain Beneficial Owners

As of February 26, 2025, the only persons or groups that are known to the Company to be beneficial owners of more than 5% of the outstanding common stock are:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class*
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	63,438,708	15.2%(1)
Pzena Investment Management, LLC 320 Park Avenue, 8th Floor New York, NY 10022	49,432,520	11.9%(2)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	44,892,843	10.9%(3)

* Percent of class is calculated based on 417,676,055 shares outstanding as of February 26, 2025.

(1)
As reported in a statement on Schedule 13G/A filed with the SEC on November 8, 2024, by BlackRock, Inc. According to the filing, BlackRock, Inc. has sole voting power over 62,277,571 of such shares and sole dispositive power over all of the shares.
(2)
As reported in a statement on Schedule 13G/A filed with the SEC on January 23, 2025, by Pzena Investment Management, LLC. According to the filing, Pzena Investment Management, LLC, has sole voting power over 41,831,512 of such shares and sole dispositive power over all of the shares.
(3)
As reported in a statement on Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, Inc. According to the filing, The Vanguard Group, Inc. has sole voting power over none of the shares, shared voting power over 297,139 of such shares, sole dispositive power over 44,196,596 of such shares and shared dispositive power over 696,247 of such shares.

The following table sets forth information as to the beneficial ownership of shares of common stock of each director, and each named executive officer and all directors and executive officers of the Company, as a group, as of February 26, 2025. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of common stock set forth therein.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class*
Bridget Ryan Berman	58,620 (1)(2)	*
Patrick D. Campbell	18,477	*
James P. Keane	—	*
Gerardo I. Lopez	79,911 (3)	*
Judith A. Sprieser	30,534	*
Stephanie P. Stahl	22,474	*
Anthony Terry	6,849	*
Christopher H. Peterson	1,132,773 (4)	*
Mark J. Erceg	357,699 (5)(6)	*
Bradford R. Turner	610,695 (4)	*
Tracy L. Platt	24,452	*
Kristine K. Malkoski	289,916 (4)(7)	*
All directors and current executive officers as a group (14 people)	2,950,642 (8)	*

* Represents less than 1% of the Company’s outstanding common stock.

(1)
Includes 40,200 shares beneficially owned by Ms. Ryan Berman through the Bridget Ryan Berman Trust, for which she is the Trustee.
(2)
Includes 135 shares owned directly by Ms. Ryan Berman’s spouse.
(3)
Includes 25,367 shares held in a joint account with Mr. Lopez’s spouse.
(4)
Includes the following aggregate amounts of vested options, as applicable to each individual: for Mr. Peterson, 617,198 options; for Mr. Turner, 327,463 options; and for Ms. Malkoski 154,625 options
(5)
Includes 243,725 shares held in a joint account with Mr. Erceg’s spouse.
(6)
Includes 2,581 shares held by Mr. Erceg in the Newell Brands Employee Savings Plan.
(7)
Includes 10,850 shares directly owned by Ms. Malkoski’s spouse and 900 shares held in a joint account with Ms. Malkoski’s spouse.
(8)
Includes an aggregate amount of 1,253,911 vested options for all directors and executive officers. There are no unvested options or RSUs that will vest within 60 days for all directors and executive officers as a group.

Delinquent section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file initial reports of ownership and changes in ownership of our common stock and other equity securities with the SEC. SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations by the persons required to file these reports, we believe that each of our directors and executive officers complied with all such filing requirements during 2024, except that, due to an administrative error, the Form 3 filing for Mr. Robert Schmidt on March 27, 2024 inadvertently misstated his initial holdings. An amended Form 3 was filed on behalf of Mr. Schmidt on June 3, 2024 promptly after the error was discovered.

Audit Committee Report

The Audit Committee is appointed annually by the Board and currently consists of four members, all of whom are “independent directors” for purposes of the Audit Committee under the applicable SEC regulations, the applicable Nasdaq rules and the Company’s Corporate Governance Guidelines, and each of Ms. Sprieser and Messrs. Keane and Terry qualifies as an “audit committee financial expert” within the meaning of the applicable SEC regulations. The Audit Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2024, the Audit Committee met eight times. The Audit Committee acts under a written charter which was most recently updated by the Board in February 2024. A copy of the Audit Committee’s current charter is available under the “Corporate Governance” link under the Investors tab on the Company’s website at: www.newellbrands.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, for establishing and maintaining internal control over financial reporting and for assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each fiscal year. The Company’s independent registered public accounting firm is responsible for planning and carrying out an audit of the Company’s annual financial statements and the Company’s internal control over financial reporting, and expressing opinions as to the conformity of the financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting, based on its audits.

The Audit Committee discussed with the Company’s internal auditors and its independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and representatives of the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management. The Audit Committee also reviewed and discussed with representatives of the Company’s independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in its financial statements, and the matters required to be discussed pursuant to the PCAOB’s Auditing Standards on Communications with Audit Committees, as currently in effect. The Audit Committee has received from the independent registered public accounting firm the written disclosures regarding their independence required by PCAOB Rule No. 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and has discussed with representatives of the Company’s independent registered public accounting firm the firm’s independence from management and the Company. Finally, the Audit Committee has received written confirmations with respect to non-audit services performed by the independent registered public accounting firm and has considered whether such non-audit services are compatible with maintaining the firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

Judith Sprieser, Chair

James P. Keane

Gerardo I. Lopez

Anthony Terry

Proposal 2 — APPROVAL of The Appointment of

Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2025. Representatives of PwC are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement. If the stockholders should fail to ratify the appointment of the independent registered public accounting firm, the Audit Committee would reconsider the appointment.

The Board unanimously recommends a vote “FOR” the approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Fees of Independent Registered Public Accounting Firm for 2024 and 2023

The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by PwC for the fiscal years 2024 and 2023. All audit and non-audit services provided to the Company by the independent registered public accounting firm are pre-approved by the Audit Committee, and the Audit Committee considers the provision of such non-audit services when evaluating the accounting firm’s independence.

Description of Fees	Amount of Fees in Fiscal Year 2024 (In millions)	Amount of Fees in Fiscal Year 2023 (In millions)
Audit Fees (1)	$9.1	$11.6
Audit-Related Fees (2)	$0.1	$0.1
Tax Fees (3)	$2.1	$2.4
All Other Fees (4)	$0.0	$0.0

(1)
Includes fees for professional services rendered for the audits of the Company’s annual consolidated financial statements and internal control over financial reporting, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, issuances of comfort letters and consents for securities offerings, statutory audits required internationally and for other services that only the Company’s independent registered public accounting firm can reasonably provide.
(2)
Includes fees for professional services rendered related primarily to accounting consultations and procedures related to various other audit and special reports.
(3)
Includes fees for professional services in connection with tax compliance, planning and advice.
(4)
Includes fees for advisory services, as well as software license fees related to research and benchmarking.

Proposal 3 — APPROVAL OF AN Advisory Resolution

on Named Executive Officer Compensation

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd- Frank Act”) Section 14A of the Exchange Act, the Company is required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers. The advisory vote to approve named executive officer compensation is currently presented annually to our stockholders.

The Board encourages stockholders to carefully review the “Executive Compensation” caption of this Proxy Statement, especially “Compensation Discussion and Analysis — Stockholder Engagement and Response to Say on Pay Vote,” for a thorough discussion of the Company’s compensation program for named executive officers. The Company’s executive compensation objectives are to: motivate its executives to meet or exceed the Company’s performance goals; reward individual performance and contributions; link the financial interests of executives and stockholders; and attract and retain the best possible executive talent. The Company has pursued these objectives by:

•
Having a significant portion of each executive officer’s total compensation directly tied to achieving the Company’s performance goals;
•
Using RSUs and stock options to provide long-term incentive compensation and to link the financial interests of its executives with those of its stockholders;
•
Using compensation information compiled from a custom comparator group and published compensation surveys to help set compensation at competitive levels;
•
Maintaining a clawback policy that allows for the recoupment of incentives in certain circumstances;
•
Maintaining stock ownership guidelines for named executive officers; and
•
Prohibiting the hedging or pledging of shares of the Company’s common stock by named executive officers.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Committee, although the Board of Directors and the Committee will carefully consider the outcome of the vote when evaluating the Company’s compensation program.

The Board unanimously recommends you vote “FOR” to approve the advisory resolution on named executive officer compensation.

Proposal 4 — Approval of an Amendment to

the Newell Brands Inc. 2022 Incentive Plan

We are asking stockholders to approve the second amendment (the “Amendment”) to the Newell Brands Inc. 2022 Incentive Plan. On February 13, 2025, the Board approved and adopted, subject to approval of stockholders at the Annual Meeting, the Amendment (the 2022 Incentive Plan, as amended by the Amendment, is referred to herein as the “Amended Plan”).

We are asking stockholders to approve the Amendment, which would result in the following material changes from the 2022 Incentive Plan, as currently in effect:

•
Approval of the Amendment would constitute approval of an additional 13,000,000 shares of our common stock, par value $1.00 per share, for issuance under the 2022 Incentive Plan, which would result in a new aggregate share reserve under the Amended Plan of 59,006,500 shares.
•
Approval of the Amendment would also result in a corresponding increase in the maximum number of shares of our common stock that may be subject to incentive stock options to 59,006,500 shares.

WHY WE BELIEVE YOU SHOULD VOTE FOR THIS PROPOSAL

The Board recommends that stockholders support the Amendment for the following reasons:

•
Our future success depends in part on our ability to attract, motivate and retain talented executives and directors and that the ability to provide equity-based and incentive-based awards under the Amended Plan is critical to achieving this success. We believe we would be at a competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors.
•
The use of our common stock as part of our compensation program is important to our continued success because equity-based awards are an essential component of our compensation program for employees, as they help to align the financial interests of our executives with those of our stockholders and reward participants based on service and/or performance. Approximately 23,700 of our employees were eligible to participate in the 2022 Incentive Plan as of December 31, 2024, and approximately 500 of our employees participate in our annual long-term incentive award program under the 2022 Incentive Plan.
•
A significant portion of each executive’s equity compensation each year is tied to Company performance. As noted above, in 2024, the named executive officers received annual LTIP grants that were 50% performance-based (in the form of PRSUs).
•
As of December 31, 2024, 22,633,806 shares of our common stock remain available for issuance pursuant to awards under the 2022 Incentive Plan. If the Amendment is not approved, we may be compelled to significantly increase the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders as closely as equity-based awards would. Replacing equity-based awards with cash also would increase cash compensation expense and use cash that might be better utilized elsewhere.

PLAN HIGHLIGHTS

The Amended Plan reflects best practices in equity and incentive compensation and incorporates other features, including the following:

•
No “liberal” share counting for options, stock appreciation rights, or, as of the May 9, 2024 effective date of the first amendment to the 2022 Incentive Plan, any other type of award granted thereafter.
•
Prohibits granting discounted stock options and stock appreciation rights.
•
Prohibits the repricing of stock options and appreciation rights without stockholder approval.
•
No evergreen features.
•
Awards generally will be subject to “double-trigger” vesting upon a change in control, unless otherwise provided for in an award agreement.
•
No dividends or dividend equivalents will be paid prior to the vesting of the underlying award.
•
Awards will be subject to a one-year minimum vesting or performance period, subject to certain limited exceptions described in the Amended Plan.
•
No tax “gross-ups” for excise taxes payable in connection with a change in control.
•
Generally administered by our Compensation and Human Capital Committee of the Board, which is made up of independent directors.
•
Awards are subject to certain forfeiture and claw back arrangements, including our incentive compensation recoupment policy applicable to our executive officers.

SUMMARY OF KEY STOCK PLAN DATA

In developing our share request for the Amended Plan and to analyze the impact of equity awards on our stockholders, we considered our “overhang and dilution” and “burn rate.”

Overhang and Dilution

The following table includes aggregated information regarding our view of the overhang and dilution associated with all equity plans including the 2022 Incentive Plan, and the potential dilution associated with the Amendment:

December 31, 2024
Stock Options Outstanding (A)	6,143,534
Weighted-Average Exercise Price of Outstanding Stock Options	21.58
Weighted-Average Remaining Term of Outstanding Stock Options (Years)	5.83
Total Stock-Settled Full Value Awards Outstanding (B)(1)	21,941,889
Total Shares Subject to Outstanding Awards (A + B)	28,085,423
Total Shares Remaining Available for Issuance under the 2022 Incentive Plan (C)(1)	22,633,806
Additional Shares Requested (D)	13,000,000
Basic Common Shares Outstanding (E)	416,091,096
Potential Basic Dilution of Shares Remaining Available + Shares Requested ((C+D)/E)(2)	8.56%
Total Potential Basic Dilution/Overhang ((A+B+C+D)/E)(2)	15.31%

(1)
The numbers shown in this row represent the assumption that all PRSUs pay out at maximum levels, which in the case of most PRSU awards granted under the LTIP is 200%.
(2)
Dilution figures assume all new and available shares (shown in (C) and (D)) under the Amended Plan would be used for option awards, which reduce the Amended Plan available share reserve by one share for every option share. Under the Amended Plan’s fungible share ratio described below, every share issued pursuant to an RSU (or other full value) award under the Amended Plan would instead reduce the available share reserve under the Amended Plan by 2.55 shares.

Any stock options and stock appreciation rights granted under the Amended Plan will be counted against the maximum share limit as one share of our common stock for each share subject to the award, and any grant of “full value” awards such as stock awards, stock unit awards or other share-based awards will be counted against the maximum share limit as 2.55 shares for every one share subject to the award. Because of this 2.55:1 fungible share ratio, the 13,000,000 newly-requested shares under the Amended Plan equates to full value awards with respect to 5,098,039 shares. The fungible share ratio and its effect on recycling of award shares under the Amended Plan and the 2013 Incentive Plan are described in more detail below.

Based on the closing price on Nasdaq Global Select Market for a share of our common stock on March 3, 2025 of $6.27 per share, the aggregate market value as of March 3, 2025 of the new 13,000,000 shares of our common stock requested under the Amended Plan was $81,510,000.

Burn Rate

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our burn rate as of fiscal year end for 2024, 2023 and 2022, as well as the average over those years:

	2024	2023	2022
Stock Options Granted (A)	—	484,115	2,231,839
TRSUs and target PRSUs Granted	7,607,911	10,522,247	1,942,376
TRSUs Granted (B)	5,891,374	4,397,112	841,344
PRSUs Granted (target)	1,716,537	6,125,135	1,101,032
PRSUs Vested/Earned (C)	264,279	497,988	985,532
Weighted-Average Common Shares Outstanding (D)	415,488,836	414,129,191	415,734,109
Burn Rate((A+B+C)/D)	1.48%	1.30%	0.98%
3 year average Burn Rate		1.25%

Anticipated Share Usage

In determining the number of shares to request for approval under the Amended Plan, our management team worked with the Compensation and Human Capital Committee of the Board to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended Plan.

We currently anticipate that the shares available for issuance following the approval of the Amended Plan will last for about 1-2 years, based on our historic grant rates and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

SUMMARY OF AMENDED PLAN

The following is a summary of the basic features of the Amended Plan. This summary and the other descriptions of the Amended Plan in this proposal are qualified by reference to a conformed copy of the 2022 Incentive Plan, as amended by the Amendment, which is attached as Appendix B to this Proxy Statement.

Administration

The Amended Plan will generally be administered by the Compensation and Human Capital Committee of the Board (or its successor), the Board or any other committee or subcommittee as may be designated by the Board or the Compensation and Human Capital Committee from time to time. References to the “Committee” in this Proposal 4 refer to the Compensation and Human Capital Committee of the Board or such other committee, as applicable. Any interpretation, construction and determination by the Committee of any provision of the Amended Plan, or any award agreements (or related documents), will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more of our agents or advisors, such administrative duties or powers as it deems advisable.

In addition, the Committee may by resolution, subject to certain restrictions set forth in the Amended Plan, authorize one or more of our officers to (1) designate employees to be recipients of awards under the Amended Plan and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to our officers for awards granted to certain employees or other persons who are subject to the reporting requirements of Section 16 of the Exchange Act.

Eligibility

Any person who is selected by the Committee to receive benefits under the Amended Plan and who is at that time either an employee or non-employee director of the Company or any of our subsidiaries (as described and defined in the Amended Plan) is eligible to participate in the Amended Plan. As of December 31, 2024, there were approximately 23,700 employees and seven non-employee directors of the Company eligible to participate in the 2022 Incentive Plan. The basis for participation in the Amended Plan is being eligible and selected by the Committee or its designee to receive a grant thereunder. Approximately 500 of our employees participate in our annual long-term incentive award program under the 2022 Incentive Plan.

Shares Available, Fungible Share Ratio and Individual Award Limits

Subject to adjustment as described in the Amended Plan, the aggregate number of shares of our common stock available for awards granted under the Amended Plan is limited to 59,006,500 shares of our common stock (which consists of 46,006,500 shares currently available under the 2022 Incentive Plan and the additional 13,000,000 shares added pursuant to the Amendment), plus (1) the total number of shares of our common stock remaining available for awards under the Newell Rubbermaid Inc. 2013 Incentive Plan as of the original effective date of the 2022 Incentive Plan and (2) any shares of our common stock that become available under the Amended Plan or the 2013 Incentive Plan as a result of forfeiture, cancellation, expiration or cash settlement of awards. Shares used to satisfy withholding obligations or the exercise price on any stock option awards or stock appreciation rights granted under the Amended Plan, or shares used to satisfy any withholding obligations on any award granted on or following May 9, 2024 (the effective date of the first amendment to the 2022 Incentive Plan) under the Amended Plan, will not be available for further awards. Any shares subject to an award, to the extent the award is settled in cash, will be available for further awards under the Amended Plan. Any shares subject to a stock-settled stock appreciation right that are not actually issued upon settlement of such award and shares repurchased by us on the open market with the proceeds of an option exercise will not be available for future issuance under the Amended Plan. Shares of our common stock delivered in respect of grants under the Amended Plan may be shares of original issuance, treasury shares or a combination of the two.

Stock options and stock appreciation rights granted under the Amended Plan will be counted against the maximum share limit as one share of our common stock for each share subject to the award, and any grant of “full value” awards such as stock awards, stock unit awards or other share-based awards will be counted against the maximum share limit as 2.55 shares for every one share subject to the award. If shares subject to full value awards granted under the Amended Plan become available for future awards under the recycling features described above, such undelivered shares shall be credited back to the maximum share limit using the same 2.55 to 1 fungible share ratio that was applicable when the award was granted. If shares subject to outstanding full value awards that were previously granted under the 2013 Incentive Plan become available for future awards under the Amended Plan pursuant to the recycling features described above, such undelivered shares will be credited back to the maximum share limit using the same 3.5 to 1 fungible share ratio that was applicable when the award was granted under the 2013 Incentive Plan.

Subject to adjustment as described in the Amended Plan, the Amended Plan also provides for the following limits:

•
the maximum number of shares of our common stock that may be subject to “incentive stock options” as defined in Section 422 of the Internal Revenue Code (the “Code”) will not exceed 59,006,500 shares of our common stock;
•
no non-employee director will be granted, in any period of one calendar year, an award with a grant value that, when added to any cash fees payable to such non-employee director for such service in such calendar year exceeds $1,000,000 (or, for a non-executive chair of the Board, $2,000,000); and
•
up to 5% of the maximum number of shares of our common stock available for awards under the Amended Plan may be used for awards under the Amended Plan that do not at the grant date comply with the one-year minimum vesting or performance period requirements applicable to such awards.

Any shares (i) delivered to a participant in exchange for the participant’s right to receive cash compensation, (ii) issued pursuant to certain substitute awards granted under the Amended Plan to participants of a company acquired by the Company or (iii) subject to an award that may only be settled in cash (or otherwise settled without the issuance of equity) will not count against the maximum share limit of the Amended Plan.

Types of Awards

Pursuant to the Amended Plan, we may grant stock options (including incentive stock options), stock appreciation rights, stock awards, stock units, cash incentive awards, and certain other awards based on or related to our common stock. Each grant of an award under the Amended Plan will be evidenced by an award agreement, which will contain such terms and provisions as the Committee may determine, consistent with the Amended Plan. Award agreements will specify the restrictions, terms and conditions of the awards (which may include the attainment of performance goals) and may provide for continued vesting or earlier vesting of an award in the event of the participant’s termination of service to the Company and its subsidiaries or in the event of a change in control.

Stock Options.

A stock option is a right to purchase shares of our common stock upon exercise of the stock option. Stock options granted under the Amended Plan may consist of either an incentive stock option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive stock options may only be granted to employees of the Company or certain of our related corporations. Except as provided in the Amended Plan, stock options must have an exercise price per share of our common stock that is not less than 100% of the fair market value of a share of our common stock on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. Stock options granted under the Amended Plan may not provide for dividends or dividend equivalents.

Stock Appreciation Rights.

A stock appreciation right (or "SAR") is a right to receive from us an amount (payable in cash or in shares of our common stock, or a combination thereof) equal to the spread between the fair market value of a share of our common stock on the date of exercise and the exercise price of the SAR. Except as provided in the Amended Plan, the exercise price of a SAR will be 100% of the fair market value of a share of common stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. SARs granted under the Amended Plan may not provide for dividends or dividend equivalents.

Stock Awards.

Stock awards constitute an immediate transfer of the ownership of shares of our common stock to the participant in consideration of the performance of services, entitling such participant to voting, dividend and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain performance goals specified by the Committee are achieved. Each such grant or sale of a stock award may be made without additional consideration or in consideration of a payment by the participant of an amount of cash, common stock or other consideration as the Committee deems appropriate. All dividends or other distributions paid on a stock award that remains subject to a substantial risk of forfeiture will be accumulated and held and the accumulated amounts will be paid to the participant only upon the lapse of restrictions underlying the stock award.

Stock Units.

Stock units (or RSUs) awarded under the Amended Plan constitute an agreement by the Company to deliver shares of common stock or cash equal to the fair market value of such shares of common stock, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of performance goals) during the restriction period as the Committee may specify. During the restriction period applicable to RSUs, the participant will have no rights of ownership in the shares of our common stock deliverable upon payment of the RSUs and no right to vote them. A stock unit award may provide that an amount equal to dividends or other distributions paid on such stock unit award that remains subject to a substantial risk of forfeiture will be accumulated and held and the accumulated amounts will be paid to the participant only upon the lapse of restrictions underlying the stock unit award.

Other Awards.

Subject to applicable law and applicable share limits under the Amended Plan, the Committee may grant to any participant other awards (“Other Awards”) consisting of (a) cash incentive awards or (b) shares of our common stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, our common stock or factors that may influence the value of such common stock. An Other Award may provide that dividends or other distributions paid on such award that remains subject to a substantial risk of forfeiture will be accumulated and held and the accumulated amounts will be paid to the participant only upon the lapse of restrictions underlying the Other Award.

Performance-Based Awards

The Amended Plan generally provides that any of the awards may include the attainment of performance goals as a condition to the vesting or payment thereof. Performance goals may include one or more performance factors or business criteria including but not limited to those on the non-exhaustive list contained in the Amended Plan, which goals may be with respect to the Company or any one or more of its subsidiaries or business units. The Committee may compute any performance measure to exclude certain items or events and may modify the performance goals, targets or achievement thereof as the Committee deems appropriate to reflect a change in the Company’s business, operations, corporate or capital structure, or the manner in which it conducts business, or other events or circumstances that render the original goals unsuitable.

Awards to Non U.S. Participants

In order to facilitate the making of any grant or combination of grants under the Amended Plan, the Committee may provide for such special terms for awards to participants as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom given that participants are expected to be foreign nationals, or to be employed by the Company or any subsidiary of the Company outside of the United States of America, or to operate under an agreement with a foreign nation or agency. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended Plan (including sub-plans) (to be considered part of the Amended Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the Amended Plan as then in effect unless the Amended Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Adjustments

In the event of any reorganization, recapitalization, stock split, stock distribution, extraordinary cash dividend, stock dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee will make or provide for such adjustments in: (1) the number of and kind of shares of our common stock reserved for issuance under the Amended Plan; (2) the number of and kind of shares of our common stock covered by outstanding awards granted under the Amended Plan; (3) the exercise price provided in outstanding stock options and SARs; (4) adjustments to other share limits in the Amended Plan; and (5) other award terms, as the Committee in its sole discretion, determines to be equitable under the circumstances to preserve the benefits or intended benefits under the Amended Plan and awards granted thereunder.

In the event of a change in control of the Company, subject to the change in control treatment described below, the Committee may provide in substitution for any or all outstanding awards under the Amended Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced. In addition, for each stock option or SAR with an exercise price greater than the per share consideration offered in connection with any change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. However, stock options and SARs are only subject to such adjustments as are necessary to maintain their relative proportionate interests and value as of immediately prior to the change in control, in accordance with applicable law.

Recoupment Policy

In 2023, the Board adopted the Clawback Policy, pursuant to SEC and Nasdaq requirements. The Clawback Policy provides that, in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, we will recover, reasonably promptly, any covered incentive-based compensation, including performance-based awards under the 2022 Incentive Plan, received by an executive officer (or other individual who is an officer for purposes of Section 16 of the Exchange Act) during the three preceding completed fiscal years, to the extent such compensation exceeds the amount that otherwise would have been received based on the restated amounts, computed without regard to any taxes paid. The Clawback Policy covers compensation that is granted, earned, or vested based wholly or in part upon the attainment of any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, including stock price and total shareholder return. Recovery of such excess amounts under the Clawback Policy is mandatory, unless one of the stated exceptions to recovery in the Clawback Policy applies. For a further description, see the caption titled “Executive Compensation Recoupment Policy” in the Compensation Discussion and Analysis.

Change in Control Treatment

A definition of “change in control” is provided in Section 12.2 of the Amended Plan. In general, except as may be otherwise provided in an award agreement, a change in control will occur upon any of the following events (as described in further detail in the Amended Plan): (1) the acquisition by a person unaffiliated with the Company of 25% or more of the Company’s outstanding voting securities; (2) the occurrence of certain mergers, consolidations, reorganizations or similar forms of corporate transactions; (3) certain dispositions of all or substantially all of the Company’s assets to an unaffiliated entity; or (4) certain changes in the composition of a majority of the Board over a period of two years or less.

In general, except as may be otherwise be provided in an award agreement, if (i) a valid replacement award is granted in respect of any outstanding award and (ii) a participant’s employment or service is subsequently terminated without cause or for good reason within two years following such change in control, the replacement award shall become fully exercisable and/or vested.

Term, Termination and Amendment

The original effective date of the 2022 Incentive Plan was May 5, 2022. If approved by the Company’s stockholders, the effective date of the Amendment shall be May 8, 2025.

The Board generally may amend or terminate the Amended Plan from time to time in whole or in part, provided that certain types of amendments or terminations (as described in the Amended Plan) will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

No grant will be made under the Amended Plan on or after the tenth anniversary of the original effective date of the 2022 Incentive Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the Amended Plan. For the avoidance of doubt, the Amendment does not propose to extend the term of the 2022 Incentive Plan.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Nonqualified Stock Options.

In general, no income will be recognized by an optionee at the time a nonqualified stock option is granted. At the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.

No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights.

No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received on the exercise.

Stock Awards.

The recipient of stock awards (i.e., restricted shares) generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Stock Unit Awards.

No income generally will be recognized upon the award of stock unit awards (i.e., RSUs). The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Other Awards.

The granting of other awards such as performance units, performance shares or annual incentive awards generally should not result in the recognition of taxable income by the recipient. The payment or settlement of these awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of common stock received. If the award consists of shares that are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of stock awards described above, assuming that such award is payable upon the lapse of the restrictions. If the award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of grant.

Tax Withholding.

As a condition to the issuance or delivery of any shares of our common stock or cash amount under the Amended Plan, we may require a participant to pay an amount equal to the amount of tax that we (or any of our subsidiaries) are required to withhold, and we may make available one or more of the following alternatives for the payment of such taxes, as determined by the Committee in its sole discretion: (1) in cash; (2) in cash received from a broker-dealer; (3) by directing us to withhold a number of shares of our common stock otherwise issuable in connection with the award that have an aggregate fair market value equal to the amount of tax required to be withheld; (4) by delivering previously acquired shares of our common stock that have an aggregate fair market value equal to the amount required to be withheld; or (5) by certifying to ownership by attestation of such previously acquired shares of common stock. In no event will the fair market value of the shares to be withheld or delivered for satisfaction of tax obligations under the Amended Plan exceed the minimum amount required to be withheld unless (i) such additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Committee.

Tax Consequences to the Company and its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

HISTORICAL AWARDS

Since its inception, the following grants have been made under the 2022 Incentive Plan to the persons and categories of persons identified below:

Name	Number of Shares Subject to Stock Options	Number of Shares Subject to TRSUs	Number of Shares Subject to PRSUs*
Named Executive Officers:
Christopher H. Peterson	33,200	1,472,786	3,203,563
Mark J. Erceg	344,115	633,213	1,460,799
Bradford R. Turner	—	471,398	533,898
Tracy L. Platt	—	333,806	333,806
Kristine K. Malkoski	—	338,824	379,752
Executive Officers as a Group	377,315	3,744,377	6,372,069
Non-Executive Directors as a Group	—	271,711	—
Each nominee for election as a director (other than Mr. Peterson – see above):
Bridget Ryan Berman	—	44,808	—
Patrick D. Campbell	—	44,808	—
James Keane	—	24,274	—
Gerardo I. Lopez	—	44,808	—
Judith A. Sprieser	—	44,808	—
Stephanie P. Stahl	—	41,915	—
Anthony Terry	—	26,290	—
Non-Executive Officer Employees as a Group	39,851	12,190,367	3,495,809

* The number of shares subject to PRSUs in the table above assumes target (100%) payout for all awards. The majority of these PRSU awards could pay out up to 200% of target.

NEW PLAN BENEFITS

Future awards under the Amended Plan will be made at the discretion of the Committee; therefore, it is generally not possible to quantify the benefits or amounts that may be received by the named executive officers or groups noted in the table below pursuant to the Amended Plan in the future. However, estimated awards that are anticipated to be made in 2025 to our non-employee directors based on the current non-employee director compensation program are set forth in the table below.

Name and Position	Dollar Value ($)
Christopher H. Peterson	N/A
Mark J. Erceg	N/A
Bradford R. Turner	N/A
Tracy L. Platt	N/A
Kristine K. Malkoski	N/A
Executive Officers as a Group	N/A
Non-Executive Directors as a Group	1,120,000(1)
Non-Executive Officer Employees as a Group	N/A

(1)
The amount disclosed is an estimate for all restricted stock units to be issued to our seven non-employee directors after the Annual Meeting, using the current $160,000 target grant date value per non-employee director for restricted stock unit awards under the current non-employee director compensation program.

VOTE REQUIRED

Stockholder approval of the Amendment to the 2022 Incentive Plan requires an affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote at the Annual Meeting. If our stockholders do not approve the Amendment, the Amendment will have no effect. In such case, the 2022 Incentive Plan will remain in effect in its current form.

REGISTRATION WITH THE SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the Amended Plan with the SEC pursuant to the Securities Act, as soon as practicable after approval of the Amendment by our stockholders.

The following resolution is submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the Second Amendment to the Newell Brands Inc. 2022 Incentive Plan is hereby approved, adopted and authorized in all respects.”

The Board unanimously recommends that you vote FOR the resolution to approve the Second Amendment to the Newell Brands Inc. 2022 Incentive Plan.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2024, relating to equity compensation plans of the Company under which the Company’s common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders	28,085,423	21.58	22,633,806
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)
The number shown in column (a) is the number of shares that, as of December 31, 2024, may be issued upon exercise of outstanding options (6,143,534 options outstanding as of December 31, 2024) and vesting of RSUs (21,941,889 RSUs outstanding as of December 31, 2024) under the stockholder-approved 2022 Incentive Plan and 2013 Incentive Plan. The 21,941,889 RSUs are comprised of 7,229,641 TRSUs and 14,712,248 PRSUs. 14,612,431 PRSUs, depending on the level of achievement of specified performance and market conditions, may range from a maximum payout of 200% to a minimum payout of 0% of the number of PRSUs granted. This column assumes that the PRSUs pay out at maximum or 200%, except for PRSUs granted pursuant to the 2022 LTIP, which PRSUs were limited to a 133% payout by the Committee as of December 31, 2024.
(2)
The price shown in column (b) is the weighted-average exercise price of outstanding stock options.
(3)
The amount shown in column (c) is the number of shares that, as of December 31, 2024, may be issued upon exercise of options and other equity awards (including awards other than options, warrants or rights) that may be granted in the future under the 2022 Incentive Plan. For purposes of this column, the number reflects the payout on outstanding PRSUs at maximum or, as applicable, 200%, except for the 2022 LTIP awards, which paid out as described in footnote 1. A payout at target or 100% on such outstanding PRSUs would result in a reduction of the deemed issuance of shares by 7,075,953 shares and the number of securities remaining available for future issuance under the 2022 Incentive Plan would increase by approximately 18,247,483. Every share subject to an RSU award granted under the 2022 Incentive Plan decreases availability under such plan by 2.55 shares, and every share subject to an RSU award that was granted under the 2013 Incentive Plan decreased availability under such plan by 3.5 shares.

PROPOSAL 5 — STOCKHOLDER PROPOSAL

John Chevedden, whose address and share ownership will be furnished promptly by the Company upon receipt of an oral or written request, submitted the following proposal:

PROPOSAL 5 — EXECUTIVES TO RETAIN SIGNIFICANT STOCK

Shareholders ask the Board of Directors to adopt a policy requiring the 5 named executive officers (NEOs) to retain a significant percentage of stock acquired through equity pay programs until reaching retirement and to report to shareholders regarding the policy in our Company's next annual meeting proxy. Shareholders recommend a share retention percentage requirement of 25% of net after-tax shares.

This single unified policy shall prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. Otherwise our directors might be able to avoid the impact of this proposal. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented without violating current company contractual obligations or the terms of any current pay or benefit plan. The Board is encouraged to obtain waivers of any current pay or benefit plan for senior executives that might delay implementation of this proposal.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would better focus our executives on our company's long-term success. A Conference Board Task Force report stated that hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

This proposal topic is all the more important at Newell Brands due to its poor long-term stock performance. Newell Brands stock has fallen like a rock from $48 in 2017 to $9 in late 2024 during a robust stock market. Additionally executive pay was rejected by a 56% majority of shares in 2024 when a 5% rejection is often the norm at well performing companies.

Please vote yes:

Executives To Retain Significant Stock - Proposal 5

BOARD OF DIRECTORS STATEMENT OF OPPOSITION

The Board of Directors opposes this proposal and unanimously recommends that you vote AGAINST it for the following reasons:

•
The Company’s NEOs are already required to “retain significant stock.” The Company’s stock ownership guidelines require executives to hold multiples of their base salaries throughout their employment. Specifically, the CEO must hold Company stock equal to 6.0x his annual salary; each of the Chief Financial Officer and the Chief Legal and Administrative Officer must hold 3.0x his annual salary; and the other NEOs must retain 1.5x their annual salary. And, executives must retain 75% of net after-tax shares received from the vesting of restricted stock units until the ownership requirements are reached. See the caption “Executive Compensation — Compensation Discussion and Analysis — Stock Ownership Guidelines.”

•
The interests of the Company’s executives are aligned with those of stockholders. In addition to the shares that an executive must retain pursuant to the stock ownership guidelines, they also retain a significant portion of shares through their equity awards that contain performance and/or time-based vesting requirements. As an example, 100% of the stock-based awards that were granted to the CEO in 2024 were subject to continued employment requirements, with over 83% of those awards being subject to a retention requirement ranging from two to three years prior to vesting. And, 70% of the CEO’s total target compensation in 2024 was in the form of equity awards, meaning that the vast majority of his 2024 compensation was subject to a time-based retention requirement. Accordingly, a significant portion of our executives’ compensation is tied to the Company’s economic success.
•
The Company’s stock ownership guidelines are consistent with market practice. Per a Meridian 2024 Corporate Governance and Incentive Survey (the “2024 Meridian Survey”)(4), 96% of surveyed companies use a “multiple of salary” approach with the “most prevalent” multiple of salary level being 6.0x base salary. The 2024 Meridian Survey reflects 200 large public companies across all industries that have median revenues and market capitalizations of $24.8 billion and $41.0 billion, respectively.

The Stockholder Proposal suggests an off-market and excessive policy that, if implemented, would interfere with the Company’s ability to attract and retain highly qualified executives. The Board believes it is in the best interest of the stockholders to have stock ownership guidelines that not only align executives’ interests with stockholders, but also further the business objectives of attracting and retaining qualified executives to remain competitive.

•
The Stockholder Proposal would hinder the Company’s ability to compete for executive talent. The Company formulated its stock ownership guidelines after market research and consideration and the guidelines were carefully crafted to both align executives’ interest with stockholders and allow the Company to successfully compete for talent.

The Stockholder Proposal, if implemented, would prohibit the Board from thinking critically about a key area of the business—that is, how best to structure and negotiate executive compensation that leads to the successful recruitment and incentivization of talent. The Stockholder Proposal’s blanket application of a policy requiring executives to hold 25% of all equity awards would not align NEOs and stockholder interests in the way that the Stockholder Proposal claims.

As stated in the Stockholder Proposal’s cited sources, some commentators even believe that policies similar to the Proposal may backfire, incentivizing executives to retire early rather than working to ensure long-term success. This is not the incentivization structure that the Company wants to promote and exemplifies why the structuring of executive compensation is too complex for stockholders to dictate.

The Company’s existing stock ownership guidelines and other policies already accomplish the objectives of the proposal and compare favorably with the corresponding policies of large public companies. Furthermore, the ownership requirements the Stockholder Proposal would impose are excessive and overly restrictive and would hinder the Company’s ability to attract and retain talent. The Board therefore believes that implementation of the Stockholder Proposal is not only unnecessary, but also contrary to the best interests of our stockholders. Accordingly, the Board unanimously recommends you vote “AGAINST” the stockholder proposal.

(1)
https://www.meridiancp.com/wpcontent/uploads/2024/09/Meridian-2024-Corporate-Governance-and-Incentive-Design-Survey.pdf at page 28

Other Business

The Board does not know of any business to be brought before the Annual Meeting other than the matters described in the notice of Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting, each person named in the accompanying proxy intends to vote the proxy in accordance with his judgment on such matters.

By Order of the Board of Directors,

Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary

Appendix A

Non-GAAP Financial Measures

This Proxy Statement contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

The Company uses certain non-GAAP financial measures that are included in this Proxy Statement both to explain its results to stockholders and the investment community and in the internal evaluation and management of its businesses. The Company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance and liquidity using the same tools that management uses to evaluate the Company’s past performance, reportable segments, prospects for future performance and liquidity, and (b) determine certain elements of management incentive compensation.

The Company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, divestitures, retail store openings and closings, certain market and category exits, and changes in foreign exchange from year-over-year comparisons. The effect of changes in foreign exchange on reported sales is calculated by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures), with the difference between the current year reported sales and constant currency sales presented as the foreign exchange impact increase or decrease in core sales. The Company’s management believes that “normalized” gross margin, “normalized” operating income, “normalized” operating margin, “normalized” net income, and “normalized” diluted earnings per share, which exclude restructuring and restructuring-related expenses and one-time and other events such as costs related to the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, divestiture costs, costs related to the acquisition, integration and financing of acquired businesses, amortization of acquisition-related intangible assets, inflationary adjustments, and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations and liquidity.

While the Company believes these non-GAAP financial measures are useful in evaluating the Company’s performance and liquidity, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Normalized Adjustments in 2024 and 2023 include the following:

Restructuring and restructuring-related costs

The Company incurs restructuring and restructuring-related costs in connection with various discrete initiatives, including previously disclosed initiatives such as the Company's Organizational Realignment, Network Optimization Project and Project Phoenix as well as other discrete actions. Restructuring charges primarily relate to severance and other employee termination costs as well as contract termination and other costs. Restructuring-related costs are costs that are directly attributable to a restructuring action or exit activity and would not have been incurred absent the action. Restructuring-related costs primarily relate to duplicative costs pending facility closure, asset valuation adjustments and disposal gains and consulting costs. Restructuring-related costs primarily related to manufacturing and distribution personnel, facilities and assets are generally recorded in cost of products sold, while restructuring-related costs primarily related to office facilities and assets and professional or clerical personnel are generally recorded in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. Restructuring and restructuring-related charges primarily related to the Organizational Realignment for the twelve months ended December 31, 2024 and to Project Phoenix for the comparable periods ended December 31, 2023, respectively.

Amortization expense and impairments of acquired intangible assets	Represents the amortization expense and impairment charges associated with acquired intangible assets.
Argentina hyperinflationary currency movements	Represents the favorable or unfavorable movement in Argentine pesos related to the Company's subsidiary operating in Argentina, which is considered a hyperinflationary economy.
(Gain) loss on divestitures and transaction costs

Represents the gain or loss on disposal of a business, which represents the difference between the fair value (less costs to sell) and carrying value of the business being disposed, as well as transaction costs associated with acquisitions and divestitures.

(Gain) loss on pension settlement

Represents charges associated with settlement of certain of the Company’s defined benefit plans, which relates to the recognition of previously unrecognized actuarial gains/losses in accumulated other comprehensive loss.

Other adjustments

The following adjustments comprise other adjustments below: Legal expenses for certain proceedings primarily related to a completed U.S. Securities and Exchange Commission investigation as well as completed stockholder securities class action and derivative litigation which was disclosed in Note 18 (Litigation and Contingencies) to the Company's audited consolidated financial statements contained in its annual report on Form 10-K for the fiscal year ending December 31, 2023; inventory write-down due to regulatory restrictions banning the salability of certain of the Company’s products in certain jurisdictions; the portion of a tax reserve associated with prior periods that was recorded due to the outcome of a judicial ruling relating to indirect taxes in an international entity; gains/losses arising from the mark-to-market of an investment with a readily determinable fair value; loss on extinguishment and modification of debt; and an insurance recovery related to fire-related costs that were previously normalized.

Normalized income tax adjustments

The Company uses a “with” and “without” approach to calculate normalized income tax expense or benefit. At an interim period, the company determines the year-to-date tax effect of the pretax items excluded from normalized results by allocating the difference between the calculated GAAP and calculated normalized tax expense or benefit.

NEWELL BRANDS INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CERTAIN LINE ITEMS

(Amounts in millions, except per share amounts)

	Twelve Months Ended December 31,
	2024	2023
Gross profit, as reported under GAAP	$2,548	$2,353
As a % of net sales	33.6%	28.9%

Normalized Adjustments:
Restructuring-related costs:
Asset valuation adjustments and disposal gains or losses	21	19
Duplicative costs pending facility closure or exit of business activity	4	6
Argentina hyperinflationary charge	11	9
Other, net	—	11
Normalized gross profit	$2,584	$2,398
As a % of net sales	34.1%	29.5%

Operating income (loss), as reported under GAAP	$67	$(85)
As a % of net sales	0.9%	(1.0)%

Normalized Adjustments:
Restructuring:
Severance and other employee termination costs	40	89
Contract termination and other costs	5	6
Restructuring-related costs:
Asset valuation adjustments and disposal gains or losses	29	13
Duplicative costs pending facility closure or exit of business activity	9	11
Consulting costs	8	4
Amortization of acquired intangible assets	99	76
Impairment of acquired intangible assets	345	339
Loss on divestitures and transaction costs	7	13
Argentina hyperinflationary charge	11	9
Other, net	(2)	24
Total normalized adjustments to operating income (loss), as reported under GAAP	551	584
Normalized operating income	$618	$499
As a % of net sales	8.2%	6.1%

Net loss, as reported under GAAP	$(216)	$(388)

Normalized Adjustments:
Restructuring:
Severance and other employee termination costs	40	89
Contract termination and other costs	5	6
Restructuring-related costs:
Asset valuation adjustments and disposal gains or losses	29	13
Duplicative costs pending facility closure or exit of business activity	9	11
Consulting costs	8	4
Amortization of acquired intangible assets	99	76
Impairment of acquired intangible assets	345	339
Loss on divestitures and transaction costs	6	17
(Gain) loss on pension settlement	(1)	126
Argentina hyperinflationary charge	16	30
Other, net	11	23
Normalized income tax adjustments	(65)	(69)
Total normalized adjustments, net of tax	502	665
Normalized net income	$286	$277

NEWELL BRANDS INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CERTAIN LINE ITEMS

(Amounts in millions, except per share amounts)

	Twelve Months Ended December 31,
	2024	2023

Weighted average common shares outstanding:
Basic	415.5	414.1
Diluted	418.9	415.6

Diluted loss per share, as reported under GAAP	$(0.52)	$(0.94)

Normalized Adjustments:
Restructuring:
Severance and other employee termination costs	0.10	0.21
Contract termination and other costs	0.01	0.01
Restructuring-related costs:
Asset valuation adjustments and disposal gains or losses	0.07	0.03
Duplicative costs pending facility closure or exit of business activity	0.02	0.03
Consulting costs	0.02	0.01
Amortization of acquired intangible assets	0.24	0.18
Impairment of acquired intangible assets	0.82	0.82
Loss on divestitures and transaction costs	0.01	0.04
(Gain) loss on pension settlement	—	0.3
Argentina hyperinflationary charge	0.04	0.07
Other, net	0.03	0.06
Normalized income tax adjustments	(0.16)	(0.17)
Normalized diluted earnings per share *	$0.68	$0.67
*Totals may not add due to rounding

NEWELL BRANDS INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CORE SALES GROWTH BY SEGMENT

	Twelve Months Ended December 31, 2024				Twelve Months Ended December 31, 2023
	Net Sales (Reported)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]	Net Sales (Reported)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]
Home and Commercial Solutions	(8.1)%	0.8%	3.4%	(3.9)%	(14.7)%	2.7%	0.3%	(11.7)%
Learning and Development	0.4%	— %	1.6%	2.0%	(8.3)%	— %	0.4%	(7.9)%
Outdoor and Recreation	(20.5)%	0.7%	3.8%	(16.0)%	(24.0)%	— %	1.0%	(23.0)%
Total Company	(6.8)%	0.5%	2.9%	(3.4)%	(14.0)%	1.5%	0.4%	(12.1)%

1.
“Core Sales” provides a consistent basis for year-over-year comparisons in sales as it excludes the impacts of acquisitions and divestitures, retail store openings and closings, certain market and category exits, as well as changes in foreign currency.
2.
Divestitures include the sale of businesses, certain market and category exits and current and prior period net sales from retail store closures (consistent with standard retail practice).
3.
“Currency Impact” represents the effect of foreign currency on current year reported sales and is calculated by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to current year reported sales.
4.
Totals may not add due to rounding.

Appendix B

NEWELL BRANDS INC.

2022 INCENTIVE PLAN

(As amended May 8, 2025)

1.
Purpose and Effective Date.
1.1.
Purpose. The purpose of the Newell Brands Inc. 2022 Incentive Plan (the “Plan”) is to recognize the contributions made to the Company and its Subsidiaries by Employees of the Company and its Subsidiaries and Non-Employee Directors of the Company, to provide such persons with additional incentives to devote themselves to the future success of the Company and its Subsidiaries, and to improve the ability of the Company and its Subsidiaries to attract, retain and motivate individuals, by providing such persons with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards of or relating to Common Stock or the receipt of other incentive compensation as provided in the Plan.
1.2.
Effective Date. The Plan will become effective on the date on which the Plan is approved by the Company’s stockholders at the Company’s 2022 annual meeting of stockholders (“Effective Date”). If the Company’s stockholders approve the Plan, then the Prior Plan will terminate on the Effective Date, and no new awards may be granted under the Prior Plan after the Effective Date; provided, however, that the Prior Plan shall continue to govern awards outstanding as of the date of such Prior Plan’s termination and such awards shall continue in force and effect until terminated pursuant to their respective terms.
2.
Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1.
“Award” means any award or benefit permitted and granted under the Plan, including Stock Options, Stock Awards, Stock Units, Stock Appreciation Rights, and Other Awards.
2.2.
“Award Agreement” means any agreement, document, or other instrument (which may be in written or electronic form) evidencing an Award granted under the Plan and specifying the terms, conditions, and restrictions thereof, including, without limitation, a Stock Option Agreement, Stock Award Agreement, Stock Unit Agreement, and Stock Appreciation Right Agreement.
2.3.
“Board” means the Board of Directors of the Company.
2.4.
“Change in Control” has the meaning set forth in Section 12.2 of the Plan; provided, however, if an Award is deferred compensation subject to Section 409A, the Award Agreement may include an amended definition of “Change in Control” as necessary to comply with Section 409A.
2.5.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.6.
“Committee” means the Compensation and Human Capital Committee of the Board (or its successor(s)), or any other committee or subcommittee as may be designated by the Board or the Compensation and Human Capital Committee from time to time to administer the Plan.
2.7.
“Common Stock” means the Common Stock, par value $1.00 per share, of the Company.

2.8.
“Company” means Newell Brands Inc., a Delaware corporation, or any successor thereto.
2.9.
“Director” means a member of the Board of Directors of the Company.
2.10.
“Effective Date” means the date the Plan is approved by the stockholders of the Company at the Company’s 2022 annual meeting of stockholders as provided in Section 1.2.
2.11.
“Employee” means any individual classified as an employee of the Company or any Subsidiary by the Company on its payroll system; provided, however, that with respect to Incentive Stock Options, the term “Employee” means any individual who is considered an employee of the Company or any Subsidiary for purposes of United States Treasury Regulation Section 1.421-1(h) (or any successor provision thereof).
2.12.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.13.
“Fair Market Value” means, on a particular date, the closing sales price of a share of Common Stock on the Nasdaq Global Select Market (as reported in The Wall Street Journal), or, if the Common Stock is not then listed on the Nasdaq Global Select Market, on any other national securities exchange on which the Common Stock is listed, or if no sales of Common Stock occur on such date, on the last preceding date on which there was a sale of Common Stock on such exchange.
2.14.
“Good Cause” means:
(a)
a Participant willfully engages in misconduct in the performance of his or her duties that causes material harm to the Company or any affiliate;
(b)
a Participant materially breaches any Code of Conduct that applies to such Participant; or
(c)
a Participant is convicted of a criminal violation involving fraud or dishonesty.

Without limiting the generality of the foregoing, the following shall not constitute Good Cause: the failure by the Participant and/or the Company or its affiliates to attain financial or other business objectives; any personal or policy disagreement between the Participant and the Company or its affiliates or any member of the Board; or any action taken by the Participant in connection with his or her duties if the Participant has acted in good faith and in a manner he or she reasonably believed to be in, and not opposed to, the best interest of the Company and its affiliates and had no reasonable cause to believe his or her conduct was improper. Notwithstanding anything herein to the contrary, in the event the Company terminates the employment of a Participant who is an Employee for Good Cause hereunder, the Company shall give the Participant at least thirty (30) days’ prior written notice specifying in detail the reason or reasons for the Participant’s termination.

2.15.
“Good Reason” means, in the case of a Participant who is an Employee:
(a)
a material adverse change in the nature or scope of the Participant’s authority, duties or responsibilities;
(b)
a material reduction in the Participant’s rate of base salary;
(c)
the Company changes by fifty (50) miles or more the principal location at which the Participant is required to perform services;
(d)
the Company terminates or materially amends, or terminates or materially restricts the Participant’s participation in, any equity, bonus or equity-based compensation plans or qualified or supplemental retirement plans so that, when considered in the aggregate with any substitute plan or plans, the plans in which the Participant is participating materially fail to provide him or her with a level of benefits provided in the aggregate by such plans prior to such termination or amendment, but expressly excluding any reduction in benefits that is both applicable equally to all employees of the Company who participate in the affected plans and either (x) is made in connection with an extraordinary decline in the Company’s or any of its affiliates’ earnings, share price, or public image, or (y) is undertaken in order to make such plans consistent with the compensation programs of those companies with whom the Company or any of its affiliates compete for attracting/retaining talent; or
(e)
the Company materially breaches the provisions of an Award Agreement.

A termination of the Participant’s employment shall not be deemed to be for Good Reason unless (i) the Participant gives notice to the Company of the existence of the event or condition constituting Good Reason within thirty (30) days after such event or condition initially occurs or exists, (ii) the Company fails to cure such event or condition within thirty (30) days after receiving such notice, and (iii) the Participant’s termination occurs not later than ninety (90) days after such event or condition initially occurs or exists, in each case without the Participant’s written consent.

2.16.
“Incentive Stock Option” or “ISO” means a Stock Option granted under Section 6 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.
2.17.
“Non-Employee Director” means a Director who is not an Employee.
2.18.
“Non-Qualified Stock Option” or “NQSO” means a Stock Option granted under Section 6 of the Plan that is not an Incentive Stock Option.
2.19.
“Other Award” means an Award granted under Section 10 of the Plan.
2.20.
“Participant” means any Employee selected to receive an Award under the Plan and each Non-Employee Director.
2.21.
“Performance Goals” means one (1) or more (either alone or in combination) performance factors or business criteria (including relative or growth achievement regarding such factors or criteria) which may be established by the Committee pursuant to the Plan with respect to the Company or any one or more of its Subsidiaries or other business units, including but not limited to the following: (i) return on equity (including return on shareholder equity); (ii) earnings (including before taxes, and/or interest and/or depreciation and amortization) or earnings per share (including diluted earnings per share and normalized earnings per share); (iii) Common Stock price (including price per share); (iv) total stockholder return; (v) return on assets (including return on average net assets); (vi) return on investment; (vii) cash flow; (viii) net income or gross income or operating income; (ix) working capital; (x) expense management; (xi) revenue or revenue growth; (xii) sales performance (including net sales); (xiii) cost of sales; (xiv) sales growth (including net sales and core sales); (xv) operating margin; (xvi) internal revenue growth; (xvii) ratio of debt to debt plus equity; (xviii) return on capital; (xix) operating working capital; (xx) accounts receivable; (xxi) inventory management; (xxii) margin (including operating margin and profit margin); (xxiii) customer acquisition; (xxiv) customer retention; or (xxv) economic value.

As to each Performance Goal, the relevant measurement of performance may be computed in accordance with United States generally accepted accounting principles to the extent applicable, but, as determined by the Committee, may in any case exclude the effects of certain items or events, including but not limited to the following: (a) charges or expenses for reorganizing and restructuring; (b) discontinued operations; (c) asset write-downs; (d) gains or losses on the disposition of a business; (e) changes in tax or accounting principles, regulations or laws; (f) mergers, acquisitions or dispositions; (g) retail store closures; (h) business and market exits; (i) foreign currency impacts; (j) restatements and accounting charges; (k) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (l) items of income, expense, gain or loss, or charges, in each case that are unusual in nature and/or infrequent in occurrence.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the targets or actual levels of achievement regarding the Performance Goals in whole or in part, as the Committee deems appropriate and equitable.

2.22.
“Plan” means this Newell Brands Inc. 2022 Incentive Plan, as it may be amended from time to time.
2.23.
“Prior Plan” means the Newell Rubbermaid Inc. 2013 Incentive Plan, as amended.
2.24.
“Proceeding” has the meaning set forth in Section 19 of the Plan.
2.25.
“Section 409A” means Section 409A of the Code and the regulatory and other guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.
2.26.
“Stock Appreciation Right” or “SAR” means a right granted under Section 9 of the Plan.
2.27.
“Stock Award” means a grant of shares of Common Stock under Section 7 of the Plan.
2.28.
“Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 6 of the Plan.
2.29.
“Stock Unit” means a right to receive shares of Common Stock or cash under Section 8 of the Plan.
2.30.
“Subsidiary” means an entity of which the Company is the direct or indirect (in an unbroken chain of entities beginning with the Company) beneficial owner of not less than fifty percent (50%) of all issued and outstanding equity interests of such entity, including entities acquired after the Effective Date.
2.31.
“Substitute Awards” means shares of Common Stock subject to Awards granted in assumption, substitution or exchange for previously granted stock-based awards under a stockholder-approved plan of a company acquired by the Company.
3.
Administration.
3.1.
The Plan shall be administered by the Committee, provided, however, that at the discretion of the Board, the Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. In particular, the Committee may delegate the approval of certain matters to a subcommittee consisting solely of at least two members of the Committee who are “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act. For purposes of the Plan, the term “Committee” shall refer to the Committee or, (a) to the extent such authority has been delegated to a subcommittee, such subcommittee or (b) to the extent that the Board has exercised its discretion to administer the Plan hereunder, the Board.

3.2.
The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. The interpretation and construction by the Committee of any provision of the Plan or of any Award Agreements (or related documents) and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee or of the Board shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in the Plan, and no authorization in any Plan section or other provision of the Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
3.3.
To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (a) designate employees to be recipients of awards under the Plan; and (b) determine the size of any such awards; provided, however, that (i) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% “beneficial owner” (as defined in Section 12.2 below) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, in each case, as determined by the Committee in accordance with Section 16 of the Exchange Act; and (ii) the resolution providing for such authorization sets forth the total number of shares of Common Stock such officer(s) may grant.
4.
Eligibility and Awards.
4.1.
Participants. Participants shall consist of all Non-Employee Directors and the Employees whom the Committee may designate from time to time to receive Awards under the Plan; provided, however, that Awards of Incentive Stock Options may only be made to an Employee who is considered an employee of the Company or any Subsidiary for purposes of United States Treasury Regulation Section 1.421-1(h) or any successor provision related thereto.
4.2.
Awards. Subject to the terms of the Plan, any type of Awards may be granted to any Participant, but only Employees may receive Awards of Incentive Stock Options. Awards may be granted alone, or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 17.3) in substitution or any other Award (or any other award granted under another plan of the Company or any Subsidiary, including the plan of an acquired entity).
4.3.
Award Agreements. Each Award shall be evidenced by an Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (a) an agreement not to compete with, or solicit the customers or employees of, the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such Award Agreement or other agreement may contain such other terms and conditions as the Committee shall determine, including provisions for the Participant’s forfeiture of an Award or the return of vested shares of Common Stock received in connection with an Award in the event of the Participant’s noncompliance with the provisions of, or as otherwise provided in, such Award Agreement or other agreement. If the Participant shall fail to enter into any such agreement at the request of the Committee and within any period specified by the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled. The applicable Award Agreement shall specify the termination provisions of an Award upon a Participant’s termination of employment or service with the Company and its Subsidiaries.
4.4.
Dividends and Distributions. For the avoidance of doubt, in the case of any Award under the Plan that provides for the right to receive dividends or distributions, such dividends or distributions shall be accumulated and held, and such accumulated amounts shall be paid to the applicable Participant only upon the vesting or lapse of the restrictions on such Award. Any dividends or distributions attributable to an Award (or a portion thereof) that does not vest or with respect to which the restrictions do not lapse shall be forfeited.
5.
Shares of Common Stock Subject to Plan.
5.1.
Total Number of Shares.
(a)
Subject to adjustment as provided in Section 11 of the Plan and the share counting rules in this Section 5.1, the total number of shares of Common Stock that may be subject to Awards granted under the Plan shall be (x) 59,006,500 shares of Common Stock (consisting of (i) 36,974,500 shares of Common Stock as of the Effective Date, (ii) an additional 9,032,000 shares of Common Stock added pursuant to an amendment as of the date of the Company’s 2024 annual meeting of stockholders (the “First Amendment Effective Date”) and (iii) an additional 13,000,000 shares of Common Stock added pursuant to an amendment as of the date of the Company’s 2025 annual meeting of stockholders), plus (y) the total number of shares of Common Stock remaining available for awards under the Prior Plan as of the Effective Date, plus (z) shares of Common Stock that are subject to awards granted under the Plan or the Prior Plan that are added (or added back, as applicable) to the aggregate shares available for grant under this Section 5.1(a) pursuant to the share counting rules of the Plan.
(b)
The number of shares of Common Stock available for grant under the Plan shall be reduced by (i) 1 share for each share subject to a Stock Option or SAR, and (ii) 2.55 shares for each share subject to a Stock Award, Stock Unit or Other Award. Shares of Common Stock subject to Awards granted under the Plan may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 11 of the Plan. Substitute Awards do not reduce the shares of Common Stock available for Awards under the Plan; and available shares under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to reflect the acquisition transaction) may be used for Awards under the Plan without reducing the Plan’s share reserve (subject to applicable Nasdaq Global Select Market listing requirements), and there shall be no add-backs with respect to such Awards.
(c)
The number of shares of Common Stock (i) delivered by a Participant or withheld by the Company on behalf of any Participant as full or partial payment of an Award, including the exercise price of a Stock Option and any required withholding taxes relating to the exercise of a Stock Option or SAR and (ii) delivered by a Participant or withheld by the Company on behalf of a Participant as full or partial payment of any required withholding taxes for any type of Award granted on or after the First Amendment Effective Date shall not again be available for subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan. If and to the extent (i) any shares of Common Stock subject to an Award lapse, are forfeited, expire, terminate or are cancelled for any reason (including for reasons described in Section 4.3) or such Award is settled in cash, or (ii) shares of Common Stock are delivered by a Participant or withheld by the Company on behalf of a Participant as full or partial payment of any required withholding taxes

(other than (x) required withholding taxes relating to the exercise of a Stock Option or SAR, (y) any of the shares of Common Stock delivered by a Participant or withheld by the Company on behalf of a Participant as full or partial payment of any required withholding taxes for any type of Award granted on or after the First Amendment Effective Date and (z) any shares of Common Stock delivered by a Participant or withheld by the Company in excess of the minimum statutory rate), then such shares of Common Stock subject to such Award or reacquired by the Company shall again be available for subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan (if any such shares of Common Stock were subject to Stock Options or SARs, the number of shares of Common Stock again available for Awards under clause (i) above shall increase by 1 for each such share, and if any such shares were subject to Stock Awards, Stock Units or Other Awards, the number of shares of Common Stock again available for Awards under clauses (i) and (ii) above shall increase by 2.55 for each such share). If, under the Plan, a Participant has elected to give up the right to receive cash compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan. Any shares of Common Stock subject to a share-settled SAR that are not actually issued in connection with the settlement of such SAR on the exercise thereof shall count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan and shall not be added to the aggregate number of shares of Common Stock that may be subject to Awards under the Plan. If shares of Common Stock are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options, such shares shall not be added to the aggregate number of shares of Common Stock that may be subject to Awards under the Plan. If an Award provides that, upon vesting, it shall be settled only in cash (or otherwise settled without the issuance of shares of Common Stock), no shares of Common Stock shall be deducted from the aggregate number of shares of Common Stock under the Plan with respect to such Award.
(d)
If after the Effective Date, (i) any shares of Common Stock subject to Prior Plan awards lapse, are forfeited, expire, terminate or are cancelled for any reason or such Prior Plan awards are settled in cash or (ii) any shares of Common Stock subject to Prior Plan awards are delivered by a Prior Plan participant or withheld by the Company on behalf of a Prior Plan participant for any required withholding taxes (other than required withholding taxes as a result of an exercise of a stock option or stock appreciation right), then such shares of Common Stock subject to such Prior Plan award will be available for the granting of Awards under the Plan and shall not count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan (if any such shares of Common Stock were subject to stock options or stock appreciation rights under the Prior Plan, the number of shares of Common Stock again available for awards under clause (i) above shall increase by 1 for each such share, and if any such shares of Common Stock were subject to awards other than stock options or stock appreciation rights under the Prior Plan, the number of shares again available for awards under clauses (i) and (ii) above shall increase by 3.5 for each such share). Any shares of Common Stock (x) subject to share-settled stock appreciation rights under the Prior Plan that are not actually issued in connection with the settlement of such stock appreciation right on the exercise thereof and (y) delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an award under the Prior Plan, including the exercise price of a stock option under the Prior Plan and any required withholding taxes relating to the exercise of a stock option or stock appreciation right under the Prior Plan, shall not be added to the aggregate number of shares of Common Stock that may be subject to Awards under the Plan.

5.2.
Limitations.
(a)
Of the total shares of Common Stock authorized for issuance under the Plan pursuant to Section 5.1, the maximum number of shares of Common Stock under the Plan that may be subject to Incentive Stock Options is 59,006,500.

(b)
Notwithstanding anything to the contrary contained in the Plan, in no event will the value of any Awards granted to any Non-Employee Director in any one calendar year for such service, when added to any cash fees payable to such Non-Employee Director for such service in such calendar year, have an aggregate maximum value (computed as of the date of grant in accordance with applicable financial accounting rules) in excess of $1,000,000 (or, for a non-executive chair of the Board, $2,000,000).

5.3.
Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the applicable date of grant, provided that the following awards shall not be subject to the foregoing minimum vesting requirement: any (a) awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the applicable date of grant and the next annual meeting of the Company’s stockholders, which is at least 50 weeks after the immediately preceding year’s annual meeting of the Company’s stockholders; (b) shares of Common Stock delivered in lieu of currently payable cash obligations; (c) any additional awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Section 11); and (d) Substitute Awards. Nothing in this Section 5.3 or otherwise in the Plan, however, shall preclude the Committee, in its sole discretion, from (x) providing for continued vesting or accelerated vesting for any award under the Plan upon certain events, including in connection with or following a Participant’s retirement, death, disability, or termination of service, or in the event of a Change in Control or (y) exercising its authority under Section 17.2 at any time following the grant of an award.
6.
Stock Options.
6.1.
Grant. Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants. Stock Options granted under the Plan to Non-Employee Directors shall be NQSOs. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Employees shall be NQSOs.
6.2.
Stock Option Agreement. The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option, how the Stock Option will be exercised, and such other terms and conditions (which may include the attainment of Performance Goals) established by the Committee, in its sole discretion, not inconsistent with the Plan. With respect to a Stock Option, in no event shall a Participant be entitled to amounts equivalent to cash dividends, stock dividends or other property dividends on the shares of Common Stock subject to the Stock Option.
6.3.
Exercise Price and Period. With respect to each Stock Option granted to a Participant:
(a)
Except as provided in Section 6.4(b), Section 17.3, or in the case of Substitute Awards, the per share exercise price of each Stock Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.
(b)
Each Stock Option shall become exercisable as set forth in the Stock Option Agreement. Stock Options may provide for the continued vesting or the earlier vesting of such Stock Options, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control.

(c)
No grant of a Stock Option shall include a “reload” Stock Option pursuant to which a Participant who exercises a Stock Option and satisfies all or a portion of the exercise price with Shares of Common Stock acquired upon exercise of the Stock Option is granted an additional Stock Option to acquire the same number of Shares as is used by the Participant to pay such exercise price.
(d)
Except as provided in Section 6.4(b), unless a shorter period is provided in the Stock Option Agreement, each Stock Option shall expire on the date ten years after the date of grant.

6.4.
Required Terms and Conditions of ISOs. In addition to the foregoing, each ISO granted to an Employee shall be subject to the following specific rules:
(a)
The aggregate Fair Market Value (determined with respect to each ISO at the time such Stock Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000). If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 6.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NQSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.
(b)
Notwithstanding anything herein to the contrary, if an ISO is granted to an Employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth (5th) year anniversary of the date the ISO was granted.
(c)
No ISOs shall be granted under the Plan after ten (10) years from the earlier of the date the Plan is adopted or approved by stockholders of the Company, as described in Section 20.1 of the Plan.

6.5.
Exercise of Stock Options.
(a)
A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Secretary of the Company or such party as the Secretary may designate.
(b)
The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price and specified in the Award Agreement:
(i)
in cash;
(ii)
in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;
(iii)
by directing the Company to withhold the number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option that have an aggregate Fair Market Value equal to the exercise price;

(iv)
by delivering previously acquired shares of Common Stock that are acceptable to the Committee and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or
(v)
by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(c)
The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

7.
Stock Awards.
7.1.
Grant. The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without payment of consideration by such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.
7.2.
Stock Award Agreement. Each share of Common Stock issued to a Participant under this Section 7 shall be evidenced by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the Participant and such other restrictions, terms and conditions (which may include the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:
(a)
The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as set forth in the Stock Award Agreement. Stock Awards may provide for the continued vesting or the earlier vesting of such Stock Awards, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control, after giving consideration to Section 409A.
(b)
Except as provided in this subsection and unless otherwise provided in the Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of the shares subject to the Stock Award and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. Notwithstanding the preceding sentence, in the case of a Stock Award that provides for the right to receive dividends or distributions, such dividends or distributions shall be accumulated and held, and such accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Award is subject, and any such dividends or distributions attributable to the portion of a Stock Award for which the restrictions do not lapse shall be forfeited.

(c)
The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, delivered to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

8.
Stock Units.
8.1.
Grant. The Committee may, in its discretion, grant Stock Units to any Participant. Each Stock Unit shall entitle the Participant to receive, on the date or upon the occurrence of an event as described in the Stock Unit Agreement, one share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event, as provided in the Stock Unit Agreement.
8.2.
Stock Unit Agreement. Each grant of Stock Units to a Participant under this Section 8 shall be evidenced by a Stock Unit Agreement, which shall specify the restrictions, terms and conditions (which may include the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:
(a)
The restrictions to which the Stock Units awarded hereunder are subject shall lapse as set forth in the Stock Unit Agreement. Stock Units may provide for the continued vesting or the earlier vesting of such Stock Units, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control, after giving consideration to Section 409A.
(b)
Except as provided in this subsection (b), and unless otherwise provided in the Stock Unit Agreement, a Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock. A Stock Unit Agreement may provide that, until the Stock Units are settled in shares of Common Stock or cash, the Participant shall be credited, on each dividend or distribution payment date applicable to the Common Stock, with an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock, which credited amounts will be accumulated and held. Such accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Unit Award is subject, and any such amounts attributable to the portion of a Stock Unit Award for which the restrictions do not lapse shall be forfeited.
(c)
Upon settlement of Stock Units in Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing a number of shares of Common Stock equal to the number of Stock Units being settled. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

9.
Stock Appreciation Rights (SARs).
9.1.
Grant. The Committee may, in its discretion, grant an SAR under the Plan to any Participant who is an Employee. Each SAR granted to a Participant shall entitle the Participant to receive an amount (payable in cash or in shares of Common Stock, or a combination thereof, determined by the Committee and set forth in the related Stock Appreciation Right Agreement) equal to the excess of (a) the Fair Market Value per share of Common Stock on the date of exercise of such SAR, over (b) the exercise price of the SAR, multiplied by the number of shares of the Common Stock with respect to which the SAR is being exercised.
9.2.
Stock Appreciation Right Agreement. Each SAR granted under this Section 9 shall be evidenced by a Stock Appreciation Right Agreement, specifying the conditions for exercise, the exercise period, the exercise price, the expiration date, the number of shares of Common Stock subject to each SAR, whether the SAR is to be settled in shares of Common Stock or cash and such other terms and conditions (which may include the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:
(a)
Except in the case of Substitute Awards and Section 17.3, the per share exercise price of each SAR shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the SAR on the date on which the SAR is granted.
(b)
Each SAR shall become exercisable as set forth in the Stock Appreciation Right Agreement. SARs may provide for the continued vesting or the earlier vesting of such SARs, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control.
(c)
Unless a shorter period is provided in the Stock Appreciation Right Agreement, each SAR shall expire on the date ten years after the date of grant.
(d)
Upon exercise of an SAR settled in Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable to the Participant. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

With respect to a Stock Appreciation Right, in no event shall a Participant be entitled to amounts equivalent to cash dividends, stock dividends or other property dividends on the shares of Common Stock subject to the SAR.

10.
Other Awards.
10.1.
Grant. The Committee may, in its discretion, grant an Other Award under the Plan to any Participant. An Other Award may consist of (a) cash incentive awards or (b) shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company.

10.2.
Other Award Agreement. Each grant of an Other Award to a Participant under this Section 10 shall be evidenced by an Other Award Agreement, which shall specify the restrictions, terms and conditions (which may include the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:
(a)
The terms and conditions to which the Other Awards awarded hereunder are subject shall be set forth in the Other Award Agreement. Other Awards may provide for the continued vesting or the earlier vesting of such Other Awards, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control, after giving consideration to Section 409A.
(b)
Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.
(c)
The Committee may authorize the grant of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A.
(d)
The Committee may, at or after the date of grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 10. Notwithstanding the preceding sentence, in the case of an Other Award that provides for the right to receive dividends or distributions, such dividends or distributions shall be accumulated and held, and such accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Other Award is subject, and any such dividends or distributions attributable to the portion of an Other Award for which the restrictions do not lapse shall be forfeited.

11.
Adjustments.

In the event of any reorganization, recapitalization, stock split, stock distribution, extraordinary cash dividend, stock dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as are necessary and appropriate to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares of Common Stock reserved for issuance under the Plan; (b) adjustment in the number and kind of shares of Common Stock covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or Stock Appreciation Rights, or the price of other Awards under the Plan; (d) adjustments to any of the share limitations set forth in Section 5.2(a) of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances. Moreover, in the event of a Change in Control, subject to Section 12, the Committee may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, shall determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A. In addition, for each Stock Option or Stock Appreciation Right with an exercise price per share greater than the per share consideration offered in connection with a Change in Control, the Committee may in its discretion elect to cancel such Stock Option or Stock Appreciation Right without any payment to the person holding such Stock Option or Stock Appreciation Right. Notwithstanding the foregoing, previously granted Stock Options and SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Stock Options and SARs represented immediately prior to such event and to preserve, without exceeding, the value of Stock Options and SARs in accordance with Code Section 422 and Section 409A.

12.
Change in Control.
12.1.
Effect of Change in Control. Notwithstanding any of the provisions of the Plan and except as otherwise provided in any Award Agreement, upon a Change in Control of the Company (as defined in Section 12.2):
(a)
If a Replacement Award (as defined in Section 12.1(b) below) is not granted in respect of an outstanding Award:
(i)
all such Awards that have been earned but not paid shall become immediately payable in cash;
(ii)
all outstanding Awards shall become fully exercisable;
(iii)
all restrictions applicable to all Awards shall terminate or lapse; and
(iv)
Performance Goals (if any) applicable to any Award that has not yet been earned shall be deemed satisfied at the performance level that provides for a target payout.
(b)
If an outstanding Award is replaced with an equity award that preserves the existing value of the Award and has terms and conditions (including the schedule by which such Award vests or the restrictions lapse) that are at least as favorable to the Participant as the terms and conditions in effect immediately prior to the Change in Control (a “Replacement Award”):
(i)
all such Replacement Awards shall remain outstanding and be governed by such terms and conditions; provided, however, if within two (2) years following the Change in Control a Participant’s employment or service on the Board is terminated without Cause, or if a Participant terminates employment for Good Reason, all such Replacement Awards shall become fully exercisable and all restrictions applicable to all such Replacement Awards shall terminate or lapse; and
(ii)
An equity award granted in replacement of an outstanding Award that is subject to Performance Goals shall be deemed a Replacement Award under this Section 12.1(b) only if (A) it is subject to only time-based vesting and (B) its value is determined at the target level of the Performance Goals applicable to the outstanding Award it replaces.

12.2.
Definition of Change in Control. “Change in Control” shall mean (except as otherwise provided in an Award Agreement) the occurrence, at any time during the specified term of an Award granted under the Plan, of any of the following events:
(a)
any individual, partnership, firm, corporation, association, trust, unincorporated organization, or other entity (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company), or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;
(b)
the Company is party to a merger, consolidation, reorganization, or other similar transaction with another corporation or other legal person unless, following such transaction, more than fifty percent (50%) of the combined voting power of the outstanding securities of the surviving, resulting, or acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;

(c)
the Company sells all or substantially all of its business and/or assets to another corporation or other legal person unless, following such sale, more than fifty percent (50%) of the combined voting power of the outstanding securities of the acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors; or
(d)
during any period of two (2) consecutive years or less, individuals who, (A) at the beginning of such period constituted the Board (collectively, the “Board” and individually, a “Director”) (and any new Directors, whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose appointment, election, or nomination for election was so approved) and (B) have not in the interim during such period ceased their service as a Director for any duration (without reappointment to the Board as a new Director whose appointment or election was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period and throughout such interim period or whose appointment, election or nomination for election was so approved), cease for any reason to constitute a majority of the Board.

13.
Securities Law Restrictions.

The Committee may impose such restrictions on Awards and shares or any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the Code and federal securities laws, the requirements of any stock exchange or similar organization, and any blue sky, state, or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Committee shall not be obligated to issue, deliver, or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules, and regulations (including but not limited to the requirements of the Code and the securities acts). The Committee may cause a restrictive legend to be placed on any shares of Common Stock issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel. The term of an Award shall not be extended, and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such restrictions.

14.
Payment of Taxes.

In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock or cash amount to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a)
in cash;
(b)
in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

(c)
by directing the Company to withhold the number of shares of Common Stock otherwise issuable in connection with the Award that have an aggregate Fair Market Value equal to the amount of tax required to be withheld;
(d)
by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Committee that have an aggregate Fair Market Value equal to the amount required to be withheld; or
(e)
by certifying to ownership by attestation of such previously acquired shares of Common Stock.

Notwithstanding the foregoing, in no event will the Fair Market Value of the shares of Common Stock to be withheld or delivered for the satisfaction of tax obligations pursuant to this Section 14 exceed the minimum amount required to be withheld unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Committee. The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Notwithstanding the foregoing, the Company does not make any representation to any Participant or beneficiary of a Participant as to the tax consequences of any Awards made pursuant to the Plan, and the Company shall have no liability or other obligation to indemnify or hold harmless any Participant or any beneficiary of a Participant for any tax, additional tax, interest or penalties that any Participant or any beneficiary of a Participant may incur as a result of the grant, vesting, or payment of an Award under the Plan.

15.
Non U.S. Participants.

In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including sub-plans, which are to be considered part of the Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company. Any such special terms, supplements, sub plans, or alternative versions of the Plan approved by the Committee may be attached as exhibits to the Plan.

16.
Nontransferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than:

(a)
by will or by the laws of descent and distribution;
(b)
pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or
(c)
as permitted by the Committee with respect to a NQSO transferable by the Participant during his or her lifetime for no consideration to (i) the Participant’s spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of the Participant’s spouse or lineal descendant, (iii) a partnership or other entity of which the Participant’s spouse and lineal descendants are the only partners or equity owners, or (iv) a tax-exempt organization as described in Code Section 501(c)(3).

In each case, the transfer shall be for no value, and the other terms and conditions applicable to the transferability of the Award shall be established by the Committee.

17.
Termination or Amendment of Plan and Award Agreements.
17.1.
Termination or Amendment of Plan.
(a)
Except as described in Section 17.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.
(b)
The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Employees who are located outside of the United States to participate in the Plan.

17.2.
Amendment of Award Agreements. The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. If permitted by Section 409A, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Award which has not yet vested or become exercisable or as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Award may vest or be exercised or the time at which any substantial risk of forfeiture or prohibition or restriction on transfer applicable thereto will lapse.
17.3.
No Repricing of Stock Options or SARs. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs shall not be effective without prior approval of the stockholders of the Company, except with respect to adjustments in accordance with Section 11. For this purpose, repricing includes a reduction in the exercise price of a Stock Option or SAR or the cancellation of a Stock Option or SAR in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Stock Options or SARs, other Awards or any other consideration provided by the Company. Notwithstanding any provision of the Plan to the contrary, this Section 17.3 may not be amended without approval by the stockholders of the Company.

18.
No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

19.
Applicable Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and with the relevant provisions of the Code and regulations issued thereunder. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant and beneficiary of a Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant and beneficiary of a Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail, postage prepaid, to such party, in the case of a Participant (or the Participant’s beneficiary) at the Participant’s (or the Participant’s beneficiary’s) address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

20.
Effective Date and Term of Plan.
20.1.
Effective Date. The Plan was adopted by the Board on February 3, 2022, and will be effective upon the approval of the Plan by the stockholders of the Company at the Company’s annual meeting of stockholders held on May 5, 2022, and any adjournment or postponement thereof.
20.2.
Term of Plan. Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the ten (10) year anniversary of the Plan’s Effective Date; however, any Award theretofore granted may extend beyond such date.
21.
Incentive Compensation Recoupment Policy.

Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, the Plan and all Awards issued thereunder shall be subject to, as applicable, the Company’s Policy Regarding Executive Incentive Compensation Recoupment, as it may be amended from time to time, or any other compensation recovery and/or recoupment policy adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.

22.
Miscellaneous.
22.1.
Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant (or a Participant’s beneficiary) has a fixed and vested interest but which is not yet made to a Participant (or a Participant’s beneficiary) by the Company, nothing contained herein shall give any such Participant (or such Participant’s beneficiary) any right that is greater than those of a general unsecured creditor of the Company.
22.2.
No Uniformity; No Future Rights. No Employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity or treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award, and shall not constitute a promise of future grants. The Committee, in its sole discretion, maintains the right to make available future Awards hereunder.
22.3.
No Trust. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Board, the Committee and a Participant or any other person.
22.4.
Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional shares of Common Stock, or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.
22.5.
Section 409A. Notwithstanding any contrary provision in the Plan or Award Agreement, (i) any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that is/are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such six (6) month delay period; and (ii) for purposes of an Award that is subject to Section 409A, if a Participant’s termination of employment or service triggers the payment of “nonqualified deferred compensation” under such Award, then the Participant will not be deemed to have terminated employment or service until the Participant incurs a “separation from service” within the meaning of Section 409A.
22.6.
Other Acknowledgments. If any provision of the Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of the Plan will remain in full force and effect. Notwithstanding anything in the Plan or an Award Agreement to the contrary, nothing in the Plan or in an Award Agreement prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Vote by 11:59 p.m. Eastern Time on May 5, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Vote by 11:59 p.m. Eastern Time on May 5, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NEWELL BRANDS INC. 1. Election of Directors – The Board of Directors recommends you vote FOR the Nominees listed below: For Against Abstain 1a. Bridget Ryan Berman 1b. Patrick D. Campbell 1c. James P. Keane 1d. Gerardo I. Lopez 1e. Christopher H. Peterson 1f. Gary H. Pilnick 1g. Judith A. Sprieser 1h. Stephanie P. Stahl 1i. Anthony Terry Company Proposals – The Board of Directors recommends you vote FOR Proposals 2 through 4: For Against Abstain 2. Approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. Approve an advisory resolution on named executive officer compensation. 4. Approve an amendment to the Newell Brands Inc. 2022 Incentive Plan. Stockholder Proposal – The Board of Directors recommends you vote AGAINST Proposal 5: For Against Abstain 5. A stockholder proposal to approve additional stock retention requirements for executives, if properly presented at the annual meeting. NOTE: To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Newell Brands Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V65189-P25725 Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders of Newell Brands Inc. to be held May 8, 2025.The undersigned hereby appoints Bradford R. Turner and Brian J. Decker as proxies, each with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of NEWELL BRANDS INC. to be held May 8, 2025, and at any adjournments or postponements thereof, on each of the proposals listed on the reverse side.This proxy revokes all previous proxies. The proxies named above are authorized to vote in their discretion with respect to any other matters that may properly come before the Newell Brands Annual Meeting or any adjournment or postponement of the Newell Brands Annual Meeting.You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. It is important that these shares are represented at the Newell Brands Annual Meeting, whether or not you plan to attend the Newell Brands Annual Meeting in person. To make sure that these shares are represented, we encourage you to sign, date and return this card, or vote these shares by using either of the electronic means described on the reverse side.When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR the election of all director candidates nominated by the Board of Directors, FOR proposals (2), (3) and (4), and AGAINST proposal (5), each as set forth on the reverse side, and in the discretion of the persons named as proxy with respect to any other matters that may properly come before the Newell Brands Annual Meeting or any adjournment or postponement of the Newell Brands Annual Meeting. Continued and to be signed on reverse side